AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 2004


                           REGISTRATION NO. 333-118135


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ISECURETRAC CORP.
                 (Name of small business issuer in its charter)

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
           Delaware                         4899                     87-0347787
------------------------------  ----------------------------    -------------------
  (State or jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)   Classification Code Number)    Identification No.)
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                             5022 South 114th Street
                              Omaha, Nebraska 68137
                                 (402) 537-0022
          (Address and telephone number of principal executive offices)

                                   Tom Wharton
                                iSECUREtrac Corp.
                             5022 South 114th Street
                              Omaha, Nebraska 68137
                                 (402) 537-0022
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                               Marc J. Ross, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                                 (212) 930-9700

                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                       (COVER CONTINUES ON FOLLOWING PAGE)



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                                                        CALCULATION OF REGISTRATION FEE
========================================== ===================== ====================== ===================== =====================
                                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
            TO BE REGISTERED                  REGISTERED(1)           SECURITY(2)              PRICE            REGISTRATION FEE
------------------------------------------ --------------------- ---------------------- --------------------- ---------------------
Common Stock, $.0001 par value per share       39,333,317                $0.22              $8,653,329.74         $1,096.38
(1)
------------------------------------------ --------------------- ---------------------- --------------------- ---------------------
Total                                          39,333,317                $0.22              $8,653,329.74         $1,096.38 (3)
========================================== ===================== ====================== ===================== =====================

(1) Based on (i) 4,423,077 shares of common stock issued to the stockholders of Tracking Systems Corporation pursuant to the Share Exchange Agreement and Plan of Exchange, dated as of August 12, 2003; (ii) 1,528,963 shares of common stock issued to Salzwedel Financial Communications, Inc.; (iii) 2,640,187 shares of common stock issued to certain other investors described herein; (iv) 10,892,450 shares of common stock issuable upon conversion of certain convertible debt described herein; and (v) 19,848,640 shares of common stock issuable upon exercise of certain warrants as described herein.


(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on August 6, 2004.


(3) Previously paid.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


       PRELIMINARY PROSPETUS, SUBJECT TO COMPLETION, DATED AUGUST 19, 2004


                             [iSECUREtrac corp logo]

                                39,333,317 SHARES
                                 OF COMMON STOCK

         This is a public offering of 39,333,317 shares of common stock of iSECUREtrac Corp., which includes 19,848,640 shares issuable upon the exercise of warrants held by certain selling stockholders and 10,892,450 shares issuable upon the conversion of notes. All of the shares to be sold in this offering are being sold by the selling stockholders identified in this prospectus. iSECUREtrac Corp. will not receive any of the proceeds from the sale of shares.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "ISRE." The last reported sale price of our common stock on August 6, 2004 was $0.22 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTOR" BEGINNING ON PAGE 2 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is _________, 2004

                                TABLE OF CONTENTS


                                                                            PAGE


Prospectus Summary                                                            1
Risk Factors                                                                  2
Cautionary Note Regarding Forward Looking Statements                          6
Use of Proceeds                                                               6
Selling Stockholders                                                          6
Plan of Distribution                                                         11
Market for Common Equity and Related Stockholder Matters                     12
Management's Discussion and Analysis of Financial Condition and Results of
  Operations                                                                 14
Business                                                                     23
Description of Property                                                      28
Legal Proceedings                                                            28
Management                                                                   29
Executive Compensation                                                       31
Security Ownership of Certain Beneficial Owners and Management               34
Certain Relationships and Related Transactions                               36
Description of Capital Stock                                                 38
Prospectus Transaction Summary                                               41
Indemnification for Securities Act Liabilities                               51
Legal Matters                                                                51
Experts                                                                      51
Additional Information                                                       51
Index to Financial Statements                                               F-1

                               PROSPECTUS SUMMARY

         The following summary highlights selected information from this prospectus and may not contain all of the information important to you. To understand our business and this offering fully, you should read the entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. All references in this prospectus to the "Company," "we," "us," and "our," mean iSECUREtrac Corp., together with our subsidiaries, ABS Nebraska, Inc. and iST Services, Inc. This prospectus contains forward-looking statements and information relating to iSECUREtrac Corp. See Cautionary Note Regarding Forward Looking Statements on page 6.

                                ISECURETRAC CORP.

         iSECUREtrac Corp. is in the business of developing, selling and leasing global positioning system ("GPS") based tracking solutions for the criminal justice industry. Our tracking device, known as a Personal Tracking Unit ("PTU") is capable of constantly obtaining a geographical location fix (i.e., a point of latitude and longitude in degrees, minutes and fractions of minutes within 10 meters of the actual physical location of the PTU) and transmitting this data to our computers via a communications network. Our software system, named tracNET24(TM), allows the end-user to continuously track and monitor an individual wearing a PTU, via a secure web hosted application.


         We have incurred losses since our inception and we expect to incur losses for the foreseeable future. For the years ended December 31, 2003 and December 31, 2002, we incurred net losses of $7,039,050 and $5,793,620, respectively. We incurred net losses of $6,166,643 for the six months ending June 30, 2004 and $2,627,403 for the six months ending June 30, 2003. As a result, on June 30, 2004 we had an accumulated deficit of $47,212,562. As of June 30, 2004 we had a working capital deficiency of $5,663,011 (current assets less current liabilities). These conditions raise substantial doubt about our ability to continue as a going concern.


         iSECUREtrac Corp. is a Delaware corporation. Our principal executive offices are located at 5022 South 114th Street, Suite 103, Omaha, Nebraska 68137. Our telephone number is (402) 537-0022. The address of our website is www.isecuretrac.com. Information on our website is not part of this prospectus.

                                  THE OFFERING

         This prospectus relates to the public offering of 39,333,317 shares of common stock of iSECUREtrac Corp., which includes 8,592,227 shares of common stock currently issued and outstanding, 10,892,450 shares issuable upon the conversion of certain outstanding debt and 19,848,640 shares issuable upon the exercise of certain warrants held by selling stockholders.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. This prospectus also relates to common stock issuable upon the exercise of warrants held by certain stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. We will, however, receive proceeds from the exercise of the warrants, if exercised. The proceeds from the exercise of warrants, if any, will be used for working capital expenditures.

                                  RISK FACTORS

         You should carefully consider the risks described below before purchasing our common stock. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment.

RISKS RELATED TO OUR BUSINESS

         OUR TECHNOLOGY, PRODUCTS AND SERVICES MAY RAPIDLY BECOME OBSOLETE, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS OPERATIONS. The market in which we compete is characterized by rapid technological change, evolving industry standards, frequent introductions of new products, and changes in customer demands that can render existing products obsolete and unmarketable. Our current products are the Series 2100 PTU and the software which provides the web hosted tracking application. The Series 2100 PTU is a passive device which collects and stores location data until it is placed in a charger base from which it uploads stored data via a traditional land-line telephone system. Consumers may demand an active device which uploads location data via a wireless cellular telephone system as the PTU is moved about. Newer, faster and more accurate mapping software may make the mapping software modules we currently use and which form a part of our tracNET24 application obsolete. tracNET24 operates with the Microsoft Windows 2000(R) operating system. Future releases of Windows may compel us to upgrade and there is no assurance that our application software will operate with such new releases. Our current application servers will require continuous upgrading with newer and faster models or our technology will become obsolete. Such servers are subject to electronic and mechanical failures which may cause extensive down-time to the detriment of our ability to maintain quality services for our customers. Our future success will depend upon our ability to address the increasingly sophisticated needs of our customers by supporting existing and emerging hardware, software, database, and networking platforms and by developing and introducing enhancements to our existing products and new products on a timely basis that keep pace with technological developments, evolving industry standards, and changing customer requirements. If our technology, products and services become obsolete, our business operations would be materially adversely affected.

         WE FACE COMPETITION FROM COMPANIES WITH SIGNIFICANTLY GREATER RESOURCES; THIS MAY MAKE IT DIFFICULT FOR US TO COMMERCIALIZE OUR PRODUCTS AND TO ACHIEVE PROFITABILITY. We are aware of one privately held company that directly competes with the products and services that we offer. However, there are currently several companies that use GPS, electronic mapping and Internet technologies to provide tracking and monitoring products and services. The markets served by these companies include vehicle and rail car tracking, vehicle fleet management, container tracking as well as 911 emergency response services. While the companies serving these markets do not currently sell products or services to the criminal offender tracking and monitoring markets, these companies, or others, may enter this market in the future. Many of these companies have substantially greater financial, technical, marketing, distribution and procurement resources than we have. Accordingly, we may not be able to effectively compete with these larger companies should they decide to enter the market we are in. If any of these companies entered the criminal offender tracking and monitoring markets, it would be significantly more difficult for us to commercialize our products and to achieve profitability.

         WE RELY ON THIRD PARTY VENDORS TO SUPPLY COMPONENTS FOR THE MANUFACTURE OF OUR PRODUCTS; IF THESE VENDORS FAIL TO TIMELY SUPPLY US WITH REQUIRED COMPONENTS, OUR BUSINESS WILL BE MATERIALLY ADVERSELY AFFECTED. We acquire the components used in our products from various electronics manufacturers. Lack of availability of key components would adversely affect our ability to produce and deliver products on a timely basis. Examples of such key components include the chip set for acquiring the GPS information, the processor used to compute and manipulate data, the wireless communications boards, and the memory cards used for data storage. We have endeavored to design our products in a manner that allows substitution of key components for those from another manufacturer, but alternative components may not be available quickly enough to avoid delaying production and shipment of customer orders. We could, in the future, lose revenues as a result of such delays. We currently rely on one mid-sized electronics manufacturer to manufacture the bulk of our PTUs and manage the supply chain of electronic components for such PTUs. We have a small back-up manufacturer, but we have not qualified or contracted with other manufacturers. If our agreements with current manufacturers are terminated or expire, our search for additional or replacement manufacturers could result in significant delays, added expense and our inability to maintain or expand our customer base.



         WE ARE NOT IN CONTROL OF GLOBAL POSITIONING SYSTEM TECHNOLOGY, A KEY ELEMENT OF OUR PRODUCTS AND SERVICES. IF WE DO NOT HAVE CONTINUED ACCESS TO THIS TECHNOLOGY, OUR BUSINESS WILL BE MATERIALLY ADVERSELY AFFECTED. We depend on Global Positioning System (GPS) technology owned and controlled by others. If we do not have continued access to GPS technology and satellites, we will be unable to deliver our products and services and our revenues will decrease significantly.

         Our services rely on signals from GPS satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our services may cease and customer satisfaction would suffer. In addition, the U.S. government could decide not to continue to operate and maintain Global Positioning System satellites over a long period of time or to charge for the use of the Global Positioning System. Furthermore, because of increasing commercial applications of the Global Positioning System, other U.S. government agencies may become involved in the administration or the regulation of the use of Global Positioning System signals in the future. If the foregoing factors affect the availability and pricing of Global Positioning System technology, our business will suffer. Global Positioning System technology is also dependent on the use of radio frequency spectrum. An international organization known as the International Telecommunications Union controls the assignment of spectrum. If the International Telecommunications Union reallocates radio frequency spectrum, our services may become less useful or less reliable. This would, in turn, harm our business. In addition, emissions from mobile satellites and other equipment using other frequency bands may adversely affect the utility and reliability of our services.

         IF WE ARE NOT ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, OUR BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED. We rely on a combination of patents, copyrights, trade secrets, and trademark laws. We also rely on confidentiality procedures and contractual provisions to protect our intellectual property rights. We believe that factors such as the technological and creative skills of our personnel, new product developments, frequent product enhancements, name recognition, and reliable product maintenance are essential to establishing and maintaining a technology leadership position. There is a risk: (1) that any patents issued to us may be invalidated, circumvented, or challenged; (2) that the rights granted thereunder will not provide competitive advantages to us; or (3) that none of our future patent applications will be issued with the scope of protection sought by us, if at all. Furthermore, there is a risk that others may develop technologies that are similar or superior to our technology or design around any patents issued to us. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. We were previously a defendant in a lawsuit to declare one of our existing patents invalid. Although we settled the lawsuit and the validity of the patent was acknowledged, the matter cost substantial time and money. There is no assurance that similar claims will not be made in the future by other parties and we will be obligated to defend the validity of our patents at potentially significant cost to us. We have not registered our patents with most foreign countries and we may have no legal recourse to proceed against entities in such countries that choose to copy our hardware and/or software. The measures we take to protect our proprietary rights may not be adequate.

         We have been granted a nonexclusive software license from SiRF Technology Incorporated. SiRF Technology has designed GPS chip sets and software solutions that allow us to embed GPS technology into our products. This license is for an indefinite term; however, it may be terminated if SiRF Technology loses any of its rights to the software products encompassed therein or by either party upon thirty (30) days written notice in the event of a material breach of the license by the other party. Termination of this license could have a material adverse effect on our business.

RISKS RELATED TO THIS OFFERING

         THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUTSTANDING CONVERTIBLE DEBT AND WARRANTS THAT ARE BEING REGISTERED IN THIS PROSPECTUS AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK. THE SALE OF THESE SHARES COULD ALSO ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE. The issuance and sale of shares upon conversion and exercise of the convertible debt and warrants described in this prospectus is likely to result in substantial dilution to the proportionate equity interest and voting power of holders of our common stock. The sale of these shares also has potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased stock. Such an event could place further downward pressure on the price of our common stock. This presents an opportunity for short sellers to contribute to the further decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market.


         THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING. The last reported sales price for our common stock on August 6, 2004, was $0.22 per share. The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher than the prices paid by other people participating in this offering.


RISKS RELATED TO OUR FINANCIAL CONDITION


         WE HAVE A LIMITED OPERATING HISTORY WITH SIGNIFICANT LOSSES AND EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE. We have yet to establish any history of profitable operations. We have incurred net losses of $6,166,643 for the six months ending June 30, 2004 and $2,627,403 for the six months ending June 30, 2003. As a result, on June 30, 2004 we had an accumulated deficit of $47,212,562. Our revenues have not been sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our Series 2100 tracking product and out tracNET24 information system. No assurances can be given that this will ever occur or that we will ever be profitable. Because of these conditions, our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements for the year ended December 31, 2003 relative to our ability to continue as a going concern. Without substantial financing in the short- and medium-term, we cannot continue operations. We anticipate that operating revenues will improve over time; but there can be no assurances that this will occur or, even if they do improve, that operating revenues will be sufficient to sustain our continuing business operations. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         WE WILL REQUIRE ADDITIONAL FINANCING TO SUSTAIN OUR OPERATIONS AND WITHOUT IT WE WILL NOT BE ABLE TO CONTINUE OPERATIONS. We had an operating cash flow deficit of $2,360,039 for the six months ended June 30, 2004 and $1,985,975 for the six months ended June 30, 2003. As of June 30, 2004, we had a working capital deficit of $5,663,011. We do not currently have sufficient financial resources to fund our operations or those of our subsidiaries. Therefore, we need additional funds to continue our operations.


         On March 7, 2003, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC as amended and restated on April 14, 2003, pursuant to which Fusion Capital Fund agreed to purchase, on each trading day, $15,000 of our common stock up to an aggregate, under certain conditions, of $12,000,000. On March 3, 2004, we elected to terminate the agreement with Fusion Capital Fund as a condition for obtaining a private placement commitment of $5,000,000 from a private investor group. As of July 31, 2004 this funding has not been received and there is substantial doubt that it will ever be received.


         On April 12, 2004, we received $625,000 in capital lease financing for the sale and leaseback of our personal tracking units (PTUs). We are currently seeking additional lease financing for additional PTUs. We are also actively seeking additional investment capital in the event the $5,000,000 commitment is not realized.

         Even if we receive the full amount of the commitment, we still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences will have a material adverse effect on our business, operating results, financial condition and prospects.


         WE HAVE A HIGH LEVEL OF DEBT; IF WE DEFAULT ON OUR DEBT OBLIGATIONS, OUR CREDITORS COULD FORCE US INTO BANKRUPTCY, WHICH COULD CAUSE OUR STOCKHOLDERS TO LOSE THE ENTIRE AMOUNT OF THEIR INVESTMENT. As of June 30, 2004, our consolidated notes payable and total long-term debt aggregated $9,960,910, of which $5,607,974 consists of long-term debt. The current amount of our debt payments aggregates $225,000 per month. If we cannot pay our debts on time or obtain acceptable alternative terms, there our business and stockholders will be materially adversely affected. Assuming we are able to negotiate extensions of our notes payable due in 2004, we expect to pay our other debts as they become due out of cash flow from operations, but this expectation is subject to uncertainties that could result in our default on our debts and our creditors could force us into bankruptcy, which could cause our stockholders to lose the entire amount of their investment.


         OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS. The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         o obtain financial information and investment experience objectives of the person; and

         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that plan for or anticipate the future. Forward-looking statements include statements about the future of our products and the industry in which we operate, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "plan", "intend," or "project" or the negative of these words or other variations on these words or comparable terminology.

         This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections of this prospectus, as well as throughout this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. In addition to the information expressly required to be included in this prospectus, we provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. This prospectus also relates to common stock issuable upon the exercise of warrants held by certain stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. We will, however, receive proceeds from the exercise of the warrants, if exercised. The proceeds from the exercise of warrants, if any, will be used for working capital expenditures.

                              SELLING STOCKHOLDERS


         The following table sets forth the common stock ownership of the selling stockholders as of August 6, 2004, including the number of shares of common stock issuable upon the exercise of warrants held by the selling stockholders. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

                                          SHARES BENEFICIALLY OWNED                         SHARES BENEFICIALLY OWNED
                                            PRIOR TO THE OFFERING                             AFTER THE OFFERING (1)
                                          ------------------------                          -------------------------
                                                                     TOTAL SHARES OFFERED
                                                                      BY THIS PROSPECTUS
                 NAME                       NUMBER      PERCENT (2)          (1)               NUMBER       PERCENT
--------------------------------------    ---------     -----------  --------------------      ------       -------
AHK Leasing, LLC (3)                      1,401,474        2.4%          1,401,474               0             0%
Alpha Capital Aktiengesellschaft (4)      4,347,827        7.1%          4,347,827               0             0%
Altron, Inc. (5)                             10,000         *               10,000               0             0%
B&B IR Consulting, LLC (6)                   75,000         *               75,000               0             0%
Backlund, John & Helen                       41,500         *               41,500               0             0%
Banko, Frank III                              5,734         *                5,734               0             0%
Beyer, Anne                                  11,467         *               11,467               0             0%
Bristol Investment Fund, Ltd. (7)         2,608,696        4.4%          2,608,696               0             0%
Bucks Corp. (8)                             425,000         *              425,000               0             0%
Buckshot Capital (9)                        200,000         *              200,000               0             0%
Cardinale, Joseph & Judith                   11,467         *               11,467               0             0%
Cerchiaro, Francis A. & Frances R.            5,734         *                5,734               0             0%
Chicoine, Brad                            1,051,874        1.8%          1,051,874               0             0%
Colaianni, Donald                             5,734         *                5,734               0             0%
Corpfin.com, Inc. (10)                      521,739         *              521,739               0             0%
Cutright, Robert & Doren                     12,581         *               12,581               0             0%
Dewitt Montgomery 111 IRA                    11,500         *               11,500               0             0%
Dietman, Bruce R. & Eileen                    5,734         *                5,734               0             0%
DWR Custodian for Cutright                    3,424         *                3,424               0             0%
Chiropractic FBO Robert L. Cutright
Enable Growth Partners, L.P. (11)           869,565        1.5%            869,565               0             0%
Feldman, Ralph M. III                         3,400         *                3,400               0             0%
Feldman, Ralph M. Jr.                         3,400         *                3,400               0             0%
Fiocchi, Carl L. and Jean B.                  5,734         *                5,734               0             0%
Fiocchi, Louis                               44,745         *               44,745               0             0%
First Trust Corporation TTEE, Carolyn         6,297         *                6,297               0             0%
J. Adams IRA
Flaxel, John                                 27,500         *               27,500               0             0%
Genack & Wixon, Ab & Kathy                   38,500         *               38,500               0             0%
Giambra, Steve                               44,730         *               44,730               0             0%
Goshorn, Eugene M. & Thelma H.                5,734         *                5,734               0             0%
Goshorn, Galen & Peggy                        5,734         *                5,734               0             0%
Gossard, Douglas E.                           3,400         *                3,400               0             0%

                                          SHARES BENEFICIALLY OWNED                         SHARES BENEFICIALLY OWNED
                                            PRIOR TO THE OFFERING                             AFTER THE OFFERING (1)
                                          ------------------------                          -------------------------
                                                                     TOTAL SHARES OFFERED
                                                                      BY THIS PROSPECTUS
                 NAME                       NUMBER      PERCENT (2)          (1)               NUMBER       PERCENT
--------------------------------------    ---------     -----------  --------------------      ------       -------
Gray, Charles                                25,000         *               25,000               0             0%
Gray, Sandra E. Esq.                          8,600         *                8,600               0             0%
Grignano, I.A. & Barbara                     17,201         *               17,201               0             0%
Grubb, Curtis                                 6,297         *                6,297               0             0%
GUNDYCO (12)                                 62,500         *               62,500               0             0%
Hartman, Gerry S. & Marilyn A.                2,867         *                2,867               0             0%
Hartman, Gregory R.                           8,600         *                8,600               0             0%
Herrig, Duane                                20,000         *               20,000               0             0%
Herrig, Speed & Judy                        517,208         *              517,208               0             0%
HEZA Holdings, Inc. (13)                    239,130         *              239,130               0             0%
Hobbs, Thomas R. & Judith                    11,467         *               11,467               0             0%
Hoffman, William                              6,297         *                6,297               0             0%
Howell, Carl R. & Cindy J.                    2,867         *                2,867               0             0%
Janney Montgomery Scott, Inc. Cust.           3,424         *                3,424               0             0%
FBO Frances R. Cerchiaro (IRA)
Janney Montgomery Scott, Inc. Cust.          10,272         *               10,272               0             0%
FBO Francis A. Cerchiaro
JM Investors (14)                         1,739,131        3.0%          1,739,131               0             0%
Joseph Gerber 111 IRA                        87,500         *               87,500               0             0%
Kanne, Roger                              1,171,624        2.0%          1,171,624               0             0%
KBS, Inc. (15)                                7,644         *                7,644               0             0%
Keystone (16)                             2,017,323        3.5%          2,017,323               0             0%
Kouvatas, Nicholas M.                         6,848         *                6,848               0             0%
Loss, P. Alan                                   504         *                  504               0             0%
Macke Partners (17)                         236,518         *              236,518               0             0%
Magargle, R. Lynn & Darla M.                  5,734         *                5,734               0             0%
Manning, Ronald                              80,000         *               80,000               0             0%
McClure, David F. & Sheryl                   17,201         *               17,201               0             0%
Merriman Curhan Ford & Co. (18)              25,000         *               25,000               0             0%
Metolius Fund (19)                          300,000         *              300,000               0             0%
Micro Capital Fund, L.P. (20)             1,842,105        3.1%          1,842,105               0             0%
Micro Capital Fund, Ltd. (21)               789,474        1.4%            789,474               0             0%
Milligan, Brent R. & Danielle                 2,867         *                2,867               0             0%
Minium, Mark M. & Debra                      17,201         *               17,201               0             0%
Mitchell, Terry                              50,000         *               50,000               0             0%
Montgomery, Dewitt Jr.                       24,000         *               24,000               0             0%
Nacy Nita Macy Rev. Trust                    50,000         *               50,000               0             0%

                                          SHARES BENEFICIALLY OWNED                         SHARES BENEFICIALLY OWNED
                                            PRIOR TO THE OFFERING                             AFTER THE OFFERING (1)
                                          ------------------------                          -------------------------
                                                                     TOTAL SHARES OFFERED
                                                                      BY THIS PROSPECTUS
                 NAME                       NUMBER      PERCENT (2)          (1)               NUMBER       PERCENT
--------------------------------------    ---------     -----------  --------------------      ------       -------
Odyssey / Argosy Partners (22)              794,849        1.4%            794,849               0             0%
Roosevelt, Christopher                       25,000         *               25,000               0             0%
Paull, James M. & Cheryl                      2,867         *                2,867               0             0%
Penn Janney (23)                            796,585        1.4%            796,585               0             0%
Piccolo, Mark P. & Susanne                    5,734         *                5,734               0             0%
Powell, Patti S.                              8,600         *                8,600               0             0%
Republic Aggressive Growth, Inc. (24)     1,739,131        3.0%          1,739,131               0             0%
Salzwedel Financial Communications,       1,528,963        2.6%          1,528,963               0             0%
Inc. (25)
Scheuchenzuber, Steven & Pamela              17,201         *               17,201               0             0%
Sciortino, Donna M.R.                       319,961         *              319,961               0             0%
Sciortino, Donna M.R. & John A.              23,707         *               23,707               0             0%
Sciortino, John A.                           65,792         *               65,792               0             0%
Sciortino, Joseph I.                          8,600         *                8,600               0             0%
Sciortino, Mary T.                            6,846         *                6,846               0             0%
Smith, Charles Q.                            20,543         *               20,543               0             0%
Smith, Daniel                               432,000         *              432,000               0             0%
Sonz Partners, L.P. (26)                  1,304,348        2.2%          1,304,348               0             0%
SRG Capital, LLC (27)                       869,565        1.5%            869,565               0             0%
Stonestreet Limited Partnership (28)      2,173,913        3.7%          2,173,913               0             0%
The Harner Living Trust                     362,500         *              362,500               0             0%
Victor Hackenschmidt IRA                     21,000         *               21,000               0             0%
Walker, Curt D.                           1,990,890        3.4%          1,990,890               0             0%
Watts, Ardelle V.                             5,734         *                5,734               0             0%
Webb, Laura A.                            3,804,000        6.3%          3,804,000               0             0%
Whalehaven Funds Limited (29)               869,565        1.5%            869,565               0             0%
Wright, Keith M.                            900,000        1.6%            900,000               0             0%
Wright, Stuart                                7,795         *                7,795               0             0%


* Less than 1%.


(1) Assumes that all securities registered will be sold and that all shares of common stock underlying the convertible debt and warrants described in this prospectus will be issued.

(2) Applicable percentage ownership is based on 57,165,578 shares of common stock outstanding as of July 22, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of July 22, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of July 22, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Dennis Anderson, Martin Halbur and Roger Kanne make the investment decisions on behalf of AHK Leasing, LLC and have voting control over the securities beneficially owned by AHK Leasing, LLC.

(4) Konrad Ackerman and Rainer Posch make the investment decisions on behalf of Alpha Capital Aktiengesellschaft and have voting control over the securities beneficially owned by Alpha Capital Aktiengesellschaft.

(5) Alan C. Phillips makes the investment decisions on behalf of Altron, Inc. and has voting control over the securities beneficially owned by Altron, Inc.

(6) Aimee Boutcher makes the investment decisions on behalf of B&B IR Consulting, LLC and has voting control over the securities beneficially owned by B&B IR Consulting, LLC.

(7) Bristol Capital Advisors, LLC is the investment manager to Bristol Investment Fund, Ltd. Paul Kessler is the manager of Bristol Capital Advisors, LLC, and as such makes the investment decisions on behalf of Bristol Capital Advisors, LLC and Bristol Investment Fund, Ltd. and has voting control over the securities beneficially owned by Bristol Capital Advisors, LLC and Bristol Investment Fund, Ltd.

(8) Danial Smith makes the investment decisions on behalf of Bucks Corp. and has voting control over the securities beneficially owned by Bucks Corp.

(9) Jeffrey Macke makes the investment decisions on behalf of Buckshot Capital and has voting control over the securities beneficially owned by Buckshot Capital.

(10) John C. Canouse makes the investment decisions on behalf of Corpfin.com, Inc. and has voting control over the securities beneficially owned by Corpfin.com, Inc.

(11) Mitch Levine makes the investment decisions on behalf of Enable Growth Partners, L.P. and has voting control over the securities beneficially owned by Enable Growth Partners, L.P.

(12) William Hechter makes the investment decisions on behalf of GUNDYCO and has voting control over the securities beneficially owned by GUNDYCO.

(13) Ari Kluger makes the investment decisions on behalf of HEZA Holdings, Inc. and has voting control over the securities beneficially owned by HEZA Holdings, Inc.

(14) Jeffrey Rubin makes the investment decisions on behalf of JM Investors and has voting control over the securities beneficially owned by JM Investors.

(15) Lawrence E. Davis makes the investment decisions on behalf of KBS, Inc. and has voting control over the securities beneficially owned by KBS, Inc.

(16) Peter Ligeti makes the investment decisions on behalf of Keystone and has voting control over the securities beneficially owned by Keystone.

(17) Jeffrey Macke makes the investment decisions on behalf of Macke Partners and has voting control over the securities beneficially owned by Macke Partners.

(18) D. Jonathan Merriman, Gregory S. Curhan, John D. Hiestand and Christopher Aguilar make the investment decisions on behalf of Merriman Curhan Ford & Co. and have voting control over the securities beneficially owned by Merriman Curhan Ford & Co.

(19) Ronald Coby makes the investment decisions on behalf of Metolius Fund and has voting control over the securities beneficially owned by Metolius Fund.

(20) Ian P. Ellis makes the investment decisions on behalf of Micro Capital Fund, L.P. and has voting control over the securities beneficially owned by Micro Capital Fund, L.P.

(21) Ian P. Ellis makes the investment decisions on behalf of Micro Capital Fund, Ltd. and has voting control over the securities beneficially owned by Micro Capital Fund, Ltd.

(22) Bruce Terker, John Kirwin and Kirt Griswold make the investment decisions on behalf of Odyssey / Argosy Partners and have voting control over the securities beneficially owned by Odyssey / Argosy Partners.

(23) Peter Sherman and Jim Wolitarsky make the investment decisions on behalf of Penn Janney and have voting control over the securities beneficially owned by Penn Janney.

(24) Jose E. Silva makes the investment decisions on behalf of Republic Aggressive Growth, Inc. and has voting control over the securities beneficially owned by Republic Aggressive Growth, Inc.

(25) Jeffrey L. Salzwedel makes the investment decisions on behalf of Salzwedel Financial Communications, Inc. and has voting control over the securities beneficially owned by Salzwedel Financial Communications, Inc.

(26) Paul D. Sonz makes the investment decisions on behalf of Sonz Partners, L.P. and has voting control over the securities beneficially owned by Sonz Partners, L.P.

(27) Tai May Lee and Edwin Mecabe make the investment decisions on behalf of SRG Capital, LLC and have voting control over the securities beneficially owned by SRG Capital, LLC.

(28) Libby Leonard and Michael Finklestein make the investment decisions on behalf of Stonestreet Limited Partnership and have voting control over the securities beneficially owned by Stonestreet Limited Partnership.

(29) Bhavesh Singh makes the investment decisions on behalf of Whalehaven Funds Limited and has voting control over the securities beneficially owned by Whalehaven Funds Limited.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o privately-negotiated transactions;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o through the writing of options on the shares;

         o a combination of any such methods of sale; and

         o any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders may pledge their shares to its brokers under the margin provisions of customer agreements. If the selling stockholders default on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that a selling stockholder is deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholdesr or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET FOR SECURITIES

         Our common stock is quoted on the Nasdaq Over-The-Counter ("OTC") Bulletin Board under the trading symbol "ISRE." Our trading symbol was "ABSH" until June 27, 2001. The prices set forth below reflect the high and low bid prices as reported by Bloomberg Quotations, without retail mark-up, mark-down or commissions and may not represent actual transactions.

     YEAR            QUARTER           HIGH            LOW
---------------- ----------------- -------------- ---------------
                       1st              $1.50          $0.80
     2002              2nd              $2.11          $1.28
                       3rd              $1.51          $0.62
                       4th              $0.73          $0.23
---------------- ----------------- -------------- ---------------
                       1st              $0.99          $0.27
     2003              2nd              $0.85          $0.37
                       3rd              $0.65          $0.43
                       4th              $0.69          $0.33
---------------- ----------------- -------------- ---------------
                       1st              $0.69          $0.33
     2004              2nd              $0.54          $0.25
                       3rd                 --             --
                       4th                 --             --



         As of July 31, 2004 there were 57,240,578 shares of our common stock outstanding, held of record by 439 registered stockholders. Also outstanding, as of July 31, 2004, were 9,125.47 shares of Series A Convertible Preferred Stock held by eight (8) stockholders, and 300 shares of Series B Convertible Preferred Stock held by one stockholder. We have not declared any dividends on shares of our common stock and do not anticipate paying any dividends in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS


         The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of June 30, 2004.


                      EQUITY COMPENSATION PLAN INFORMATION


------------------------ ----------------------------------- ---------------------------------- -----------------------------------
                          Number of securities to be issued    Weighted average exercise price
                            upon exercise of outstanding          of outstanding options,          Number of securities remaining
     Plan category          options, warrants and rights            warrants and rights             available for future issuance
------------------------ ----------------------------------- ---------------------------------- -----------------------------------
                                        (a)                                  (b)                               (c)
------------------------ ----------------------------------- ---------------------------------- -----------------------------------
Equity compensation                   1,221,605                             $0.37                             378,395
plans approved
by security holders
------------------------ ----------------------------------- ---------------------------------- -----------------------------------
Equity compensation                  12,322,417                             $0.31                                0
plans not approved by
security holders
------------------------ ----------------------------------- ---------------------------------- -----------------------------------
Common stock warrants                19,196,466                             $0.40                                0
------------------------ ----------------------------------- ---------------------------------- -----------------------------------
Total                                32,740,488                             $0.37                             378,395
------------------------ ----------------------------------- ---------------------------------- -----------------------------------

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
              OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR
          THE SIX MONTHS ENDED JUNE 30, 2004 COMPARED TO JUNE 30, 2003

         The following table provides a breakdown of selected results of operations for the six months ended June 30, 2004 and 2003 and is the basis for the following discussion of the results of operations:

                       ISECURETRAC CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                Three Months Ended           Six Months Ended
                                                                     June 30                     June 30
                                                                2004          2003          2004          2003
------------------------------------------------------------------------ ------------- ------------- -------------
REVENUES:
      Equipment                                              $  135,285      $ 51,682     $ 151,791      $ 80,950
      Leasing                                                   313,746        23,184       591,202        38,223
      Hosting                                                   541,769        34,376     1,046,772        55,731
      Gain on sale-leaseback transactions
         Related party                                          127,759             -       228,434             -
         Other                                                    5,981             -        11,634             -
      Service                                                    31,795         1,668        50,526         3,725
------------------------------------------------------------------------ ------------- ------------- -------------
         Total revenues                                       1,156,335       110,910     2,080,359       178,629
------------------------------------------------------------------------ ------------- ------------- -------------
OPERATING EXPENSES:
      Cost of revenues                                          814,128       161,086     2,768,658       287,642
      Research and development                                  181,508       192,962       356,472       373,449
      Sales, general and administrative                       1,103,197       980,534     3,487,878     2,014,673
------------------------------------------------------------------------ ------------- ------------- -------------
         Total operating expenses                             2,098,833     1,334,582     6,613,008     2,675,764
------------------------------------------------------------------------ ------------- ------------- -------------
      Operating loss                                           (942,498)   (1,223,672)   (4,532,649)   (2,497,135)
------------------------------------------------------------------------ ------------- ------------- -------------
OTHER INCOME (EXPENSE):
      Interest income                                                 1           102             9           211
      Interest expense                                       (1,412,908)      (65,214)   (1,612,405)     (130,479)
      Financing fees                                                  -             -       (21,598)            -
------------------------------------------------------------------------ ------------- ------------- -------------
      Total other income (expense)                           (1,412,907)       (65,112)   (1,633,994)     (130,268)
------------------------------------------------------------------------ ------------- ------------- -------------
      Loss before provision for income taxes                 (2,355,405)    (1,288,784)   (6,166,643)   (2,627,403)
      Provision for income taxes                                      -             -             -             -
------------------------------------------------------------------------ ------------- ------------- -------------
NET LOSS                                                    $(2,355,405)   $(1,288,784) $ (6,166,643) $ (2,627,403)
------------------------------------------------------------------------ ------------- ------------- -------------
Preferred dividends                                            (226,555)      (209,453)     (447,868)     (412,916)
------------------------------------------------------------------------ ------------- ------------- -------------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                   $(2,581,960)   $(1,498,237) $ (6,614,511) $ (3,040,319)
------------------------------------------------------------------------ ------------- ------------- -------------
Basic and diluted loss per common share                         $ (0.05)      $ (0.04)      $ (0.12)      $ (0.08)
------------------------------------------------------------------------ ------------- ------------- -------------
Weighted average shares of common stock outstanding          55,896,724    38,740,656    54,291,311    37,356,910
------------------------------------------------------------------------ ------------- ------------- -------------

EQUIPMENT REVENUE

         Equipment Revenue is derived from the sale of product. For the three and six months ended June 30, 2004, equipment revenues were $135,285 and $151,791 compared to $51,682 and 80,950 for the three and six month periods in 2003. $79,028 and $101,777 of this three and six month increase, respectively, is attributable to the acquisition of TSC.

LEASING REVENUE

         Leasing Revenue is derived from the leasing of monitoring equipment. For the three and six month periods ended June 30, 2004, leasing revenues were $313,746 and $591,202 compared to $23,184 and $38,223 for the same periods in

2003. $166,936 and $358,736 of this three and six month increase, respectively, is attributable to the acquisition of TSC with the balance due to an increase in units under lease.

HOSTING REVENUE

         Hosting Revenue is derived from the fees charged to customers for the use of ASP and monitoring center services. For the three and six months ended June 30, 2004, hosting revenues were $541,769 and $1,046,772 compared to $34,376 and $55,731 during the three and six month periods in 2003. $388,716 and $786,611 of this three and six month increase, respectively, is attributable to the acquisition of TSC with the balance due to the increased deployment of PTUs.

GAIN ON SALE-LEASEBACK TRANSACTIONS

         The Gain on Sale-leaseback Transactions consists of amortization of the deferred gain that is recorded upon delivery of units in conjunction with the sale-leaseback transactions the Company entered into. For the three and six months ended June 30, 2004, the gain on sale-leaseback transactions for related parties was $127,759 and $228,434 compared to none during the same periods in 2003. The gain on all other sale-leaseback transactions for the three and six months ended June 30, 2004, was $5,981 and $11,634, compared to none during the same periods in 2003. There was no gain on sale-leaseback agreements until 3rd Quarter of 2003.

SERVICE REVENUE

         For 2004, Service Revenue consisted of sales of non-core product that included various ancillary computer equipment and the maintenance associated with such equipment. For the three and six months ended June 30, 2004, Service Revenue was $31,795 and $50,526 compared to $1,668 and $3,725 for the comparable periods of 2003. $19,891 and $36,683 of this three and six month increase, respectively, is attributable to the acquisition of TSC.

COST OF REVENUES

         Cost of Revenues represents all direct costs associated with the generation of equipment and hosting revenue, including cost of goods for equipment that is sold and leased, the direct variable communications and hardware equipment expenses associated with the webcentric hosting services, the costs of distribution of software and equipment, and the maintenance expenses on equipment repaired under service agreements. A portion of the cost of revenues consists of the amortization of product development costs, which began in March 2002. This amortization amounted to $78,715 and $157,430 for the three and six months ended June 30, 2004 and $78,715 and $157,430 for the same periods in 2003. For the three and six months ending June 30, 2004, Cost of Revenues was $814,128 and $2,768,658, compared to $161,086 and $287,642 during the same periods in 2003. $341,644 and $1,942,135 of this three and six month increase, respectively, is attributable to the acquisition of TSC, including a $1,341,251 write down to market value during the 1st Quarter of 2004 of certain host monitoring equipment pursuant to the company's strategy of moving to the tracNET24 platform for all electronic monitoring. Other contributing factors include the overall increase in deployment of PTUs.

RESEARCH AND DEVELOPMENT

         Research and Development expenses are the direct costs associated with iSt's development of its proprietary products. Expenses in this category include the cost of outside contracted engineering and design, staffing expenses for iSt's own engineers and software developers, and the actual costs of components, prototypes, and testing equipment and services used in the product development functions. The Research and Development expenses were $181,508 and $356,472 for the three and six months ended June 30, 2004, compared to $192,962 and $373,449 for the three and six month periods in 2003.


SALES, GENERAL AND ADMINISTRATIVE

         Sales, General and Administrative (SG&A) expenses are all the expenses associated with the operations and marketing of the Company, outside of the expenses described above. These expenses include executive, sales, administrative and accounting staff payroll, taxes and benefits, rent on property, all travel, fixed telephone expenses, office leases and supplies, marketing, advertising in magazines and periodicals, attendance at trade shows, production of marketing and related collateral material, as well as recruiting and training expenses. For the three and six months ended June 30, 2004, SG&A expenses increased to $1,103,197 and $3,487,878 from $980,534 and $2,014,673 in the comparable periods of 2003. $244,379 and $1,242,338 of this three and six month increase respectively, was due to the acquisition of TSC, including a $302,298 1st quarter write down of certain monitoring contracts, with the balance primarily attributable to the amortization of unearned consulting fees and increases in salaries and wages due to addition of sales personnel.

OPERATING LOSS

         For the three and six months ended June 30, 2004, operating loss was $942,498 and $4,532,649, compared to $1,223,672 and $2,497,135 for the same periods in 2003. The increase is primarily attributable to increases in Cost of Revenues and SG&A expenses as described above.

INTEREST EXPENSE

         For the three and six months ended June 30, 2004, interest expense totaled $1,412,908 and $1,612,405, compared to interest expense of $65,214 and $130,479 in the three and six month periods of 2003. During the 2nd quarter of 2004, the company recorded $1,200,000 of non-cash interest expense related to the issuance of convertible debt and pursuant to APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. The balance of the increase was due to higher borrowings by the Company in 2004.

FINANCING FEES

         For the three and six months ended June 30, 2004, financing fees were none and $21,598, respectively, compared to none for the comparable periods of 2003.

NET LOSS

         For the three and six months ended June 30, 2004, the Company had a net loss of $2,355,405 and $6,166,643, compared to a net loss of $1,288,784 and $2,627,403 in the three and six month periods of 2003, for the reasons described above.

PREFERRED DIVIDENDS

         For the three and six months ended June 30, 2004, preferred dividends totaled $226,555 and $447,868, as compared to $209,453 and $412,916 for the comparable periods of 2003. This change was due to more outstanding Series A Convertible Preferred Stock during 2004.

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS

         For the three and six months ended June 30, 2004, there was a net loss available to common stockholders of $2,581,960 and 6,614,511 compared to $1,498,237 and $3,040,319 in the three and six month periods of 2003. The reasons for these changes are described above.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATION FOR
         THE YEAR ENDED DECEMBER 31, 2003 COMPARED TO DECEMBER 31, 2002

         The following table provides a breakdown of selected results of operations for the years ended December 31, 2003 and 2002 and is the basis for the following discussion of the results of operations:

                       iSECUREtrac CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                       2003            2002           Change
-----------------------------------------------------------------------------------------------
Revenues:
      Equipment                                      $ 171,759       $ 358,305      $ (186,546)
      Leasing                                          402,972               -         402,972
      Hosting                                          757,106           2,009         755,097
      Gain on sale-leaseback transactions              123,083               -         123,083
      Service                                           38,187         142,688        (104,501)
-----------------------------------------------------------------------------------------------
      Total revenues                                 1,493,107         503,002         990,105
-----------------------------------------------------------------------------------------------
Costs and expenses:

      Cost of revenues                               1,141,334         612,803         528,531
      Research and development                         750,443         773,248         (22,805)
      Sales, general and administrative              5,557,414       4,172,160       1,385,254
-----------------------------------------------------------------------------------------------
      Total costs and expenses                       7,449,191       5,558,211       1,890,980
-----------------------------------------------------------------------------------------------
      Operating loss                                (5,956,084)     (5,055,209)       (900,873)
-----------------------------------------------------------------------------------------------
Other income (expense):

      Interest income                                      523           1,742          (1,219)
      Interest expense                                (444,886)       (203,419)       (241,467)
      Loan acquisition expense, stockholders          (638,603)       (536,734)       (101,869)
-----------------------------------------------------------------------------------------------
      Total other income (expense)                  (1,082,966)       (738,411)       (344,555)
-----------------------------------------------------------------------------------------------
      Loss before provision for income taxes        (7,039,050)     (5,793,620)     (1,245,428)
-----------------------------------------------------------------------------------------------
      Provision for income taxes                             -               -               -
-----------------------------------------------------------------------------------------------
Net loss                                            (7,039,050)     (5,793,620)     (1,245,428)
      Preferred dividends                             (848,200)       (807,832)        (40,368)
-----------------------------------------------------------------------------------------------
Net loss available to common stockholders         $ (7,887,250)   $ (6,601,452)   $ (1,285,796)
===============================================================================================



EQUIPMENT REVENUE

         Equipment Revenue is derived from the sale of products. For the year ended December 31, 2003, equipment revenues were $171,759 compared to $358,305 during the same period in 2002. The reason for the decrease is the reduction in units sold during 2003, compared to the same period of 2002. This reduction is attributable to the shift in our business model from selling to leasing our products.

LEASING REVENUE



         Leasing Revenue is derived from the leasing of PTUs. For the period ended December 31, 2003, leasing revenues were $402,972 compared to none for the same period in 2002. $250,854 of this increase is attributable to the acquisition of TSC with the balance due to a shift from selling to leasing our products.

HOSTING REVENUE

         Hosting Revenue is derived from the fees charged to customers for the use of tracNET24, hosting offender data, and ancillary charges directly related to the monitoring of offenders. For the year ended December 31, 2003, hosting revenues were $757,106 compared to $2,009 during the same period in 2002. $586,145 of this increase is attributable to the acquisition of TSC with the balance due to the increased deployment of PTUs.

GAIN ON SALE-LEASEBACK TRANSACTIONS

         The Gain on Sale-leaseback Transactions consists of amortization of the deferred gain that is recorded upon delivery of units in conjunction with the sale-leaseback transactions that we entered into. For the year ended December 31, 2003, the gain on sale-leaseback transactions was $123,083 compared to none during the same period in 2002. There were no sale-leaseback agreements in place until 2003.

SERVICE REVENUE

         For 2003, Service Revenue consisted of sales of non-core product that included various ancillary computer equipment and the maintenance associated with such equipment. For the year ended December 31, 2003, Service Revenue was $38,187 compared to $142,688 for the comparable period of 2002. The primary reason for the decrease is a slow down in projects pursuant to our focus on core products (offender monitoring products and services).

COST OF REVENUES

         Cost of Revenues represents all direct costs associated with the generation of equipment and hosting revenue, including cost of goods for equipment that is sold and leased, the direct variable communications and hardware equipment expenses associated with the webcentric hosting services, the costs of distribution of software and equipment, and the maintenance expenses on equipment repaired under service agreements. A portion of the cost of revenues consists of the amortization of product development costs, which began in March 2002. This amortization amounted to $314,861 for the year ended December 31, 2003, compared to $262,384 during the same period in 2002. For the year ending December 31, 2003, Cost of Revenues was $1,141,334, compared to $612,803 during the same period in 2002. $267,231 of this increase is attributable to the acquisition of TSC. Other contributing factors include the the overall increase in deployment of PTUs and the increased product development cost amortization.

RESEARCH AND DEVELOPMENT

         Research and Development expenses are the direct costs associated with the development of our proprietary products. Expenses in this category include the cost of outside contracted engineering and design, staffing expenses for our engineers and software developers, and the actual costs of components, prototypes, and testing equipment and services used in the product development functions. The Research and Development expenses were $750,443 for the year ended December 31, 2003, compared to $773,248 for the same period in 2002. This decrease in research and development expenses was the result of bringing all research and development in-house as well as the shift from development to operations.

SALES, GENERAL AND ADMINISTRATIVE

         Sales, General and Administrative (SG&A) expenses are all the expenses associated with our operations and marketing, outside of the expenses described above. These expenses include executive, sales, administrative and accounting staff payroll, taxes and benefits, rent on property, all travel, fixed telephone expenses, office leases and supplies, marketing, advertising in magazines and periodicals, attendance at trade shows, production of marketing and related collateral material, as well as recruiting and training expenses. For the year ended December 31, 2003, SG&A expenses increased to $5,557,414 from $4,172,160 in the comparable period of 2002. $761,103 of this increase was due to the acquisition of TSC, with the balance primarily attributable to increases in salaries and wages due to addition of sales personnel.

OPERATING LOSS

         For the twelve months ended December 31, 2003, operating loss was $5,956,084, compared to $5,055,209 for the same period in 2002. The increase is primarily attributable to increases in SG&A expenses as described above.

INTEREST EXPENSE

         For the year ended December 31, 2003, interest expense totaled $444,886, compared to interest expense of $203,419 in the comparable period of 2002. This increase was due to higher borrowings in 2003.

LOAN ACQUISITION EXPENSE, STOCKHOLDERS

         For the year ended December 31, 2003, loan acquisition expense was $638,603, compared to $536,734 for the comparable period of 2002. This increase is primarily due to stock warrants issued to various stockholders and other individuals' loans.

NET LOSS

         For the year ended December 31, 2003, we had a net loss of $7,039,050, compared to a net loss of $5,793,620 in the comparable period of 2002, for the reasons described above.

PREFERRED DIVIDENDS

         For the year ended December 31, 2003, preferred dividends totaled $848,200, as compared to $807,832 for the comparable period of 2002. This change was due to more outstanding Series A Convertible Preferred Stock during 2003.

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS

         For the year ended December 31, 2003, there was a net loss available to common stockholders of $7,887,250 compared to $6,601,452 in 2002. The reasons for these changes are described above.

LIQUIDITY AND CAPITAL RESOURCES


         For the year ended December 31, 2003, and the six months ended June 30, 2004, we used $2,614,148 and $2,360,039 of cash in operating activities, respectively, another $1,766,469 and $202,472, respectively, in investing activities, and generated $4,458,642 and $2,789,521 in cash from financing activities, respectively. The total of all cash flow activities resulted in an increase in the balance of cash for the year ended December 31, 2003 of $78,025 and an increase in the balance of cash for the six months ended June 30, 2004 of $227,010. For the year ended December 31, 2002, and the six months ended June 30, 2003, we used $3,503,721 and $1,985,975 of cash in operating activities, respectively, and $399,847 and $9,802 respectively, in investing activities. $3,950,503 and $2,007,426 of cash was generated from financing activities, respectively. The total of all cash flow activities resulted in an increase in the balance of cash of $46,935 for the year ended December 31, 2002 and an increase in the balance of cash of $11,649 for the six months ended June 30, 2003.


         We completed a sale-leaseback transaction with an unrelated party involving 100 Series 2100 PTUs for $120,000 during the first quarter of 2003. This transaction generated a gain of approximately $45,000 that is being amortized into income over the term of the lease (24 months).

         We completed a second sale-leaseback transaction with a related party (consisting of various stockholders) involving 312 Series 2100 PTUs for $375,000 during the third quarter of 2003. This transaction generated a gain of approximately $164,000 that is being amortized into income over the term of the lease (24 months). This related-party sale-leaseback transaction is on terms at least as favorable as could have been obtained from unaffiliated third parties.

         A third sale-leaseback transaction was completed with a related party (consisting of various stockholders) involving 417 Series 2100 PTUs for $500,000 during the fourth quarter of 2003. This transaction generated a gain of approximately $274,000 that is being amortized into income over the term of the lease (24 months). This related-party sale-leaseback transaction is on terms at least as favorable as could have been obtained from unaffiliated third parties.

         A fourth sale-leaseback transaction was completed with a related party (consisting of various stockholders) involving 300 Series 2100 PTUs for $360,000 during the fourth quarter of 2003. This transaction generated a gain of approximately $198,000 that is being amortized into income over the term of the lease (24 months). This related-party sale-leaseback transaction is on terms at least as favorable as could have been obtained from unaffiliated third parties.

         We completed a fifth sale-leaseback transaction with a related party involving 100 Series 2100 PTUs for $125,000 during the fourth quarter of 2003. This transaction generated a gain of approximately $71,000 that is being amortized into income over the term of the lease (24 months). This related-party sale-leaseback transaction is on terms at least as favorable as could have been obtained from unaffiliated third parties.

         We completed a sixth sale-leaseback transaction with a related party (consisting of various stockholders) involving 235 Series 2200 PTUs for $375,000 during the second quarter of 2004. This transaction has generated a gain of approximately $199,000 that is being amortized into income over the term of the lease (24 months). This related-party sale-leaseback transaction is on terms at least as favorable as could have been obtained from unaffiliated third parties.

         Other sale-leaseback opportunities are being pursued with various third party leasing companies. Lease funding of PTUs units can be an ongoing source of funding to meet cash requirements.

         We entered into a common stock purchase agreement on March 7, 2003, as amended and restated on April 14, 2003, with Fusion Capital Fund II, LLC, a Chicago based institutional investor. Under the agreement, Fusion Capital Fund was to buy up to $12 million of common stock over a period of up to 40 months, subject to our right to extend the agreement for six months. We had the right to control the timing and amount of stock sold to Fusion Capital Fund with the purchase price based upon the market price of our common stock at the time of sale without any discount. On March 3, 2004, we elected to terminate the common stock purchase agreement with Fusion Capital Fund.

         As of July 31, 2004, the following additional borrowing facilities were in place:

         A note payable from U.S. Bank N.A. of Omaha, Nebraska. This note calls for monthly payments of $16,557, including interest, through March 15, 2005 The interest rate is a variable rate based on the U.S. Bank N.A. Reference Rate (the "Index Rate") plus 1%. As of July 31, 2004, the Index Rate was 4% and the outstanding loan balance was $202,446. This loan is secured by a security interest in our tangible and intangible assets and the personal guarantees of various stockholders.

         An unsecured note payable from Merrill Corporation resulting from the conversion of accounts payable. This short-term note carries an interest rate of 5% and it matured on March 31, 2004. As of July 31, 2004, the outstanding loan balance was $49,710. We have made verbal arrangements with Merrill Corporation for the repayment of this balance in installments between $2,500 and $5,000 per month.

         A $73,366 note payable from Nebraska State Bank of Omaha. This long-term note matures on May 10, 2006 and carries an annual interest rate of 6.50%. Principal and interest payments are due monthly. As of July 31, 2004, the outstanding loan balance was $72,485.

         A $3,452,239 note payable from Westburg Media Capital, LP. This long-term note calls for monthly payments including interest of $67,000 with a balloon payment for the remaining amount due in full in November 2007. The interest rate is based on the U.S. Bank of Washington prime rate plus 4%. As of July 31, 2004, the rate in effect was 8% and the outstanding loan balance was $2,772,950. This note payable is secured by all corporate assets.

         A $200,000 note payable from Keystone Venture IV, LP (a stockholder). This unsecured, long-term note matures on August 31, 2006 and carries an interest rate of 8% which is payable annually in arrears. This note payable is subordinated to the Westburg Media Capital, LP note payable. This related-party note payable is on terms at least as favorable as could have been obtained from unaffiliated third parties.

         A $200,000 note payable from Penn Janney Fund, Inc. (a stockholder). This unsecured, long-term note matures on August 31, 2006 and carries an interest rate of 8% which is payable annually in arrears. This note payable is subordinated to the Westburg Media Capital, LP note payable. This related-party note payable is on terms at least as favorable as could have been obtained from unaffiliated third parties.

         A $300,000 note payable from Oddyssey Capital Group, LP (a stockholder). This unsecured, long-term note matures on August 31, 2006 and carries an interest rate of 8% which is payable annually in arrears. This note payable is subordinated to the Westburg Media Capital, LP note payable. This related-party note payable is on terms at least as favorable as could have been obtained from unaffiliated third parties.

         A $1,000,000 subordinated convertible note with MicroCapital Fund LLC. This long term note carries an interest rate of 10% with quarterly interest payments and matures in October 2008.

         A series of notes with nine entities totaling $1,900,000. These notes carry an interest rate of 4% and are convertible into shares of our common stock at $0.23 per share.

         A 10%, convertible debenture, currently due, convertible into Common Stock at $6.06 per share. We currently owe $30,000 on this debenture. We have made verbal arrangements for the repayment of this debenture in the amount of $10,000 per fiscal quarter.

         Six capital leases with related and unrelated parties carrying interest rates ranging from 10.475% to 10.50% and maturing in January 2005 to June 2006. As of July 31, 2004, the aggregate balance on these leases totaled $1,536,172. The related-party leases are on terms at least as favorable as could have been obtained from unaffiliated third parties.

         The majority of the remaining $2,086,388 in notes payable consists of amounts owed to individuals, primarily certain of our directors, which mature within one year and carry interest rates of 5% to 10%. The related-party notes are on terms at least as favorable as could have been obtained from unaffiliated third parties.

         As of July 31, 2004, we lacked sufficient operating capital to fund our ongoing development and operations and did not have commitments other than the following for either debt or share purchases to meet our planned 2004 operating capital requirements. On March 3, 2004, we received a private placement commitment of $5,000,000 in equity financing from a private investor group to continue to fund the operations and production of tracking devices and related services. Based on revenue forecasts and expense budgets, management expects the proceeds from this financing to fund operating requirements until we achieve breakeven from operations by 2005. As of July 31, 2004, this funding had not been received and there is substantial doubt that it will ever be received.

CRITICAL ACCOUNTING POLICIES

         We prepare our consolidated financial statements in conformity with generally accepted accounting principles in the United States of America ("U.S. GAAP"). This requires management to make estimates and judgments that affect reported amounts and related disclosures. Actual amounts will differ from those estimates. The significant accounting policies are described in Note 1 to the audited Consolidated Financial Statements. Of those policies, the following have been identified as the most critical because they are the most important to the portrayal of our results of operations and financial condition and they require subjective or complex management judgments:


         Revenue is recognized related to the sale and leasing of PTUs and for services provided through tracNET24. A daily service fee is charged for each PTU which the customer desires to have tracked from time to time. The customer initiates tracking by entering an activation command on an appropriate tracNET24 screen and, similarly, stops the tracking by entering a deactivation command. The daily fee for tracNET24 is only charged from the time of activation to the time of deactivation for each PTU. These services are billed in arrears on a monthly basis as the service is rendered to the customer. Revenue related to this daily service fee was $1,046,772 and $55,731 for the six months ending June 30, 2004 and 2003, respectively. For PTUs that are sold, the customer is billed and revenue is recognized over the life of the related contract. For PTUs that are leased, the customer is billed in arrears on a monthly basis for all units under lease, and revenue is recognized.


         Capitalization of product development costs is related to the hardware development of the Series 2100 product and the software development of the tracNET24 information system. Software and hardware development costs were capitalized in accordance with the Statement of Financial Accounting Standard No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. The capitalization of these costs begins when a product's technological feasibility has been established and there is a detailed product design. The capitalization of these costs ends when the product is available for general release to customers. No such costs were capitalized in 2004 or 2003.


         Amortization of these costs using a straight-line basis over an estimated economic useful life of three years which began in 2002. This amortization amounted to $157,430 for the six months ended June 30, 2004, and 2003, respectively. For the years ended December 31, 2003 and December 31, 2002, amortization expense was $314,861 and $262,384, respectively. It is reasonably possible that those estimates of projected product revenues, the remaining estimated economic life of the product or both will be reduced significantly in the near term due to competitive pressures or technological changes. As a result, the carrying amount of the capitalized software and hardware costs may be reduced materially in the near term. Based upon product sales and product leasing to date and upon projected sales for the future, management believes there to be no impairment of product development costs, and therefore no such charge was recorded in 2004 or 2003.


OFF-BALANCE SHEET ARRANGEMENTS

         We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

                                    BUSINESS

ORGANIZATION

         We were originally organized under the laws of the State of Colorado as Sage Institute International, Inc. on June 13, 1983. We subsequently were reincorporated as a Delaware corporation on September 2, 1986 through a migratory merger into a Delaware corporation named Sage Analytics International, Inc. Sage Analytics International, Inc. was incorporated under the laws of the State of Delware on July 17, 1986. As Sage Analytics International, we provided decision sciences software and services until we ceased operations in April 1996.

         On December 17, 1997, we entered into a share exchange with the stockholders of Advanced Business Sciences, Inc., a Nebraska corporation formed in 1995 to develop, manufacture and market GPS based tracking solutions. Pursuant to the share exchange, Advanced Business Sciences became our wholly owned subsidiary. We subsequently changed our name to Advanced Business Sciences, Inc. on June 10, 1999. On June 19, 2001, we changed our name to iSECUREtrac Corp.

GENERAL

         We design, engineer and develop personal tracking devices for individuals and the software to monitor, map and report on the movements of such devices and the individuals wearing them. We are currently marketing our system to criminal justice agencies in the United States, the United Kingdom and Canada.

         Our Personal Tracking Unit (PTU) is a twelve ounce, compact, electronic case which can be worn on an individual's belt or in a coat pocket. The PTU contains a GPS receiver, telephone modem, micro processors loaded with our proprietary firmware, internal antennas, signal processors, flash memory, other electronic components and rechargeable batteries, which we designed to be highly reliable, rugged and durable. Our current Series 2100 model PTU is designed to be worn by criminal offenders on probation, parole or pre-trial release and operates in conjunction with a transmitter housed in an ankle or wrist cuff. The cuff transmitter is securely affixed to the offender by a corrections officer. Any attempts to remove the cuff generate an alert signal and is a probation violation. The cuff transmitter, and hence the offender, must remain within 150 feet of the PTU or the signal transmitted by the cuff transmitter is not received and the PTU will send an alert, via a telephone network, to an appropriate authority.

         Our tracNET24(TM) automated monitoring system is provided to end-user agencies through the Internet. Any probation officer with a secure log-in can access the system and know exactly where any of his or her clients, wearing a PTU, have been over any given time period. The officer can instantly program the PTU worn by any of the offenders he or she is monitoring to create or modify a schedule of locations where the offender must be at certain times of the day, week or month (e.g., a place of work, medical appointments, counseling appointments, meetings with the probation officer, etc.). He/she merely enters a drop down menu for the schedule and either enters an address or points to a spot on the map and specifies a radius. He/she thereby creates "inclusion zones" for the offender. Similarly, the officer can create "exclusion zones" (e.g., schools, home of an ex-spouse, etc.). The commands can be entered on any PC connected to the Internet and are downloaded to the PTU, which may be physically located anywhere else. TracNET24 provides automated monitoring as it is capable of alerting any appropriate authorities to probation violations, tracks the movements of an offender anywhere in the community and reports the movements with date and time stamps on maps and reports to the appropriate authorities, thereby relieving them of time consuming phone calls to verify the offender's presence at work or other places and to assure that the offender does not enter forbidden zones.

         We market our PTUs and hosted tracNET24 services through a network of distributors, service providers and our own sales representatives. We sell or lease our PTUs and provide access to and use of tracNET24 on a fee basis as an Application Service Provider (ASP) on the Internet. On November 1, 2001, we entered into a non-exclusive distribution agreement with ADT Security Services, Inc., which committed to purchase 1,000 of our PTUs. To date, ADT Security Services has purchased 400 PTUs. ADT Security Services distributes PTUs to various law enforcement agencies. We provide tracNET24 automated monitoring services to ADT Security Services and its end-user customers on a 24/7 basis. On February 18, 2002, we entered into a non-exclusive distribution agreement with Veridian Information Solutions, Inc., a large government contractor of information services. In addition to reselling our PTUs, Veridian Information

         Solutions intends to integrate our tracNET24 data base with their Veritrax system for charting and projecting criminal patterns and trends. We are currently negotiating with several other potential national and foreign distributors.

         Our marketing and sales staff currently consists of a Senior Vice President of Sales, four full time district sales managers, three regional sales managers and two sales support personnel. Part time sales support is also provided by our executives and technical personnel. To date, we have contracted with four distributors and four service provider companies, all of which contract with criminal justice agencies to provide monitoring services, and with 18 end-user criminal justice agencies.

         We believe use of our system can offer substantial cost savings over the cost of incarceration in traditional jails and prisons and improve the efficiency of probation and parole officers. It also offers the backlogged criminal justice system a more secure solution to the problems of rapidly growing criminal populations, overcrowded correctional facilities and more lenient sentencing alternatives.

         In addition to the criminal justice market, we have had discussions with and marketed to additional industries where we believe our products and services offer attractive solutions to current problems, including the transportation industry. Our products and services to this market would include automatic vehicle tracking and the installation of tracking units at strategic locations, monitoring the status of freight cargo (whether loaded or unloaded on a trailer or other container).

THE ELECTRONIC MONITORING MARKET

         According to a report by the U.S. Bureau of Justice Statistics, dated August 25, 2002, 6.6 million adults were under some form of correctional supervision at December 31, 2001. The number of prisoners under the jurisdiction of federal or state correctional authorities on that date reached a record high of 2.0 million. Moreover, 4.6 million adults were under parole or probation supervision. The total adult correctional population has increased 45.3% from 1991 to 2001.

         This growth has caused stress on the correctional system in terms of both management and costs. While this has led to increased use of probation and parole as alternatives to incarceration, it is difficult for caseworkers to monitor probationers and parolees effectively. Electronic monitoring enhances the ability of caseworkers to monitor the activities of probationers and parolees, as well as affording house arrest as an economic alternative to incarceration.

         Electronic monitoring offers two distinct advantages over incarceration: (1) it reduces the public's tax burden by allowing the offender to work and, subsequently, to pay for electronic monitoring costs, and (2) it reduces prison and jail overcrowding by providing a viable alternative to incarceration.

         The traditional house arrest application utilizes: (1) a fixed location radio frequency device connected to a power source and telephone line (a "house arrest unit") and (2) a tamper-proof transmitter cuff worn by the offender. An individual under house arrest must remain within a specified distance of the house arrest unit. When he or she leaves that proximity, the house arrest unit transmits a notification over the telephone line to a monitoring center. The monitoring center software and operators determine if this is a permitted or authorized departure, using tables of individual schedules provided by the contracting authorities. If they determine it is a violation of the programmed schedule, a violation notice is created and the appropriate authorities are contacted using pre-established protocols. These protocols can include voice calls, paging, faxing, e-mail or some combination of these methods. Additionally, reports are created for transmission as required by the customer organization.

         House arrest monitoring equipment first became commercially available in 1984. In 1987, twenty-one (21) states reported using electronic monitoring as a sentencing alternative. By 1995, all fifty states were using at least limited amounts of house arrest electronic monitoring. Experts estimate that as many as 300,000 individuals now incarcerated could be supervised more cost-effectively and safely using appropriate electronic supervision. [Source: Journal of Offender Monitoring, January 1998 and March 1999 issues]. Also, the Journal of Offender Monitoring estimated 95,000 individuals under electronic house arrest at the beginning of 1999. These individuals were monitored primarily through third party service providers under contract to the appropriate local, state and federal agencies.

         We believe there is a substantial opportunity to provide a system to allow offenders to be tracked and monitored away from the fixed house arrest location. In early 1994, we began looking into the feasibility of utilizing GPS receivers and wireless communications technologies in a device which could be worn by offenders and thus allow electronically supervised release from house arrest. In December of 1994, we described our concepts in a patent application filed with the United States Patent and Trademark Office for an "Apparatus and Method for Continuous Electronic Monitoring and Tracking of Individuals." Over the next seven years, we continued to pioneer the development of a system of continuous monitoring of mobile offenders by creating smaller and lighter Personal Tracking Units (PTUs) and refining the software to track and monitor the location of the PTUs. In late 1995, we began to field test PTUs. Our lunch pail sized units were extensively tested by the Nebraska Department of Corrections and the concept was proven. In 1997, size had been reduced and functionality was increased. Our 1702 model PTU, the size and shape of a "bag phone," was made capable of changing inclusion and exclusion zones while mobile, through parameters downloaded from central monitoring computers; a first for the industry. The 1702 model was used by state probation officers in Texas, Arizona and Illinois. In the meantime, we filed two additional patent applications in 1997 and 1998. In 2000, we were issued two patents for the apparatus and method of tracking persons or mobile objects with the use of GPS and wireless communications. In 2002, we launched our new Series 2100 PTU and our web-based tracNET24 automated monitoring system.

         We derive our revenue from the sale of PTUs and related products and services and from the use of our web-based tracking and monitoring system, known as tracNet24(TM). tracNet24 is a hosted application, accessible to our distributors and their justice agency customers through secured log-ins and allows tracking and monitoring of all electronically activated PTUs. For each PTU monitored through tracNet24, we charge a daily hosting fee. Additional revenue is generated for data archiving services and custom reporting. Our typical agreements with established distributors in the criminal justice marketplace consist of (i) product purchase and distribution agreements and (ii) hosting services agreements. The usual term of the agreements is from three to five years, with automatic one year renewals thereafter. We warrant our products to be free from defects and to operate in accordance with our published product specifications for a period of one year. Negotiated product volume discounts, product shipping and delivery terms, and pricing for training, and extended product warranties are also described in our distribution agreements. Our standard hosting services agreements with our distributors contain terms for guaranteed system availability and capacity, accessibility through the Internet with standard browsing software and charges for data archiving.

COMPETITION

         We are aware of only one other company, Pro Tech Monitoring, Inc., with a GPS-based product that directly competes with us in the criminal offender tracking and monitoring field. We compete with ProTech Monitoring on the basis of price, quality of product and quality of service.

         There are currently several other companies that use GPS, electronic mapping and Internet technologies to provide tracking and monitoring products and services. The markets served by these companies include vehicle and rail car tracking, vehicle fleet management, container tracking as well as 911 emergency response services. While the companies serving these markets do not currently sell products or services to the criminal offender tracking and monitoring markets, these companies, or others, may enter this market in the future.

OUR PRODUCTS AND SERVICES

         We introduced our Series 2100 Personal Tracking Unit in the first quarter of 2002. The Series 2100 Personal Tracking Unit provides our customers with real-time monitoring of any individual or thing on either a continuous or periodic basis through the Internet, whether the person or object is moving or is at a fixed location.

         The Series 2100 Personal Tracking Unit consists of the following components:

         A tracking unit is worn by or placed near the subject. The tracking unit is secured to the subject via a wireless cuff, which is about the size of a standard wristwatch. The wireless cuff is waterproof and shockproof; the case and strap are designed to be tamper resistant. The tracking unit utilizes information from the GPS to triangulate the subject's physical position. The tracking unit then transmits this and other information to the tracNET24 hosting center. In addition, the tracking unit can be used in a docking station (which is similar to a cradle for a cordless telephone) as a house arrest monitor.

         The tracking unit monitors the status of the wireless cuff and itself and reports the following conditions:

         o Status of radio frequency contact between the tracking unit and the house arrest monitor, including proximity violations (i.e., failure to remain within a specified proximity of the house arrest monitor);

         o Tampering with tracking unit or the house arrest monitor;

         o Status of communications between the house arrest monitor and the operations center;

         o Status of power connection of the house arrest monitor;

         o Status of tracking unit battery;

         o Inclusion zone violations (i.e., subject being out of a designated area inappropriately);

         o Exclusion zone violations (i.e., being in an area or location from which the subject is prohibited); and

         o Find Me Mapping (i.e., allows customers to locate the specific location of the unit and the offender at any given time).

         Each customer can access and maintain their offender information and also monitor the movement of offenders through our host software on the Internet. The customer can create daily schedules and program inclusion and exclusion zones via their Internet connection. We provide various levels of service to meet the specific needs of our customers.

THE TECHNOLOGY

         Wireless communications are transmitted through the space via radio frequency radiation, one of several types of electromagnetic radiation. The radio frequency part of the electromagnetic spectrum is generally defined as electromagnetic radiation with frequencies in the range of 3 kilohertz to 300 gigahertz. One "hertz" equals one cycle per second. A kilohertz ("kHz") is one thousand-hertz, a megahertz ("MHz") is one million-hertz and a gigahertz ("GHz") is one billion-hertz. Microwave radiation is a high-frequency form of radio frequency radiation usually defined as from about 300 MHz to 300 GHz.

         Familiar uses of radio frequency radiation involving telecommunications include AM and FM radios, television, citizens band radio, hand-held walkie-talkies, amateur radio, short-wave radio, cordless telephones and microwave point-to-point and ground-to-satellite telecommunications links. Non-telecommunications applications include microwave ovens and radar.

         The manufacture, sale and use of devices that utilize any part of the radio frequency radiation spectrum are subject to regulation. The Federal Communications Commission (the "FCC") is the principal agency responsible for such regulation within the United States. State and local governments, however, exercise some control respecting the site of wireless facilities. While many transmitters (such as radio stations) must be individually licensed, certain low-power transmitters need not be. These would include such devices as cordless telephones, baby monitors, garage door openers, wireless home security systems, and keyless automobile entry systems. Before such a device may be marketed, however, it must first be tested to determine if the device meets FCC specifications; and then it must receive authorization from the FCC. The devices that we market fit within this regulatory scheme.

GLOBAL POSITIONING SYSTEM

         The Global Positioning System consists of at least 24 operational satellites that orbit the earth every 12 hours. Operated by the Department of Defense ("DOD"), this constellation typically permits from five to eight satellites to be visible from any point on earth at any given moment in time. A master control facility located at Schriever Air Force Base in Colorado monitors signals from the satellites and uploads orbital and clock data. A position fix is acquired when a GPS receiver is "seeing" at least three of these satellites. Since the discontinuation of selective availability (which for non-DOD users limited horizontal accuracy to 30 meters) on May 1, 2000, the positioning system is accurate to within 10 meters, approximately 33 ft, for horizontal position, 15 meters, approximately 50 ft, for vertical position and 110 nanoseconds time accuracy. The United States government currently provides GPS signal capabilities free of charge.

         GPS satellites and their ground support systems are complex electronic systems subject to electronic and mechanical failures and possible sabotage. The satellites have design lives of 7.5 years and are subject to damage by the hostile space environment in which they operate. To repair damaged or malfunctioning satellites is not economically feasible. If a significant number of satellites were to become inoperable, there could be a substantial delay before they are replaced with new satellites. A reduction in the number of operating satellites would impair the current utility of the GPS system and the growth of current and additional market opportunities. In addition, there can be no assurance that the U.S. government will remain committed to the operation and maintenance of GPS satellites over a long period, or that the policies of the U.S. Government for the use of GPS without charge will remain unchanged. Because of ever-increasing commercial applications of GPS, other U.S. Government agencies may become involved in the administration or the regulation of the use of GPS signals. Any of the foregoing factors could affect the willingness of buyers of our products to select GPS-based systems instead of products based on competing technologies such as radio frequency type house arrest units. Any resulting change in market demand for GPS products could have a material adverse effect on our financial results.

INTELLECTUAL PROPERTY RIGHTS

         We have been issued three patents to date by the United States Patent
Office: (i) No. 6,072,396 for an "Apparatus and Method for Continuous Electronic Monitoring and Tracking of Individuals" was issued on June 6, 2000 and will expire on June 6, 2017; (ii) No. 6,100,806, also for an "Apparatus and Method for Continuous Electronic Monitoring and Tracking of Individuals" was issued on August 8, 2000 and will expire on July 7, 2018; and (iii) No. 6,337,665 was issued on January 8, 2002 for an "Antenna Orientation Maintaining System in a System for Tracking Individuals and Method of Use" and will expire on October 18, 2020.

         We have been granted a non-exclusive software license from SiRF Technology Incorporated allowing us to embed its GPS technology into our products.

         We assert common law copyright and statutory trade secret protection to our proprietary software. Our logo and the word "iSecureTrack" are registered trademarks, and the marks "iSecureTrac" and "tracNET24" have applications for registration pending with the U.S. Patent and Trademark Office.

REGULATION

         The FCC regulates the manufacture, sale and use of radio frequency radiation devices. Similarly, insofar as GPS remains funded and controlled by the U.S. government, devices utilizing GPS must conform to government specifications. Our Series 2100 model PTU has received full FCC compliance certification.

         The use of tracking devices as an aid to, or substitute for, physical surveillance by law enforcement personnel is subject to federal, state and local law. Generally, tracking devices may be attached to or installed upon the monitored person or object without court order as long as the person or object remains in public view. Once the person or object is withdrawn from public view, a court order is required. But, where a tracking device has been placed with contraband (e.g., stolen goods), rather than with a lawfully possessed item, warrantless monitoring can continue to occur even after the monitored object has been taken onto private premises. All persons presently monitored by our GPS tracking system are subject to a court order requiring such monitoring as a condition to their release from incarceration.
         The use of tracking devices by private persons is also subject to applicable law. The monitoring of persons without their consent or of objects without their owners' or lawful possessors' consent may be a violation of laws protecting privacy and property rights.

RESEARCH AND DEVELOPMENT

         During 2003 and 2002, our research and development expenses totaled $750,443 and $773,248, respectively. The cost of such research and development is borne by us and not directly by any of our customers. Our research and development staff designs and develops products incorporating GPS technology, wireless communications, web based reporting and data storage and transmission. Our current research and development efforts are focused on additional functionality in the 2100 series product for the criminal justice industry. This platform of technology has been designed to cross over into other market segments including the transportation industry.

EMPLOYEES

         As of May 31, 2004, we had 27 full-time employees and 1 contract employee on staff. Our wholly owned subsidiary, Tracking Systems Corporation, had 28 full-time employees as of May 31, 2004. Management hired an additional seven sales professionals during 2003 for a total sales staff, as of May 31, 2004, of ten experienced sales professionals to cover the United States. We believe the additional sales personnel will enable us to increase sales. We believe that our relations with our employees are good.

                             DESCRIPTION OF PROPERTY

         We lease approximately 6,000 square feet of office space located at 5022 South 114th Street, Suite 103, Omaha, Nebraska. The lease term ends on November 30, 2005. The base rent for this property is $5,775 per month and our pro rata share of operating expenses on the leased premises is $1,616. We also have a testing facility that we lease on a month-to-month basis for $500 per month. In addition, we lease approximately 7,669 square feet of office space located at 2404 Park Drive, Harrisburg, Pennsylvania. The lease term for this space ends on March 31, 2009, and the base rent is $9,893 per month. Most of our administrative, service, and other business operations are conducted at these locations. In the opinion of management, the properties are adequately covered by insurance.

                                LEGAL PROCEEDINGS

         We are subject to pending or threatened lawsuits that are ordinary to our business. We are also subject to a variety of federal and state laws and regulations, particularly those relating to electronic devices and wireless communications. Currently, no legal proceedings are pending and management is not aware of any threatened legal action which could cause a material loss.

                                   MANAGEMENT

The following are the names and certain information regarding or current Executive Officers and Directors:

-------------------------- ---------------------------------------
             NAME                            POSITION
-------------------------- ---------------------------------------
Thomas E. Wharton, Jr.     President, Chief Executive Officer and
                           Director
-------------------------- ---------------------------------------
David G. Vana              Secretary, Chief Financial Officer and
                           Principal Accounting Officer
-------------------------- ---------------------------------------
Edward J. Sempek           Senior V.P., Operations and Business
                           Development
-------------------------- ---------------------------------------
David Sempek               Senior V.P., Technology and Chief
                           Technology Officer
-------------------------- ---------------------------------------
Todd Hansen                V.P. Finance and Administration
-------------------------- ---------------------------------------
Robert E. Badding          Director
-------------------------- ---------------------------------------
Martin J. Halbur           Director
-------------------------- ---------------------------------------
Roger J. Kanne             Director
-------------------------- ---------------------------------------
Ronald W. Muhlbauer        Director
-------------------------- ---------------------------------------
Ravi Nath                  Director
-------------------------- ---------------------------------------

         Each of our directors serves for a term of one year.

         THOMAS E. WHARTON JR., age 42, President and Chief Executive Officer. Mr. Wharton joined our Board in December 2001, became Chief Executive Officer on February 9, 2004 and President on April 1, 2004. Mr. Wharton began his career at Bozell & Jacob's Poppe Tyson Advertising division in 1988, where he advanced to CFO & CIO in 1992. Mr. Wharton co-founded Poppe Tyson Interactive, and was named President and Chief Operating Officer in 1996.

         DAVID G. VANA, age 42, Secretary and Chief Financial Officer. Mr. Vana was elected Chief Financial Officer on August 1, 2003 and was elected Secretary on June 4, 2004. Mr. Vana was with Telemarket Resources International from May 2000 until October 2001 where he served as a member of the Board of Directors and CFO. From June 1999 to May 2000, he was with Ernst & Young's Management Consulting Practice in Kansas City, Missouri. Mr. Vana was the CFO for Pyramid Computing Solutions from August 1997 to May 2000. His prior experience includes being a Director of Financial Systems for MFS Communications and Accounting Manager for America First Companies.

         EDWARD J. SEMPEK, age 42, Senior Vice President, Operations and Business Development. Mr. Sempek was appointed Senior Vice President on November 1, 2001. Mr. Sempek served as Executive Vice President at Telemarket Resources International ("TRI"), an Omaha Nebraska company that provides message broadcasting and direct marketing products to the telecommunications industry, from January 2000 to October 2001. Mr. Sempek is an entrepreneur, having owned a number of businesses over the past two decades including Pyramid Computing Solutions, Inc., which was acquired by TRI. Mr. Sempek was previously employed by Sprint, a large global communications company, from 1989 to 1995. He has served as Major Account Manager, National Accounts Manager, Area Sales Manager and Regional Data Sales Manager with Sprint. Edward Sempek is the brother of David Sempek.

         DAVID SEMPEK, age 41, Senior Vice President, Technology, and Chief Technical Officer. Mr. Sempek was appointed Senior Vice President on November 1, 2001. Mr. Sempek served as Chief Technical Officer at Telemarket Resources International ("TRI") from January 1999 to October 2001. Mr. Sempek also served as Vice President of Information Services at Pyramid Computing Solutions Inc. from January 1993 to December 1999. David Sempek is the brother of Edward Sempek.

         TODD HANSEN, age 41, Vice President, Finance and Administration. Mr. Hansen joined us in December of 1995 as a Senior Accountant. He was promoted to Corporate Controller in June 2000 and was promoted to his current position in November 2001. Prior to working with us, Mr. Hansen worked at Alford Tire Company for three years as a staff accountant.

         ROBERT E. BADDING, age 73, Director. Mr. Badding has been a member of our Board of Directors since October 1997. He founded Badding Construction and has been Chairman of its Board of Directors from 1999 to present. Previously, Mr. Badding was Chief Executive Officer of Badding Construction from 1954 to 1999.

         MARTIN J. HALBUR, age 51, Director. Dr. Halbur joined the Board of Directors in July of 2000. Dr. Halbur has been practicing dentistry in Carroll, Iowa, since 1976.

         ROGER J. KANNE, age 62, Director. Mr. Kanne has been a Board member since October 1997. Mr. Kanne also served as our Chief Financial Officer and Secretary from May 2000 to February 2001. Mr. Kanne is Chairman, President and CEO of Community Oil Company, a regional distributor of petroleum products, and has served in such capacity since 1972. He also serves as Vice President and Secretary of ET Company, a regional video distributor, and has held such position for the last 16 years.

         RONALD W. MUHLBAUER, age 61, Director. Mr. Muhlbauer has been a member of the Board of Directors since December of 1996. He is a Certified Public Accountant and, for the past 27 years, has been a partner with the accounting firm of Olsen, Muhlbauer & Co., L.L.P., in Carroll, Iowa.

         RAVI NATH, age 51, Director. Dr. Nath joined our Board of Directors in December 2001. Dr. Nath is the Jack and Joan McGraw Endowed Chair of the Department of Information Systems and Technology at Creighton University in Omaha. He assumed the Department Chair in May of 2001 and became a tenured Professor at Creighton in 1998. From 1980 to 1998, Dr. Nath was a Professor of management information systems at the University of Memphis, where he received tenure in 1985. Dr. Nath also currently serves as Executive Director of the Joe Ricketts Center in E-Commerce and as a Board member of the Applied Information Management Institute.

COMMITTEES OF THE BOARD OF DIRECTORS

         Audit Committee. Our Audit Committee consists of Ronald Muhlbauer, Roger Kanne and Ravi Nath and performs the following functions:

         Recommends to the Board of Directors--subject to stockholder ratification--the selection of our independent public accountants;

         Reviews the scope and results of the audit with our independent accountants;

         Is responsible for our accounting principles and practices;

         Is responsible for required communication with the auditors in regards to the auditors' independence;

         Reviews our quarterly and annual operating results with management and with our independent public accountants;

         Considers the adequacy and implementation of our internal auditing, accounting and financial procedures; and

         Pre-approves all services provided by independent auditors.

         Compensation Committee. Our Compensation Committee consists of Roger Kanne, Dr. Martin Halbur and Thomas Wharton Jr. and performs the following functions:

         Reviews and fixes the compensation arrangements for officers and key employees;

         Grants stock options and makes restricted stock awards to eligible participants under our 2001 Omnibus Equity Incentive Plan; and

         Administers our compensation and incentive plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Deliberations for compensation for 2003 generally involved the Compensation Committee and its recommendations were then made to the full Board of Directors.

DIRECTOR COMPENSATION

         We pay each director who is not our employee the sum of $1,000 for each meeting of the Board of Directors. This fee may be paid in cash or in shares of our common stock having an equivalent fair market value. For attending Board meetings in 2003 our Directors received the following amounts of our common stock: Mr. Badding received 15,512 shares; Dr. Halbur received 15,512 shares; Mr. Kanne received 15,512 shares; Mr. Muhlbauer received 15,512 shares; Mr. Nath received 13,694 shares; Mr. Wharton received 15,512 shares; and Mr. Rik Smith, who resigned from the Board of Directors after the February 7, 2003 meeting, received 2,500 shares.

                                              EXECUTIVE COMPENSATION

         The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers with annual compensation exceeding $100,000 during the fiscal years ending December 31, 2003 and 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                                               --------------------------------------------
                                                 ANNUAL COMPENSATION                      AWARDS                PAYOUTS
                                         ------------------------------------- --------------------------------------------
                                                                                  RESTRICTED     SECURITIES                    ALL
                                                                     OTHER                       UNDERLYING                   OTHER
                                                                    ANNUAL                        OPTIONS/                   COMPEN-
         NAME AND                                                   COMPEN-     STOCK AWARD(S)    SARs (#)        LTIP      SATION
    PRINCIPAL POSITION         YEAR       SALARY ($)   BONUS ($)  SATION ($)       ($) (5)           (6)      PAYOUTS ($)      ($)
---------------------------- ----------- ------------- ---------- ------------ ----------------- ------------ ------------- --------
Michael P. May (1)             2003      $220,000        --          --              --             --            --          --
Chairman, CEO and Director     2002      $210,000        --          --              --             --            --          --
                               2001      $170,833        --          --           $20,832        5,000,000        --          --

James E. Stark (2)             2003      $132,000        --          --              --             --            --          --
President and Director         2002      $126,000        --          --              --             --            --          --
                               2001      $107,000        --          --              --          1,000,000        --          --

John M. Heida (3)              2003      $110,000        --          --              --           100,000         --          --
Senior V.P., Corporate         2002      $110,000        --          --              --           150,000         --        $27,102
Development and General        2001         --           --          --              --             --            --        $31,702
Counsel

David G. Vana (4)              2003      $123,900        --          --              --           100,000         --          --
CFO                            2002      $118,983        --          --              --             --            --          --
                               2001      $ 19,667        --          --              --           200,000         --          --

 (1) Michael P. May resigned from all positions with our Company on February 9, 2004. He joined our Company as Chairman effective January 1, 2001. We entered into an employment agreement with Mr. May on January 1, 2001. The agreement was terminated effective March 9, 2004. Under the terms of the agreement, Mr. May received options to purchase an aggregate of 5,000,000 shares of our common stock at exercise prices equal to 85% of the average daily closing price of our common stock for the week prior to the date the options are ranted. The options are fully vested. Mr. May has exercised 145,000 options and subsequently sold 145,000 shares of our common stock since his resignation.

(2) James E. Stark resigned from all positions with our Company on March 30, 2004. Mr. Stark served as President, Secretary and Chief Financial Officer from January 11, 2000 until his resignation on May 24, 2000. Mr. Stark rejoined on February 1, 2001 when he served as our Company's Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Stark was promoted to President on November 16, 2001. Mr. Stark resigned as Secretary, in favor of Mr. Heida, on January 31, 2002. Mr. Stark resigned as Chief Financial Officer, in favor of Mr. David Vana, on August 1, 2003. We entered into an employment agreement with Mr. Stark on February 1, 2001. The agreement was terminated effective April 29, 2004. Under the terms of the agreement, Mr. Mr. Stark received options to purchase an aggregate of 1,000,000 shares of our common stock at exercise prices equal to 85% of the average daily closing price of our common stock for the week prior to the date the options are granted. The options are fully vested. Mr. Stark has not exercised any options since his resignation.


(3) John M. Heida resigned from all positions with our Company on June 4, 2004. Mr. Heida joined our Company as Senior Vice President and General Counsel on January 1, 2002. We entered into an employment agreement with Mr. Heida on January 1, 2002. The agreement was terminated effective June 4, 20024. The agreement provided for a base salary of $110,000 on an annual basis, a bonus plan under which Mr. Heida could earn certain bonuses up to fifty percent (50%) of his annual salary, and options to purchase an aggregate of 150,000 shares of our common stock at exercise prices equal to 85% of the average daily closing price of our common stock for the week prior to the date the options are granted. The options vest on a monthly basis over a two year period which began January 1, 2002. Mr. Heida also received options to purchase 100,000 shares of our common stock at an exercise price equal to 85% of the daily closing price of the grant date of February 3, 2003. Other compensation shown consists of consulting fees earned by Mr. Heida in 2000 and 2001, and consulting fees earned in 2001 which were paid in 2002.


(4) David G. Vana joined our Company as Senior Vice President Product Development on November 5, 2001. We entered into an employment agreement with Mr. Vana on November 5, 2001. The agreement continues on an indefinite basis, unless terminated by either party. The agreement provides for a base salary of $118,000 on an annual basis, a bonus plan under which Mr. Vana can earn certain bonuses up to fifty percent (50%) of his annual salary, and options to purchase 200,000 shares of our common stock at exercise prices equal to 85% of the average daily closing price of our common stock for the week prior to the date the options are granted. The options are to vest on a monthly basis over a two year period of time which began November 5, 2001. Mr. Vana also received options for purchasing 100,000 shares of our common stock at exercise price 85% of the daily closing price of the grant date of February 3, 2003. Mr. Vana was elected Chief Financial Officer on August 1, 2003 and was elected Secretary on June 4, 2004.

(5) Represents stock issued in lieu of salary.

(6) Indicates number of shares of common stock underlying options.

         2001 Omnibus Equity Incentive Plan. Our 2001 Omnibus Equity Incentive Plan provides for the granting of stock options and other equity incentives for up to 1,000,000 shares of our Common Stock to our officers, key employees, directors, consultants or advisors who provide services to us at an exercise price equal to 85% of the daily closing price of our common stock as of the date the options are granted. On January 1 of each year, commencing with the year 2001, the aggregate number of options that may be awarded under the plan automatically increases by a number equal to the lesser of 1% of the total number of shares of our common stock then outstanding or 200,000. As of December 31, 2003, grants for 1,582,500 shares of common stock have been made, 236,250 of which were made to our directors or executive officers, 13,333 options have been exercised, 232,916 options have been forfeited and 50,416 shares of common stock remain available for new option grants under the plan.

STOCK OPTION GRANTS AWARDED TO NAMED EXECUTIVE OFFICERS DURING 2003

         The following tables contain information on stock options granted during the year ended December 31, 2003 and about unexercised stock options held at December 31, 2003.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

---------------------------------------------------------------------------------------

                                  INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------
               (a)                    (b)           (c)          (d)        (e)

                                   NUMBER OF    % OF TOTAL
                                   SECURITIES   OPTIONS/
                                   UNDERLYING   SARs GRANTED   EXERCISE
                                   OPTIONS/     TO EMPLOYEES   OR BASE
                                   SARs         IN FISCAL      PRICE      EXPIRATION
              NAME                 GRANTED (#)  YEAR           ($/SH)     DATE
---------------------------------------------------------------------------------------
Michael P. May                        --           --            --          --
Chairman, CEO and Director

James E. Stark                        --           --            --          --
President and Director

John M. Heida                        100,000       5.36%         $0.34      none
Senior V.P., Corporate
Development and General Counsel

David G. Vana                        100,000       5.36%         $0.34      none
CFO

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUE TABLE

         The following table provides information concerning the number and value of stock options exercised during the fiscal year ended December 31, 2003, and held at the end of such fiscal year, by the named executive officers. No SARs were exercised during such fiscal year, and no SARs are held by any named executive officer, because we do not have any plans providing for SARs.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

         (a)                   (b)                  (c)                  (d)                  (e)
                                                                 NUMBER OF
                                                                 SECURITIES           VALUE OF
                                                                 UNDERLYING           UNEXERCISED
                                                                 UNEXERCISED          IN-THE-MONEY
                                                                 OPTIONS/SARs AT      OPTIONS/SARs AT
                                                                 DECEMBER 31, 2003    DECEMBER 31, 2003
                                                                 (#)                  ($)

                        SHARES ACQUIRED                          EXERCISABLE/         EXERCISABLE/
         NAME           ON EXERCISE (#)     VALUE REALIZED ($)   UNEXERCISABLE        UNEXERCISABLE
----------------------------------------------------------------------------------------------------------
Michael P. May                 --                  --               4,909,000 / 0              $0 / $0
James E. Stark                 --                  --               1,000,000 / 0              $0 / $0
John M. Heida                  --                  --            185,417 / 64,583      $4,167 / $5,833
David G. Vana                  --                  --            241,667 / 58,333      $4,167 / $5,833

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table contains information, computed as of July 22, 2004, about stockholders who are beneficial owners of more than 5% of our common stock or who are our directors or executive officers. This information was given to us by the stockholders, and the numbers are based on the definitions of the

Securities and Exchange Commission, found in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934. Therefore, the number of shares listed in the table represents "beneficial ownership" only for purposes of the reports required by the Commission.

                        BENEFICIAL OWNERSHIP TABLE (1)(2)

                                                                   Percentage of        Percentage of
                                             Common Stock          Common Stock       Common Stock After
Name of Beneficial Owner                  Beneficially Owned      Before Offering          Offering
--------------------------------------- ----------------------- -------------------- ---------------------
Robert Badding (3)(4)(12)
304 Timberline Road
Carroll, IA 51401                            2,532,790                 4.35%                2.60%

Martin J. Halbur (4)(5)(12)
124 Pleasant Ridge Road
Carroll, IA 51401                            2,556,403                 4.35%                2.61%

Todd Hansen (10)(12)
20004 Rondo Drive
Gretna, NE 68028                                54,375                     *                    *

Roger Kanne (4)(6)(12)
1311 Amy Avenue
Carroll, IA 51401                            4,841,188                 8.19%                4.92%


Ronald Muhlbauer (4)(7)(12)
222 Pleasant Ridge Road
Carroll, IA 51401                            1,491,410                 2.55%                1.53%

Ravi Nath (8)(12)
651 N. 59th Street
Omaha, NE 68132                                 70,317                     *                    *

Total Tech LLC (4)
Carroll, IA 51401                            7,045,971                11.01%                6.82%

Alpha Capital Aktiengesellschaft
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein                          4,347,827                 7.07%                4.51%

Laura A. Webb
8655 SW Citizens Drive, Suite 106
Wilsonville, OR 97070                        3,804,000                 6.33%                3.94%

David G. Vana (11)(12)
17902 Pine Street
Omaha, NE 68130                                351,871                     *                    *



Thomas E. Wharton Jr. (9)(12)
5922 S. 166th Street
Omaha, NE 68135                                585,379                     *                    *

All Directors and Executive Officers
(12) (13) (8 persons)                       12,483,733                21.63%               12.90%
-------------------------------------------------------------------------------------------------

* Less than 1%.

(1) For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if that person has the right to acquire such shares within 60 days of July 22, 2004 by the exercise of any stock option. Stock options held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by any other person. Additionally, for purposes of this table, a person or entity shall be deemed to be a beneficial owner of shares of common stock if such person or entity has or shares either investment or voting power with respect to such shares.

(2) Each director and executive officer has sole voting and investment power over the shares such individual beneficially owns and all such shares are owned directly unless otherwise indicated.

(3) Includes 1,449,375 shares of Common Stock, 305,388 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned, 758,027 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock, and 20,000 common stock options fully vested.

(4) Includes 200,000 shares of common stock and 6,845,971 shares of Common Stock issuable upon conversion of Series A Preferred Stock. The members of Total Tech, LLC are Dennis Anderson, Robert Badding, Mary Collison, Martin Halbur, Roger Kanne, Ronald Muhlbauer, and Patti Pietig.

(5) Includes 956,718 shares of Common Stock, 301,620 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned, 1,278,065 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock, and 20,000 common stock options fully vested.

(6) Includes 2,865,045 shares of Common Stock, 678,187 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned, 1,277,956 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock, and 20,000 common stock options fully vested.

(7) Includes 420,567 shares of Common Stock 1,050,843 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock, and 20,000 common stock options fully vested.

(8) Includes 30,317 shares of Common Stock and 40,000 common stock options fully vested.

(9) Includes 24,546 shares of Common Stock and 560,833 common stock options fully vested.

(10) All 54,375 common stock options fully vested.

(11) Includes 64,371 shares of Common Stock and 287,500 common stock options fully vested.

(12) All listed directors and executive officers tally the total group number at the end of the table.

(13) Includes 11,461,025 shares of Common Stock and 1,022,708 common stock options fully vested.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From January 01, 2002 through March 31, 2004, among others, Roger Kanne and AHK Leasing, LLC would from time to time loan money to us. Roger Kanne is currently a member of our Board of Directors. The members of AHK Leasing, LLC are Roger Kanne, Martin Halbur, a current member of our Board of Directors, and Dennis Anderson, a former member of our Board of Directors and a member of Total Tech, LLC. When such loans were made, we issued warrants to purchase our common stock based on the amount of money loaned to us with exercise prices and expiration dates that varied depending on the date of the loan. Some of the individuals or entities also received promissory notes evidencing the loan payable one year from the date of the loan with interest accruing at a rate of 10% per annum. Some of these promissory notes were converted to capital leases with two year terms and interest accruing at a rate of 10.475% per annum. The dates of these transactions with Roger Kanne, and AHK Leasing, LLC, including the amounts of the loans made to us, the number of warrants granted, the exercise price of the warrants, and the issuance date of the warrants, is reflected on the following table. All warrants issued after January 03, 2002 were issued with an expiration date of three years from the date of issuance.

                                    ISSUE    NUMBER OF       TYPE OF         AMOUNT OF   EXERCISE
LAST NAME           FIRST NAME      DATE      WARRANTS    CONSIDERATION        LOAN       PRICE
---------           ----------      ----      --------    -------------        ----       -----
Kanne                    Roger    01/03/02      77,429     Direct loan      $  50,000$   0.64575
Kanne                    Roger    01/04/02      77,429     Direct loan      $  50,000$   0.64575
Kanne                    Roger    01/07/02      77,851     Direct loan      $  50,000$   0.64225
Kanne                    Roger    01/16/02      40,492     Direct loan      $  25,000$    0.6174
Kanne                    Roger    01/27/02      40,038     Direct loan      $  25,000$    0.6244
Kanne                    Roger    02/22/02     401,284     Direct loan      $ 250,000$     0.623
AHK Leasing, LLC                  09/01/03     355,114     Direct loan      $ 250,000$     0.352
AHK Leasing, LLC                  09/01/03     217,014     Direct loan      $ 125,000$     0.288
AHK Leasing, LLC                  09/01/03     139,509     Direct loan      $ 125,000$     0.448
AHK Leasing, LLC                  09/01/03      97,656     Direct loan      $ 125,000$     0.640
AHK Leasing, LLC                  09/01/03     105,574     Direct loan      $ 125,000$     0.592
AHK Leasing, LLC                  09/01/03     111,607     Direct loan      $ 125,000$     0.560
AHK Leasing, LLC                  09/01/03     375,000     Direct loan      $ 360,000$     0.480
Kanne                    Roger    11/21/03     255,102     Direct loan      $ 200,000$     0.392

         A Consulting Agreement was executed as of March 5, 2002 between iSECUREtrac Corp. and Wharton Consulting, IE: Thomas Wharton Jr. Mr. Wharton received consulting fees in the amount of $21,000 during 2002 and $13,676 during 2003 for services provided. Mr. Wharton succeeded Michael May as CEO on February 9, 2004 and James Stark as President on April 1, 2004. Mr. Wharton is also currently a member of our Board of Directors.

         On March 15, 2002, David G. Vana purchased 25,000 registered shares through iSECUREtrac Corp.'s Secondary Public Offering. The shares were purchased at $0.80 per share. Mr. Vana is currently our Chief Financial Officer.

         On March 20, 2002, Thomas Wharton Jr. purchased 15,000 registered shares through iSECUREtrac Corp.'s Secondary Public Offering. The shares were purchased at $0.80 per share. Mr. Wharton succeeded Michael May as CEO on February 9, 2004 and James Stark as President on April 1, 2004. Mr. Wharton is also currently a member of our Board of Directors.

         On March 25, 2002, Ravi Nath, who is currently a member of our Board of Directors, purchased 20,000 registered shares through iSECUREtrac Corp.'s Secondary Public Offering. The shares were purchased at $0.80 per share.

         On March 28, 2002, David G. Vana purchased 8,121 registered shares through iSECUREtrac Corp.'s Secondary Public Offering. The shares were purchased at $0.80 per share. Mr. Vana is currently our Chief Financial Officer.

         On August 20, 2002, iSECUREtrac Corp. issued 469.01 shares of Series A Convertible Preferred Stock as payment in kind dividends to existing Series A Preferred Stockholders for the period of November 30, 2001 through June 30, 2002.

         On August 29, 2002, Michael May exercised 11,000 options at an exercise price of $0.281554 per share. These options were granted to Mr. May pursuant to his employment agreement. Mr. May resigned as our CEO and Chairman of the Board on February 9, 2004. On October 1, 2002, Mr. May exercised 80,000 options at an exercise price of $0.281554 per share. These options were granted to Mr. May pursuant to his employment agreement.

         On December 19, 2002, iSECUREtrac Corp. issued 203.86 shares of Series A Convertible Preferred Stock as payment in kind dividends to existing Series A Preferred Stockholders for the period of July 1, 2002 through September 30, 2002.

         During 2002, iSECUREtrac Corp. issued 800,000 shares of common stock to Total Tech, LLC upon conversion of Series A Convertible Preferred Stock.

         On February 06, 2003, Thomas Wharton Jr. purchased 5,000 registered shares through iSECUREtrac Corp.'s Secondary Public Offering. The shares were purchased at $0.35 per share. Mr. Wharton succeeded Michael May as CEO on February 9, 2004 and James Stark as President on April 1, 2004. Mr. Wharton is also currently a member of our Board of Directors.

         On March 31, 2003, iSECUREtrac Corp. issued 203.121 shares of Series A Convertible Preferred Stock as payment in kind dividends to existing Series A Preferred Stockholders for the period of October 1, 2002 through December 31, 2002.

         On May 30, 2003, iSECUREtrac Corp. issued 157.462 shares of Series A Convertible Preferred Stock as payment in kind dividends to existing Series A Preferred Stockholders for the period of January 1, 2003 through March 31, 2003.

         On June 3, 2003, iSECUREtrac Corp. issued a $46,000 Series A Convertible Preferred Stock cash dividend to one Series A Preferred Stockholder for the period of January 1, 2003 through March 31, 2003.

         On October 31, 2003, iSECUREtrac Corp. issued a $72,000 Series A Convertible Preferred Stock cash dividend to one Series A Preferred Stockholder for the period of April 1, 2003 through September 30, 2003.

         On December 29, 2003, iSECUREtrac Corp. issued a $72,000 Series A Convertible Preferred Stock cash dividend to one Series A Preferred Stockholder for the period of April 1, 2003 through September 30, 2003.

         On December 30, 2003, iSECUREtrac Corp. issued 282.225 shares of Series A Convertible Preferred Stock as payment in kind dividends to existing Series A Preferred Stockholders for the period of April 1, 2003 through September 30, 2003.

         Except as described herein, the Company is not a party to any transaction or proposed transaction with any person who is (i) a Director or executive officer of the Company, (ii) a nominee for election as a Director,
(iii) an owner of more than 5% of the common stock, or (iv) a member of the immediate family of any of the foregoing persons.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. 10,000 shares of our preferred stock have been designated as Series A Convertible Preferred Stock, 3,500 shares of our preferred stock have been designated as Series B Convertible Preferred Stock and the remaining 986,500 shares of preferred stock have not been designated. As of July 22, 2004, 57,165,578 shares of common stock, 9,125.47 shares of Series A Convertible Preferred Stock and 300 shares of Series B Convertible Preferred Stock were issued and outstanding.

COMMON STOCK

         Holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available to pay for such dividends. In the event of liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of our liabilities and the liquidation preference, if any, of any outstanding shares of our preferred stock. All of the outstanding shares of our common stock are fully paid and non-assessable. We have paid no dividends on our common stock for the last three fiscal years or for any subsequent period to the date of this prospectus and do not expect to pay dividends any time in the foreseeable future. Moreover, the rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which we may designate and issue in the future.

PREFERRED STOCK

         Our Board of Directors has the authority, without any further vote or action by the stockholders, to provide for the issuance of up to 1,000,000 shares of preferred stock from time to time in one or more series with such designations, rights, preferences and limitations as the Board of Directors may determine, including the consideration received therefore. The Board also has the authority to determine the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights without approval by the holders of common stock. Although it is not possible to state the effect that any issuance of preferred stock might have on the rights of holders of common stock, the issuance of preferred stock may have one or more of the following effects: (i) to restrict common stock dividends if preferred stock dividends have not been paid; (ii) to dilute the voting power and equity interest of holders of common stock to the extent that any preferred stock series has voting rights or is convertible into common stock; or (iii) to prevent current holders of common stock from participating in our assets upon liquidation until any liquidation preferences granted to holders of preferred stock are satisfied. In addition, the issuance of preferred stock may, under certain circumstances, have the effect of discouraging a change in control by, for example, granting voting rights to holders of preferred stock that require approval by the separate vote of the holders of preferred stock for any amendment to the Certificate of Incorporation or any reorganization, consolidation, merger or other similar transaction. As a result, the issuance of such preferred stock may discourage bids for our common stock at a premium over the market price therefore, and could have a materially adverse effect on the market value of our common stock.

SERIES A CONVERTIBLE PREFERRED STOCK

         Our Board of Directors has designated 10,000 shares of our Preferred Stock as "Series A Convertible Preferred Stock." Each share of Series A Convertible Preferred Stock is convertible into 1,000 shares of our common stock, subject to adjustment for stock splits and similar events. The Series A Convertible Preferred Stock has a liquidation preference of $1,000 per share (the "Stated Value") and a dividend preference equal to 9.5% per annum of the Stated Value. Dividends are payable at the option of the Board of Directors, in cash or in additional shares of Series A Convertible Preferred Stock (valued at $1,000 per share). Holders of Series A Convertible Preferred Stock have no voting rights except with respect to any action which (i) alters or changes the rights, preferences or privileges of the Series A Convertible Preferred Stock materially and adversely, (ii) increases the authorized number of shares of Series A Convertible Preferred Stock, (iii) creates any new class of shares having preference over or being on par with the Series A Convertible Preferred Stock or (iv) involves sales by us of a substantial portion of our assets, any merger with another entity, or any amendment of our Certificate of Incorporation. We may redeem all or any part of the Series A Convertible Preferred Stock at any time or from time to time. The base redemption price is calculated as follows:

REDEMPTION DATE                                                          BASE REDEMPTION PRICE
----------------------------------------------------------------------------------------------
If prior to September 30, 2002                                            103% of Stated Value
If on or after September 30, 2002, but before September 30, 2003          102% of Stated Value
If on or after September 30, 2003, but before September 30, 2004          101% of Stated Value
After September 30, 2004                                                  100% of Stated Value
----------------------------------------------------------------------------------------------

         Holders of Series A Convertible Preferred Stock have been granted certain registration rights. The Series A Convertible Preferred Stock is subject to mandatory conversion after September 30, 2004, at the election of the Board of Directors.

         310 shares of Series A Convertible Preferred Stock were issued in December 2002 to one company that converted them into shares of our common stock. An additional 800 shares were converted to shares of common stock by Total Tech, LLC, during 2002. In 2003, 605 shares of Series A Convertible Preferred Stock were issued to various individuals and companies that converted into shares of common stock.

         Series A Convertible Preferred stockholders have received payment-in-kind dividends of $642,808 and cash dividends of $190,000 during the year ended December 31, 2003, and payment-in-kind dividends of $672,872 during the year ended December 31, 2002. No cash or payment-in-king dividends have been given to Series A Convertible Preferred stockholders from January 1 through June 18, 2004.

SERIES B CONVERTIBLE PREFERRED STOCK

         In 2002 our Board of Directors approved a private placement offering of 3,500 shares of Series B Convertible Preferred Stock with a par value of $.01 per share. The price per share was $1,000 and was paid in cash by each subscriber at the time of subscription. Each share of Series B Convertible Preferred Stock is convertible into 2,500 shares of our common stock. Each share so converted would be priced at $0.60 per share.

         In 2002, 150 shares of Series B Convertible Preferred Stock were issued, valued at $145,000, net of offering costs of $5,000. During the year ended 2003, an additional 150 shares of Series B Convertible Preferred Stock were issued, valued at $150,000.

         The holders of Series B Convertible Preferred Stock are entitled to receive cumulative, fixed-rate dividends per annum at the following rates:

         10.0% months 1 - 6
         11.0% months 7-12
         12.0% months 13-24
         13.0% months 25-60

         Dividends are payable quarterly in cash or in additional shares of Series B Convertible Preferred Stock in the discretion of our Board of Directors. If dividends are paid in stock, each share is valued for this purpose at an amount equal to the original purchase price.

         In the event of any liquidation or winding up, the holders of Series B Convertible Preferred Stock will be entitled to receive, in preference to the holders of common stock, an amount equal to the original purchase price plus any dividends accumulated but not paid. A consolidation or merger, pursuant to which we do not survive, or a sale of all or substantially all of our assets is deemed to be a liquidation or winding up for purposes of the liquidation preference.

         The Series B Convertible Preferred Stock has a mandatory conversion feature, pursuant to which at any time, and from time to time, after October 31, 2005, all or any part of the Series B Convertible Preferred Stock may be converted into common stock at the option of our Board of Directors. The Series B Convertible Preferred Stock is not redeemable by the holders.

         At any time, and from time to time prior to the mandatory conversion date, we may call and/or retire all or any part Series B Convertible Preferred Stock outstanding. If Series B Convertible Preferred Stock is called prior to the mandatory conversion date, the following premium will apply:

         Prior to October 31, 2003 - 115% Prior to October 31, 2004 - 110% Prior to October 31, 2005 - 105%

         Consent of the holders of at least a two-thirds majority of Series B Convertible Preferred Stock is required for any action which (i) alters or changes the rights, preferences or privileges of the Series B Convertible Preferred Stock materially and adversely, (ii) increases the authorized number of shares of Series B Convertible Preferred Stock, (iii) creates any new class of shares having preference over or being on par with the Series B Convertible Preferred Stock, or (iv) involves a sale of a substantial portion of our assets, any merger with another entity, or any amendment of our Certificate of Incorporation.

         If we at any time grant, issue or sell any options, warrants, convertible securities or rights to purchase stock pro rata to the record holders of our common stock, the holders of Series B Convertible Preferred Stock will be granted the same rights on an as-converted basis.

         No Series B Stock dividends were issued in 2003 or 2002.

PREEMPTIVE RIGHTS

         Except holders of Series A Preferred Stock and Series B Preferred Stock, no holder of any of our capital stock has any preemptive right to subscribe for or purchase securities of any class or kind. Also, except holders of Series A and Series B Preferred Stock, no holders of any of our capital stock have any redemption or conversion rights.

DELAWARE BUSINESS COMBINATION STATUTE

         We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, this law prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. An "interested stockholder" is generally defined as a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock. This provision of Delaware law may have the effect of delaying, deferring or preventing a change of control of without further action by our stockholders.

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Our Certificate of Incorporation contains certain provisions permitted under the DGCL relating to the liability of our directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as a breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. These provisions do not limit or eliminate our rights or any of our stockholders rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws. Our Certificate of Incorporation and Bylaws also contain provisions indemnifying our directors and officers to the fullest extent permitted by the DGCL. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.


TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar of our common stock and preferred stock is Atlas Stock Transfer Company, located in Salt Lake City, Utah.

"PENNY STOCK" RULES

         Our common stock is subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended, which imposes additional sales practice requirements upon broker-dealers that sell "penny stocks" to persons other than established customers and institutional accredited investors. For transactions under this rule, a broker-dealer must make a special suitability determination for the purchaser and obtain the purchaser's written consent to the transaction prior to the sale. The Commission defines a "penny stock" to be any non-Nasdaq Stock Market equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction by broker-dealers involving a penny stock, unless exempt, the rules of the Commission require delivery, prior to a transaction in penny stock, of a risk disclosure document relating to the penny stock market, together with other requirements and restrictions. The requirements may reduce the level of trading activity, if any, in the secondary market for a security subject to penny stock rules, and investors may find their shares difficult to sell.

                         PROSPECTUS TRANSACTION SUMMARY

                                                          Stock issuable upon       Stock issuable upon
                                           Stock           conversion of debt       exercise of warants
                                      ----------------    ---------------------    -----------------------
Salzwedel Financial Communications      1,528,963
Tracking Systems Corporation            4,423,077
Mico Capital Fund LP                                            2,631,579
Individual Stockholders                 2,640,187
Certain Warrant Holders                                                                10,826,901*
Corpfin.com, Inc.                                               7,608,697               8,369,565
Sonz Partners, LP                                                 652,174                 652,174
                                      ----------------    ---------------------    -----------------------
                                        8,592,227              10,892,450              19,848,640

* Does not include warrants issued in connection with the Corpfin.com, Inc. Sonz Partners, LP transactions, which are included under the "Transactions with Certain Warrant Holders" section below.

            THE SALZWEDEL FINANCIAL COMMUNICATIONS, INC. TRANSACTIONS

         In 1997, Salzwedel Financial Communications, Inc. recommended that Advanced Business Sciences, Inc. undergo a merger with our predecessor, Sage Analytics International, Inc. After our share exchange with Sage Analytics International on December 17, 1997 (See "Business" section of this prospectus, on p. 19), Salzwedel Financial continued as a financial consultant to us under the terms of various consulting agreements entered into by the us from time to time, until October 22, 2003 when Salzwedel Financial's last consulting agreement with us expired. The services rendered by Salzwedel Financial have consisted of providing investor relations services and general financial consulting services. We issued 250,000 shares of our common stock to Salzwedel Financial in 2002 and 1,278,963 shares of our common stock in 2003, for a total of 1,528,963 shares. Under the terms of a consulting agreement with Salzwedel Financial, dated February 17, 2003, we agreed to include all such shares in our next registration statement to be filed with the Securities and Exchange Commission. These shares are being offered under this prospectus.

                  THE TRACKING SYSTEMS CORPORATION TRANSACTION

         4,423,077 shares of our common stock offered hereunder were used to acquire all of the outstanding capital stock of Tracking Systems Corporation
(TSC), a Pennsylvania corporation, through a stock exchange, completed on August 28, 2003.

TRACKING SYSTEMS CORPORATION

         TSC, with its corporate headquarters at 2404 Park Drive, Harrisburg, Pennsylvania 17110, was founded in 1991 to provide electronic home detention equipment and services to the criminal justice market. Today, TSC is one of the leading providers of electronic home detention systems for public and private criminal justice and corrections agencies in the United States, as described in the Winter/Spring 2002 issue of The Journal of Offender Monitoring. The Journal describes TSC as having the broadest product line in the industry, which includes the world's only electronic home detention system that integrates alcohol testing, visual verification and radio frequency ("RF") location monitoring. The company's products may be used in combination or separately to electronically supervise those individuals sentenced to house arrest. TSC products are designed to electronically monitor a specific individual in a specific location, usually their residence.

         TSC products are designed to enhance supervising officer productivity, reduce costs of incarceration, maintain the offender as a taxpayer vs. a tax burden, and improve overall supervision of the offender in the community. TSC also offers its customers monitoring service from its central monitoring center in Harrisburg, PA. Criminal justice professionals operate the company's central monitoring center 24 hours a day, 365 days a year.

         Approximately 85% of TSC customers are city, county and state government agencies that provide programs for adult and juvenile offenders, probationers, parolees, pretrial defendants, work release and substance abusers. The balance of the company's customers includes distributors and service providers.

         Within two years of being founded, TSC had secured over 90% of all Pennsylvania contracts and expanded into the Mid-Atlantic Region securing additional contracts in Maryland, New Jersey and Virginia. In 1996, TSC acquired certain assets of the Mitsubishi electronic monitoring systems and equipment business unit. In 1997, TSC entered into an asset purchase and license agreement with KBS Incorporated under which the company was able to embark on the development and manufacturing of its own proprietary home detention product. Today, the company serves over 200 customers in 28 states.

         TSC sells, rents, or leases its products and services directly to county, state and federal government agencies and through a network of distributors. In addition to direct marketing and responding to requests for proposals, the company generates business by advertising its products and services in major trade magazines, journals and newsletters, such as the Journal of Offender Monitoring, Alternatives to Incarceration, Corrections Today, and Corrections Forum. The company also exhibits at strategic national, regional and state tradeshows and conferences. The company maintains a website at www.trackingsystemscorp.com and has several links to the website with correctional associations of which the company is a sponsor.

         TSC's business strategy is to become a leader in the criminal justice and corrections markets through the application of new and innovative electronic technologies for tracking and supervising individuals and to offer the highest quality service in the industry. The strategy also includes an expansion of TSC's sales and distribution outlets and the maintainance of TSC's high customer retention rate.

         TSC leases approximately 7,000 square feet of office space in Harrisburg, PA at a cost of $13.00 per square foot. The lease expires on March 31, 2009. TSC currently has 31 full time employees. No employees are members of a labor union. TSC's management believes that its relations with its employees are good.

BACKGROUND OF THE TSC TRANSACTION

         On February 24, 2003, we entered into a Distributor Lease Agreement with TSC for an initial one year term, pursuant to which TSC leased personal tracking units from us and used our tracNET24 services. After an initial order of 20 units, TSC ordered an additional 64 units over the next several months. On February 14, 2003, we entered into a Distributor Lease Agreement with TSC for an initial one year term, pursuant to which we leased MEMS2000 remote breath alcohol analyzer units from TSC and used TSC's 24/7 staffed monitoring center. In April of 2003, Mr. Michael May, on behalf of our Board of Directors, entered into discussions with Mr. John Sciortino, Chairman and CEO of TSC, about a possible acquisition of TSC. The discussions culminated in a letter of intent, dated May 7, 2003, wherein we proposed to purchase all outstanding stock and assume all outstanding loans of TSC.

         In addition to $3.5 million in revenue from over 200 TSC customers, the benefits to us from the merger include TSC's vast experience in the field of electronic monitoring services for criminal justice agencies, complementary breath alcohol testing and house arrest products and 24/7 monitoring center. The monitoring center also serves as a broader customer support center, staffed with support personnel to quickly answer any technical problems a customer may experience.

         On August 12, 2003, following a due diligence examination, we entered into a Share Exchange Agreement and a Plan of Exchange with TSC and a controlling shareholders agreement with John A. Sciortino, Donna M. Reynolds Sciortino, Louis C. Fiocchi, and Francis A. Cerchiaro. The named TSC shareholders comprised the then Board of Directors of TSC. Under the terms of the controlling shareholders agreement, the controlling shareholders agreed to indemnify TSC for the breach of any representations made by TSC in the Share Exchange Agreement out of escrow and up to the limit of $230,000. To create the escrow fund, the controlling shareholders agreed to place 442,308 shares of our common stock in escrow upon closing of the transaction on August 28, 2003.

         Under the terms of Share Exchange Agreement, we agreed to exchange $2.3 million of common stock, at $0.52 per share, for all the outstanding stock of TSC, in accordance with the Plan of Exchange. In addition, we agreed to assume an outstanding secured Note with Westburg Media Capital for $3.5 million and three subordinated debentures in the aggregate amount of $700,000. The holders of the debentures, the Penn Janney Fund, Keystone Venture IV, and the Oddyssey Capital Group, L.P. agreed to waive accrued interest on the debentures.

         The Plan of Exchange sets out the exchange of 4,423,077 shares of our common stock for 730,868 shares of the common stock of TSC, representing all of the outstanding common stock of TSC after conversion of all TSC preferred stock; an exchange ratio of 6.0518137 shares of our common stock to one (1) TSC share. The TSC class of stock determines the actual conversion rate, with a conversion rate of 2.623642 for common shareholders and the holders of Class A preferred stock and a 8.348290 conversion rate for the holders of Class B and Class C preferred stock. The Plan of Exchange also sets forth the initial Board of Directors of TSC and initial officers, following the exchange.

         The proposed transaction and agreements were approved by our Board of Directors on July 18, 2003 and by the shareholders of TSC, at a special meeting convened for the purpose, on August 21, 2003, in accordance with Delaware and Pennsylvania law respectively.

APPROVAL OF THE TRACKING SYSTEMS CORPORATION SHAREHOLDERS

         At TSC's shareholders meeting on August 21, 2003, with 75% of the common shares, 93% of the Series A preferred shares, and 100% of the Series B and Series C preferred shares represented in person or by proxy, the proposal to approve the share exchange transaction and agreements was approved with a vote of 100% of the shares in favor and no shares opposed.

DISSENTER'S RIGHTS

         Pennsylvania law affords TSC dissenting shareholders certain dissenter's rights related to the share exchange. No dissenter's rights were exercised and neither us nor TSC have been informed of the intended exercise of any dissenter's rights. By November 14, 2003, all but four TSC shareholders, representing 6,250 shares of common stock and 435 shares of Series A preferred stock of TSC, have tendered their TSC stock in exchange for our common stock, or submitted an affidavit of lost certificate to make the exchange.

ACCOUNTING TREATMENT AND TAX CONSEQUENCES OF THE TRANSACTION

         We will report financial results on a consolidated basis going forward from August 28, 2003. We have a net operating loss carry forward of $37,863,335, which offsets any tax consequences due to the acquisition.

         We recorded $911,522 of intangibles related to the fair value of existing monitoring contracts acquired. This intangible will be amortized over seven years, which is the estimated life of the monitoring contracts. Amortization expense for the period from August 29, 2003 through December 31, 2003 was $88,666. Amortization expense for the three months ended March 31, 2004 was $361,594, of which $302,298 was an impairment charge. The impairment charge was attributable to the decrease in market value of certain host monitoring equipment pursuant to our strategy of moving to the tracNET24 platform for all electronic monitoring. In addition, we recorded $2,302,179 of goodwill that will be subject to annual impairment tests. This goodwill, which arises from the excess of the purchase price over the fair market value of the assets, represents the value to be gained from the increased synergies and sales potential of the combined entities.

         We assumed a $3,452,239 note payable to Westburg Media Capital, LP, a related party. This note payable, which includes a blanket security interest in all the assets, accounts, rights, licenses, and general intangibles, calls for monthly payments including interest of $67,000 with a balloon payment for the remaining amount of principal and interest due in November 2007. The interest rate is based on the U.S. Bank of Washington's prime rate plus 4%. This note also contains various financial covenants that are to be measured on an annual basis.

         We also assumed $700,000 of unsecured and subordinated notes payable to other related parties. These notes mature on August 31, 2006 and carry an interest rate of eight percent (8.0%) per annum and shall be payable annually in arrears.

FINANCIAL STATEMENTS FOR TRACKING SYSTEMS CORPORATION

         The financial results for Tracking Systems Corporation for the period January 1, 2003 through August 28, 2003 and for the years ended December 31, 2002 and 2001 can be found beginning on page F-28.

                      THE MICRO CAPITAL FUND LP TRANSACTION

         2,631,579 shares of our authorized but unissued common stock offered hereunder have been reserved by for issuance under the conversion of two 10% Subordinated Convertible Promissory Notes. On October 9, 2003, we borrowed $1,000,000 from Micro Capital Fund under the terms of two Notes, both bearing an interest rate of 10% on the unpaid principal balance up to the scheduled maturity date of October 9, 2008. One Note, in the principal amount of $700,000 was made with Micro Capital Fund LP, a Delaware limited partnership, and the second Note, in the principal amount of $300,000 was made with a related entity, Micro Capital Fund, Ltd., a Cayman Islands corporation. We used the proceeds of the Notes to (i) reduce the principal amount of certain outstanding debt, including a $100,000 reduction of principal payable to Westburg Media Capital, L.P.; and (ii) fund the manufacturing of production Model 2100 Series personal tracking units, including the purchase of necessary transmitters and other components, and such items and services as are necessary to assure the quality delivery of products to our customers.

         Interest, at the rate of 10% per annum, accrues on the unpaid principal balance of the Notes from October 9, 2003 until the same is paid, whether at maturity, or upon prepayment, repayment, conversion or otherwise. Interest is payable quarterly in arrears, in cash, on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2003. A default in making interest payments entitles the Holder to reduce the original $0.50 per share conversion price by ten percent (10%). The Company missed making its quarterly interest payments on the last two due dates and consequently, the conversion price of the unpaid principal balance and accrued interest on the Notes has been reduced to $0.40 per share. This conversion price was further reduced to $0.38 due to an anti-dilution adjustment for capital raised below $0.40 per share due to the issuance of common stock to four individual investors as described herein, the issuance of convertible notes to investors brought to us by CorpFin.com as described herein, and the issuance of warrants as described herein. To date, we have not yet received a notice of conversion from Micro Capital.

         We may require the conversion of the Notes into our common stock upon the occurrence of both of the following: (i) approval under the Securities Act of 1933 of a registration statement allowing resale of the common stock underlying the Note and (ii) the volume-weighted average price of the common stock underlying the Note trades at or above $2.00 per share for 60 consecutive trading days.

         We also entered into a Registration Rights Agreement relating to the Notes on October 9, 2003. Under the terms of the Registration Rights Agreement, we agreed to include the common stock underlying the Notes in the next registration statement filed with the Securities and Exchange Commission with respect to any of our securities. If we have not so registered the common stock underlying the Notes prior to October 9, 2005, Micro Capital Fund may demand such registration and we will then have 60 days to comply.

                TRANSACTIONS WITH CERTAIN INDIVIDUAL STOCKHOLDERS

         The following table sets forth seven individuals and entities to whom we have issued shares of our common stock. 2,640,187 shares of our common stock offered hereunder have been issued to the individuals shown. We sold an aggregate of 2,565,187 shares of common stock to six accredited investors in a private placement and 75,000 shares were issued to one entity pursuant to an investor relations agreement.

                                      ISSUE        STOCK           REASON          PURCHASE       VALUE
LAST NAME            FIRST NAME        DATE        ISSUED          ISSUED            PRICE      OF STOCK
---------            ----------        ----        ------          ------            -----      --------
Walker               Curt D          03/19/04     416,667     Equity Financing     $ 0.36000    $150,000
Walker               Curt D          03/24/04     277,778     Equity Financing     $ 0.36000    $100,000
Webb                 Laura A         05/24/04     400,000     Equity Financing     $ 0.25000    $100,000
Wright               Keith M.        05/24/04     600,000     Equity Financing     $ 0.25000    $150,000
Chicoine             Brad            05/27/04     525,937     Equity Financing     $ 0.34225    $180,000
Herrig               Speed & Judy    05/27/04     344,805     Equity Financing     $ 0.25000    $ 86,201
B&B IR Consulting, LLC               06/22/04      75,000     I/R Agreement        $ 0.23000    $ 17,250

                                                2,640,187
                                               ==========


                    TRANSACTIONS WITH CERTAIN WARRANT HOLDERS

The following table sets forth individuals and entities to whom we have issued warrants. 19,848,640 shares of our authorized but unissued common stock have been reserved for the individuals and entities shown. We sold common stock to four of these individuals in a private placement, as described below (footnotes 8 and 9).

                                                ISSUE         NUMBER OF          TYPE OF            AMOUNT OF        EXERCISE
        LAST NAME           FIRST NAME          DATE          WARRANTS        CONSIDERATION        DIRECT LOAN        PRICE
        ---------           ----------         --------       ---------       -------------        -----------       --------
(1)  Kanne                  Roger              11/20/01         50,100        Direct loan           $  50,000         0.998
(1)  Kanne                  Roger              11/30/01        151,899        Direct loan           $ 150,000         0.9875
(1)  Kanne                  Roger              01/03/02         77,429        Direct loan           $  50,000         0.64575

                                                 ISSUE         NUMBER OF          TYPE OF            AMOUNT OF        EXERCISE
         LAST NAME           FIRST NAME          DATE          WARRANTS        CONSIDERATION        DIRECT LOAN        PRICE
         ---------           ----------         --------       ---------       -------------        -----------       --------
 (1)  Kanne                  Roger              01/04/02         77,429        Direct loan           $  50,000         0.64575
 (1)  Kanne                  Roger              01/07/02         77,851        Direct loan           $  50,000         0.64225
 (1)  Kanne                  Roger              01/16/02         40,492        Direct loan           $  25,000         0.6174
 (1)  Kanne                  Roger              01/27/02         40,038        Direct loan           $  25,000         0.6244
 (1)  Macke Partners                            02/04/02        236,518        Direct loan           $ 150,000         0.6342
 (1)  Kanne                  Roger              02/22/02        401,284        Direct loan           $ 250,000         0.623
 (3)  GUNDYCO                                   06/27/02         62,500        Consulting               N/A            1.65
 (1)  Buckshot Capital                          08/07/03        200,000        Direct loan           $ 400,000         0.510
 (4)  Herrig                                    08/18/03         20,000        Capital Lease            N/A            0.425
 (4)  AHK Leasing, LLC                          09/01/03        355,114        Capital Lease            N/A            0.352
 (4)  AHK Leasing, LLC                          09/01/03        217,014        Capital Lease            N/A            0.288
 (4)  AHK Leasing, LLC                          09/01/03        139,509        Capital Lease            N/A            0.448
 (4)  AHK Leasing, LLC                          09/01/03         97,656        Capital Lease            N/A            0.64
 (4)  AHK Leasing, LLC                          09/01/03        105,574        Capital Lease            N/A            0.592
 (4)  AHK Leasing, LLC                          09/01/03        111,607        Capital Lease            N/A            0.56
 (4)  AHK Leasing, LLC                          09/01/03        375,000        Capital Lease            N/A            0.48
 (5)  Altron, Inc.                              09/09/03         10,000        Consulting               N/A            1.00
 (6)  Smith                  Daniel             10/14/03        432,000        Equity Financing         N/A            0.60
 (1)  Kanne                  Roger              11/21/03        255,102        Direct loan           $ 100,000         0.392
 (7)  Bucks Corp                                12/17/03        425,000        Equity Financing         N/A            0.48
 (7)  Walker                 Curt D             12/17/03        158,500        Equity Financing         N/A            0.48
 (7)  John & Helen           Backlund           12/17/03         41,500        Equity Financing         N/A            0.48
 (7)  Gray                   Charles            01/05/04         25,000        Equity Financing         N/A            0.48
 (7)  Genack & Wixon         Ab & Kathy         01/05/04         38,500        Equity Financing         N/A            0.48
 (7)  The Harner Living Trust                   01/05/04        362,500        Equity Financing         N/A            0.48
 (7)  Gerber 111 IRA         Joseph             01/05/04         87,500        Equity Financing         N/A            0.48
 (7)  Dewitt Montgomery 111 IRA                 01/05/04         11,500        Equity Financing         N/A            0.48
 (7)  Mitchell               Terry              01/05/04         50,000        Equity Financing         N/A            0.48
 (7)  Nancy Nita Macy Rev Trust                 01/05/04         50,000        Equity Financing         N/A            0.48
 (7)  Walker                 Curt D             01/15/04        318,500        Equity Financing         N/A            0.48
 (7)  Metolius Fund                             01/15/04        300,000        Equity Financing         N/A            0.48
 (7)  Webb                   Laura              01/15/04          6,500        Equity Financing         N/A            0.48
 (7)  Victor Hackenschmidt IRA                  01/28/04         21,000        Equity Financing         N/A            0.48
 (7)  Flaxel                 John               01/28/04         27,500        Equity Financing         N/A            0.48
 (7)  Manning                Ronald             01/28/04         80,000        Equity Financing         N/A            0.48
 (7)  Roosevelt              Christopher        01/28/04         25,000        Equity Financing         N/A            0.48
 (7)  Webb                   Laura              01/28/04        447,500        Equity Financing         N/A            0.48
 (7)  Montgomery             Dewitt JR          01/28/04         24,000        Equity Financing         N/A            0.48
 (7)  Webb                   Laura              02/17/04      2,500,000        Equity Financing         N/A            0.48
 (7)  Walker                 Curt D             03/17/04        694,445        Equity Financing         N/A            0.432
 (7)  Walker                 Curt D             03/22/04        125,000        Equity Financing         N/A            0.432
 (8)  Webb                   Laura              05/13/04        300,000        Equity Financing         N/A            0.35
 (8)  Webb                   Laura              05/19/04        150,000        Equity Financing         N/A            0.35
 (8)  Wright                 Keith M            05/19/04        300,000        Equity Financing         N/A            0.35
 (9)  Chicoine               Brad               05/27/04        525,937        Equity Financing         N/A            0.37852
 (9)  Herrig                 Speed & Judy       05/27/04        172,403        Equity Financing         N/A            0.37852
(10)  Corpfin                                   05/28/04        521,739        Convertible Debt         N/A            0.23
(10)  Alpha Capital Aktiengesellschaft          05/28/04      1,086,957        Convertible Debt      $ 500,000         0.3698
(10)  Bristol Investment Fund, Ltd.             05/28/04        652,174        Convertible Debt      $ 300,000         0.3698
(10)  JM Investors                              05/28/04        434,783        Convertible Debt      $ 200,000         0.3698
(10)  Enable Growth Partners L.P.               05/28/04        217,391        Convertible Debt      $ 100,000         0.3698
(10)  SRG Capital LLC                           05/28/04        217,391        Convertible Debt      $ 100,000         0.3698
(10)  Alpha Capital Aktiengesellschaft          05/28/04      1,086,957        Convertible Debt      $ 500,000         0.23
(10)  Bristol Investment Fund, Ltd.             05/28/04        652,174        Convertible Debt      $ 300,000         0.23
(10)  JM Investors                              05/28/04        434,783        Convertible Debt      $ 200,000         0.23

                                                 ISSUE         NUMBER OF          TYPE OF            AMOUNT OF        EXERCISE
         LAST NAME           FIRST NAME          DATE          WARRANTS        CONSIDERATION        DIRECT LOAN        PRICE
         ---------           ----------         --------       ---------       -------------        -----------       --------
(10)  Enable Growth Partners L.P.               05/28/04        217,391        Convertible Debt      $ 100,000         0.23
(10)  SRG Capital LLC                           05/28/04        217,391        Convertible Debt      $ 100,000         0.23
(11)  Merriman Curhan Ford & Co                 06/15/04         25,000        Consulting               N/A            0.64
(10)  Stonestreet Limited Partnership           06/30/04        543,478        Convertible Debt      $ 250,000         0.3698
(10)  Whalehaven Funds Limited                  06/30/04        217,391        Convertible Debt      $ 100,000         0.3698
(10)  Republic Aggressive Growth, Inc.          06/30/04        434,783        Convertible Debt      $ 200,000         0.3698
(10)  Stonestreet Limited Partnership           06/30/04        543,478        Convertible Debt      $ 250,000         0.23
(10)  Whalehaven Funds Limited                  06/30/04        217,391        Convertible Debt      $ 100,000         0.23
(10)  Republic Aggressive Growth, Inc.          06/30/04        434,783        Convertible Debt      $ 200,000         0.23
(10)  HEZA Holdings, Inc.                       06/30/04        239,130        Convertible Debt         N/A            0.23
(10)  Sonz Partners LP                          07/01/04        326,087        Convertible Debt      $ 150,000         0.3698
(10)  Sonz Partners LP                          07/01/04        326,087        Convertible Debt      $ 150,000         0.23

                                                           ------------
                                                             19,848,640

(1) Represents warrants to purchase shares of our common stock issued in exchange for direct loans made to us. When the individuals or entities identified on the table made a loan to us, they received a promissory note payable four months to one year from the date of the loan in the principal amount of loan and with interest accruing at a rate of 10% per annum and warrants to purchase shares of our common stock. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

(3) Represents warrants issued to GUNDYCO, for consulting services in regards to placement of our registered shares. The issuance of the warrants in this instance was limited only to GUNDYCO, and accordingly we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2).

(4) Represents warrants to purchase shares of our common stock issued to Duane Herrig and AHK Leasing in exchange for their execution of lease agreements for funding provided by them to us. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(5) Represents warrants to purchase shares of our common stock issued to Altron, Inc. as consideration for their willingness to accept stock in lieu of cash for their accounts payable amount owed to them by us. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(6) Represents warrants to purchase shares of our common stock issued to Daniel Smith as consideration for equity funding provided by him to us. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(7) Represents warrants to purchase shares of our common stock issued to various individuals as consideration for equity funding provided by them to us. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(8) Represents warrants to purchase shares of our common stock issued to two individuals, Laura Webb and Keith M. Wright, as consideration for equity funding provided by them to us. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act. These warrants were issued in connection with the private placement to these individuals of 1,000,000 shares of our common stock at a per share price of $0.25, on or about May 10, 2004. We agreed to "piggy back" registration rights for said shares and said shares are included in this prospectus.

(9) Represents warrants to purchase shares of our common stock issued to two individuals, Brad Chicoine and Duane Herrig, as consideration for equity funding provided by them to us. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act. These warrants were issued in connection with the private placement of 525,937 shares of common stock to Mr. Brad Chicoine, at a selling price of $0.342247 per share, and 344,805 shares of common stock to Mr. Duane Herrig, at a selling price of $0.37852 per share, on or about May 27, 2004. We agreed to "piggy back" registration rights for said shares and said shares are included in this prospectus.

(10) Represents warrants to purchase shares of our common stock issued to various investment groups as consideration for funding provided by them to us.

These transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(11) Represents warrants issued to Merriman Curhan Ford & Co., for consulting services. The issuance of the warrants in this instance was limited only to Merriman Curhan Ford & Co., and accordingly we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2).

                        THE CORPFIN.COM, INC. TRANSACTION

         15,978,261 shares of our authorized but unissued common stock offered hereunder have been reserved for issuance to certain private investors to whom we issued 4% subordinated convertible promissory notes, in the aggregate amount of $1,200,000 on May 28, 2004 and $550,000 on June 30, 2004. 7,608,696 of such shares are issuable pursuant to the 4% subordinated convertible promissory notes and 8,369,565 of such shares are issuable pursuant to certain warrants. The shares underlying warrants have also been accounted for in the "Transactions with Certain Warrant Holders" table above. The 4% subordinated convertible promissory notes are convertible into common stock at a price of $0.23 per share. The notes, or any part thereof, may be converted at the option of the holder at any time up to the maturity date of May 28, 2006. When fully converted, 7,608,696 shares of common stock will be issued to the note holders. The holders have also received warrants for 50% of shares that the amount invested would buy at the closing price of $0.23, or 3,804,348 warrants for the purchase of one share each of our common stock. These "B Warrants" are exercisable until the registration statement for the underlying stock has been effective for a period of 120 days. After such registration statement has been effective for 30 days, the "B Warrants" are callable us upon 30 days written notice if the per share price of our common stock exceeds 150% of the exercise price of the "B Warrants" for a period of 20 consecutive trading days. If the holders of called "B Warrants" do not exercise such warrants within 30 days of the call date, we may cancel such warrants.

         The subscribers to the convertible promissory notes also received one warrant for each two shares issued on the Closing Date, or 3,804,348 warrants for the purchase of one share each of our common stock at an exercise price determined by the average of the daily volume weighted average price of the common stock as reported by Bloomberg L.P. for the OTC Bulletin Board using the AQR function for the ten trading days ending the second trading day preceding the Closing Date. As so determined, the exercise price for each such "A Warrant" is $0.3698. The "A Warrants" are exercisable for a period of five years from the closing date. After a registration statement for the common stock underlying the "A Warrants" has been effective for the 30 days, the "A Warrants" are callable by us upon 30 days written notice, if the per share price of our common stock exceeds 200% of the exercise price of the "A Warrants" for a period of 15 consecutive trading days. If the holders of the called "A Warrants" do not exercise such warrants within 30 days of the call date, we may cancel such warrants.

         The subscribers' broker, CorpFin.com, Inc., 555 North Point Center East, 4th floor, Alpharetta, Georgia 30022 received one warrant for every five
(5) "A Warrants" issued on the closing date, or 521,739 warrants, each for the purchase of one share of our common stock. Such broker's warrants carry the same rights as "A Warrants," except that the exercise price is $0.23 per share of common stock and the broker's warrants are not subject to be called by us.

         Another broker for the subscribers, Heza Holdings, Inc., 1077 East 27th Street, Brooklyn, NY 11210 received one warrant for every five (5) "A Warrants" issued on the closing date, or 239,130 warrants, each for the purchase of one share of our common stock. Such broker's warrants carry the same rights as "A Warrants", except that the exercise price is $0.23 per share of common stock and the broker's warrants are not subject to be called by us.

         Interest on each convertible promissory note accrues at the annual rate of four percent (4%) and is payable, in cash, each time a note or any part of it is converted into our common stock, on January 1, 2005 and semi-annually thereafter and on the maturity date of May 28, 2006. In the event an interest payment on any note is in default for more than ten days, the interest rate then becomes fifteen percent (15%).

         The agreement with the subscribers provides registration rights for the stock underlying the notes and warrants. We have agreed that we will file a registration statement for such stock with the SEC within 30 days of the closing date and cause such registration statement to be declared effective by the SEC within 120 days of the closing date. If we do not file the registration statement within 30 days of the closing date or the registration statement is not declared effective by the SEC within 120 days of the closing date, we must pay a penalty to each note holder consisting of 2% of the purchase price of the note for each thirty days or part thereof that the filing or effectiveness date is late, up to a maximum of 8%. We are currently negotiating with the note holders and warrant holders to extend the deadline for filing the registration statement with the SEC.

         The note holders have been granted a right of first refusal to participate in any of our future offerings of securities or debt obligations on seven days prior written notice. The note holders may then participate, on the terms and conditions set forth in the notice, in the same proportion to each other as their purchase of notes from us. Except in the case of employee stock options or compensation plans, in connection with any merger or consolidation or as previously disclosed by us, the note holders have the right to receive additional shares of our common stock in the event we offer, issue or agree to issue common stock or securities exercisable for shares of common stock at a price per share or conversion or exercise price per share which is less than the conversion price of the notes issued to the subscribers. In such event, we must issue additional shares of our common stock to each subscriber so that the average per share purchase price of the shares of common stock issued to the subscriber is equal to such other lower price per share and conversion price of remaining notes must be reduced to such other lower price per share.

         We paid a contribution of $25,000 to legal fees and due diligence expense incurred by CorpFin.com. Such fees were paid out of the proceeds of the sale of the notes.

                      CORPFIN.COM, INC. TRANSACTION SUMMARY

                                     Purchase    Stock underlying                              Broker
                                       Price    Convertible Notes   A-Warrants   B-Warrants   Warrants
                                    ----------  -----------------   ----------   ----------   --------
Alpha Capital Aktiengesellschaft    $  500,000      2,173,913       1,086,957    1,086,957
Bristol Investment Fund, Ltd.       $  300,000      1,304,348         652,174      652,174
JM Investors                        $  200,000        869,565         434,783      434,783
Enable Growth Partners L.P.         $  100,000        434,783         217,391      217,391
SRG Capital LLC                     $  100,000        434,783         217,391      217,391
Stonestreet Limited Partnership     $  250,000      1,086,957         543,478      543,478
Whalehaven Funds Limited            $  100,000        434,783         217,391      217,391
Republic Aggressive Growth, Inc.    $  200,000        869,565         434,783      434,783
Corpfin.com, Inc.                                                                             521,739
HEZA Holdings, Inc.                                                                           239,130
                                    ----------      ---------       ---------    ---------   --------
                                    $1,750,000      7,608,697       3,804,348    3,804,348    760,869

         The selling shareholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

                        THE SONZ PARTNERS, LP TRANSACTION

         1,304,348 shares of our authorized but unissued common stock offered hereunder have been reserved for issuance to Sonz Partners, LP, a private investor to whom we issued a 4% subordinated convertible promissory note in the principal amount of $150,000 on July 1, 2004. 652,174 of such shares are issuable pursuant to the 4% subordinated convertible promissory note and 652,174 of such shares are issuable pursuant to certain warrants. The shares underlying warrants have also been accounted for in the "Transactions with Certain Warrant Holders" table above. The 4% subordinated convertible promissory note issued to Sonz Partners, LP matures on May 28, 2006. Otherwise, the terms of the 4% subordinated convertible promissory note and the warrants issued to Sonz Partners, LP are identical to the terms of the notes and warrants issued pursuant to the CorpFin.com, Inc. transaction described above. The following is a summary of the note and warrants issued to Sonz Partners, LP.

                      SONZ PARTNERS, LP TRANSACTION SUMMARY

                  Stock underlying
Purchase Price    Convertible Notes    A-Warrants    B-Warrants
--------------    -----------------    ----------    ----------

  $150,000             652,174          326,087       326,087

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. Article 12 of our Restated Certificate of Incorporation, exhibit 3.01 hereto, and article 8 of our Restated Bylaws, exhibit 3.02 hereto, provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for iSECUREtrac Corp. by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

         The consolidated financial statements of iSECUREtrac Corp. and subsidiaries included herein have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report appearing herein, which report expresses an unqualified opinion and includes an explanatory paragraph referring to our ability to continue as a going concern. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

         The financial statements of Tracking Systems Corporation included herein have been audited by McKonly & Asbury, LLP, independent auditors, as stated in their report appearing therein. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of iSECUREtrac Corp., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected by public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                       ISECURETRAC CORP. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS



Period Ended June 30, 2004 (Unaudited):
    Consolidated Balance Sheet.................................. F-2
    Consolidated Statements of Operations....................... F-3
    Statement of Stockholders' Deficit.......................... F-4
    Condensed Consolidated Statements of Cash Flows............. F-5
    Notes to Consolidated Financial Statements.................. F-6


Report of Independent Registered Public Accounting Firm
               for the Years Ended December 31, 2003 and 2002... F-9

Years Ended December 31, 2003 and 2002 (Audited):
    Consolidated Balance Sheet.................................. F-10
    Consolidated Statements of Operations....................... F-11
    Consolidated Statements of Stockholders' Deficit............ F-12
    Consolidated Statements of Cash Flows....................... F-13
    Notes to Consolidated Financial Statements.................. F-14

                   TRACKING SYSTEMS CORPORATION
                       FINANCIAL STATEMENTS

Independent Auditor's Report for the Period January 1, 2003
through August 28, 2003......................................... F-28

Period January 1, 2003 through August 28, 2003 (Audited):
    Balance Sheet............................................... F-29
    Statement of Operations..................................... F-31
    Statement of Changes in Stockholders' Equity................ F-32
    Statement of Cash Flows..................................... F-33
    Notes to Financial Statements............................... F-34

Independent Auditor's Report for the Years Ended
December 31, 2002 and 2001...................................... F-47

Years Ended December 31, 2002 and 2001 (Audited):
    Balance Sheets.............................................. F-48
    Statements of Operations.................................... F-50
    Statements of Changes in Stockholders' Equity............... F-51
    Statements of Cash Flows.................................... F-52
    Notes to Financial Statements............................... F-53

                ISECURETRAC CORP. AND SUBSIDIARIES
                  PRO FORMA FINANCIAL STATEMENTS

Pro Forma Condensed Consolidated Balance Sheets
at June 30, 2003................................................ F-66
Pro Forma Condensed Consolidated Statements of Operations
for the Year Ended December 31, 2002............................ F-67
Pro Forma Condensed Consolidated Statements of Operations
for the Six Months Ended June 30, 2003.......................... F-68

                       ISECURETRAC CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                                          (Unaudited)
                                                                          June 30, 2004    December 31, 2003
------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets
       Cash                                                                 $    352,409      $    125,399
       Accounts receivable, net of allowance for doubtful accounts of
          $15,600 in 2004 and $12,000 in 2003                                    805,190           602,367
       Inventories                                                               161,291           144,151
       Prepaid expenses and other                                                111,885            95,032
------------------------------------------------------------------------------------------------------------

              Total current assets                                             1,430,775           966,949
------------------------------------------------------------------------------------------------------------
Leasehold Improvements and Equipment, net                                        268,575           359,453
Monitoring Equipment, net of accumulated depreciation of $1,679,474
       in 2004 and $470,331 in 2003                                            2,581,220         4,078,419
Product Development Costs, net of accumulated amortization of $742,239
       in 2004 and $577,246 in 2003                                              247,721           367,338
Intangibles, subject to amortization                                             438,330           822,856
Goodwill                                                                       2,302,179         2,302,179
Other Assets                                                                     277,025            32,488
------------------------------------------------------------------------------------------------------------

              Total assets                                                  $  7,545,825      $  8,929,682
------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
       Notes payable                                                        $  2,502,541      $  2,994,476
       Current maturities of long-term debt                                    1,850,395         1,645,494
       Accounts payable and accrued expenses                                   1,148,608         1,319,884
       Deferred gain on sale-leaseback transaction                               736,830           677,125
       Accrued interest payable                                                  189,031           195,587
       Preferred dividends payable                                               666,381           218,513
------------------------------------------------------------------------------------------------------------

              Total current liabilities                                        7,093,786         7,051,079
------------------------------------------------------------------------------------------------------------

Long-term debt, less current maturities                                        5,607,974         4,839,547

Stockholders'  Deficit
       Series A convertible preferred stock                                    9,125,470         9,125,470
       Series B convertible preferred stock; 2004, $18,000 dividends in
          arrears; 2003, $15,250 dividends in arrears                            295,000           295,000
       Common stock                                                               57,240            48,904
       Additional paid-in capital                                             32,578,917        28,524,733
       Unearned consulting expense                                                    --          (357,000)
       Accumulated deficit                                                   (47,212,562)      (40,598,051)
------------------------------------------------------------------------------------------------------------
              Total stockholders'  deficit                                    (5,155,935)       (2,960,944)
------------------------------------------------------------------------------------------------------------
              Total liabilities and stockholders' deficit                   $  7,545,825      $  8,929,682
============================================================================================================



            SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                       ISECURETRAC CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                        Three Months Ended           Six Months Ended
                                                                             June 30                     June 30
                                                                        2004          2003          2004          2003
-------------------------------------------------------------------------------- ------------- ------------- -------------
REVENUES:
      Equipment                                                      $  135,285      $ 51,682     $ 151,791      $ 80,950
      Leasing                                                           313,746        23,184       591,202        38,223
      Hosting                                                           541,769        34,376     1,046,772        55,731
      Gain on sale-leaseback transactions
         Related party                                                  127,759             -       228,434             -
         Other                                                            5,981             -        11,634             -
      Service                                                            31,795         1,668        50,526         3,725
-------------------------------------------------------------------------------- ------------- ------------- -------------
         Total revenues                                               1,156,335       110,910     2,080,359       178,629
-------------------------------------------------------------------------------- ------------- ------------- -------------
OPERATING EXPENSES:
      Cost of revenues                                                  814,128       161,086     2,768,658       287,642
      Research and development                                          181,508       192,962       356,472       373,449
      Sales, general and administrative                               1,103,197       980,534     3,487,878     2,014,673
-------------------------------------------------------------------------------- ------------- ------------- -------------
         Total operating expenses                                     2,098,833     1,334,582     6,613,008     2,675,764
-------------------------------------------------------------------------------- ------------- ------------- -------------
      Operating loss                                                   (942,498)   (1,223,672)   (4,532,649)   (2,497,135)
-------------------------------------------------------------------------------- ------------- ------------- -------------
OTHER INCOME (EXPENSE):
      Interest income                                                         1           102             9           211
      Interest expense                                               (1,412,908)      (65,214)   (1,612,405)     (130,479)
      Financing fees                                                          -             -       (21,598)            -
-------------------------------------------------------------------------------- ------------- ------------- -------------
      Total other income (expense)                                   (1,412,907)       (65,112)   (1,633,994)     (130,268)
-------------------------------------------------------------------------------- ------------- ------------- -------------
      Loss before provision for income taxes                         (2,355,405)    (1,288,784)   (6,166,643)   (2,627,403)
      Provision for income taxes                                              -             -             -             -
-------------------------------------------------------------------------------- ------------- ------------- -------------
NET LOSS                                                            $(2,355,405)   $(1,288,784) $ (6,166,643) $ (2,627,403)
-------------------------------------------------------------------------------- ------------- ------------- -------------
Preferred dividends                                                    (226,555)      (209,453)     (447,868)     (412,916)
-------------------------------------------------------------------------------- ------------- ------------- -------------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                           $(2,581,960)   $(1,498,237) $ (6,614,511) $ (3,040,319)
-------------------------------------------------------------------------------- ------------- ------------- -------------
Basic and diluted loss per common share                                 $ (0.05)      $ (0.04)      $ (0.12)      $ (0.08)
-------------------------------------------------------------------------------- ------------- ------------- -------------
Weighted average shares of common stock outstanding                  55,896,724    38,740,656    54,291,311    37,356,910
-------------------------------------------------------------------------------- ------------- ------------- -------------



SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                       ISECURETRAC CORP. AND SUBSIDIARIES
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                     FOR THE SIX MONTHS ENDED JUNE 30, 2004
                                   (UNAUDITED)

                                                           SERIES A                  SERIES B
                                                         CONVERTIBLE                CONVERTIBLE
                                                       PREFERRED STOCK            PREFERRED STOCK          COMMON STOCK
                                                      SHARES      AMOUNT       SHARES       AMOUNT      SHARES         AMOUNT
-------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003                             9,126   $  9,125,470       300     $ 295,000   48,904,299   $     48,904
    Shares issued for cash, net of offering costs         --             --        --            --    8,166,485          8,166
    Shares issued for director's fees and services        --             --        --            --      169,794            170
    Amortization of unearned consulting expense           --             --        --            --           --             --
    Paid-in capital for cost of options issued            --             --        --            --           --             --
    Warrants issued for loans and consulting
      services                                            --             --        --            --           --             --
    Series A preferred stock dividends                    --             --        --            --           --             --
    Net loss                                              --             --        --            --           --             --
-------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2004                                 9,126   $  9,125,470       300     $ 295,000   57,240,578   $     57,240
===============================================================================================================================


                                                       ADDITIONAL      UNEARNED
                                                        PAID-IN       CONSULTING        ACCUMULATED
                                                        CAPITAL         EXPENSE           DEFICIT            TOTAL
------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003                            $ 28,524,733    $   (357,000)     $(40,598,051)     $ (2,960,944)
    Shares issued for cash, net of offering costs        3,762,094              --                --         3,770,260
    Shares issued for director's fees and services          58,414              --                --            58,584
    Amortization of unearned consulting expense                 --         357,000                --           357,000
    Paid-in capital for cost of options issued              87,843              --                --            87,843
    Warrants issued for loans and consulting
      services                                             145,833              --                --           145,833
    Series A preferred stock dividends                          --              --          (447,868)         (447,868)
    Net loss                                                    --              --        (6,166,643)       (6,166,643)
------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2004                                $ 32,578,917    $         --      $(47,212,562)     $ (5,155,935)
========================================================================================================================



SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                        ISECURETRAC CORP AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (UNAUDITED)

                                                                                               2004                   2003
-------------------------------------------------------------------------------------------------------------------------------
Cash flow from operating activities:
     Net loss                                                                              $ (6,166,643)          $ (2,627,403)
     Depreciation and amortization                                                              953,416                228,294
     Impairment charge of monitoring equipment                                                1,341,251                      -
     Impairment charge of intangibles subject to amortization                                   302,298                      -
     Interest expense related to convertible debt                                             1,200,000                      -
     Other                                                                                        9,639               413,134
-------------------------------------------------------------------------------------------------------------------------------
        Net cash used in operating activities                                                (2,360,039)            (1,985,975)
-------------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                                          (202,472)                (9,802)
-------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
     Increase (decrease) in notes payable                                                      (491,935)             1,284,297
     Proceeds from long term debt                                                             1,825,000              1,112,529
     Principal payments on long term debt                                                      (851,672)              (232,579)
     Net proceeds from issuance of common stock                                               2,429,128              1,005,873
     Other                                                                                     (121,000)            (1,162,694)
-------------------------------------------------------------------------------------------------------------------------------
        Net cash provided by financing activities                                             2,789,521              2,007,426
-------------------------------------------------------------------------------------------------------------------------------
        Increase in cash                                                                        227,010                 11,649
Cash, beginning of period                                                                       125,399                 47,374
-------------------------------------------------------------------------------------------------------------------------------
Cash, end of period                                                                           $ 352,409               $ 59,023
-------------------------------------------------------------------------------------------------------------------------------
Supplemental Disclosures of Cash Flow Information:
     Cash payments for:
        Interest                                                                              $ 397,115               $ 91,265
        Income Taxes                                                                                  -                      -



SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                        ISECURETRAC CORP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1. GENERAL

The condensed consolidated balance sheet of iSECUREtrac Corp ("iSt" or "we", "us", or "our") at December 31, 2003, has been taken from audited consolidated financial statements at that date and condensed. The condensed consolidated financial statements for the three and six months ended June 30, 2004, and for the three and six months ended June 30, 2003, are unaudited and reflect all normal and recurring accruals and adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position, operating results and cash flows for the interim periods presented in this quarterly report. The condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto, together with management's discussion and analysis of financial condition and results of operations, contained in our Annual Report on Form 10-KSB for the year ended December 31, 2003. The results of operations and cash flows for the three and six months ended June 30, 2004 are not necessarily indicative of the results for the entire fiscal year ending December 31, 2004. Where appropriate, items within the condensed consolidated financial statements have been reclassified from the previous periods' presentation.

The accompanying financial statements of iSECUREtrac Corp have been prepared on a going-concern basis, which contemplates profitable operations and the satisfaction of liabilities in the normal course of business. There are uncertainties that raise substantial doubt about the ability of iSt to continue as a going concern. As shown in the statements of operations, iSt has not yet achieved profitable operations. As of July 31, 2004, iSt has insufficient working capital to execute its business plan. These items raise substantial doubt about the ability of iSt to continue as a going concern. Management plans to continue financing operations and development of our technology through the plan described herein.

NOTE 2. COMMON STOCK OPTIONS AND WARRANTS

During the quarter ended June 30, 2004, we granted options to purchase 2,580,000 shares of common stock to thirty-nine employees and five outside board members pursuant to their stock option agreements and employee bonus incentive plans. The exercise prices for 655,000 of the employee's options are at 85% of fair value of iSt's common stock and vest ratably over two years. The exercise prices for 1,825,000 of the employee's options are at 85% of fair value of iSt's common stock and will become vested and exercisable in full if iSt achieves a positive EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) in any one month prior to March 31, 2005. The board members who iSt retained for another year term received 100,000 options at 100% fair value and will become exercisable in full on June 4, 2005. iSt had 205,520 options forfeited and 80,850 options exercised during the quarter ended June 30, 2004.

iSECUREtrac Corp., at June 30, 2004, had 13,544,022 outstanding stock options, 19,196,466 outstanding warrants, 9,125,470 shares issuable upon the conversion of Series A Convertible Preferred Stock, 500,100 shares issuable upon the conversion of Series B Convertible Preferred Stock, 2,631,579 shares issuable upon conversion of a Subordinated Convertible Note and 4,950 shares issuable upon conversion of a convertible subordinated debenture, that could potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the period presented.

NOTE 3. STOCK-BASED COMPENSATION

Stock-based compensation: As of June 30, 2004, iSt had various stock-based compensation plans. iSt accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, which measures compensation as the difference between the fair value of the stock at the date of award and the amount required to be paid for the stock. Stock-based compensation of $18,043 and $7,703 and $70,877 and $43,780 has been reflected in net loss for the three and six-month periods ending June 30, 2004, and 2003, respectively. The following table illustrates the effect on net loss for the three and six-month periods ending June 30, 2004, and 2003, as if iSt had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based compensation.

                                                       THREE MONTHS ENDED JUNE 30,         SIX MONTHS ENDED JUNE 30,
                                                          2004             2003             2004              2003
-----------------------------------------------------------------------------------------------------------------------
Net loss, as reported                                 $(2,355,405)     $(1,288,784)     $(6,166,643)     $(2,627,403)
Add:  Stock-based employee compensation expense
      included in reported net loss                        18,043            7,703           70,877           43,780
Deduct: Total stock-based employee compensation
        expense determined under fair value based
        method for all awards                            (759,951)         (96,231)      (1,472,028)        (181,034)
-----------------------------------------------------------------------------------------------------------------------
Pro forma net loss                                    $(3,097,313)     $(1,377,312)     $(7,567,794)     $(2,764,657)
=======================================================================================================================
Basic and diluted loss per share:
     As reported                                      $     (0.05)     $     (0.04)     $     (0.12)     $     (0.08)
=======================================================================================================================
     Pro forma                                        $     (0.06)     $     (0.04)     $     (0.15)     $     (0.09)
=======================================================================================================================

In determining the pro forma amounts above during 2004 and 2003, the value of each grant is estimated at the grant date using the fair value method prescribed in SFAS No. 123 with the following assumptions: no dividends, risk free interest rate of 5%; expected life of 3.5 years and; expected price volatility of 83.20% and 82.13%.

The fair value of stock options and warrants issued to non-employees is being accounted for using SFAS No. 123. Related compensation expense is charged to income when incurred.

Warrants and common stock issued in consideration for notes payable, convertible debt and debt guarantee fees is expensed in the period incurred due to the short term nature of the related notes.

NOTE 4. MANAGEMENT PLANS

Because of a limited operating history, it is difficult to evaluate the business. Factors that may cause a failure to meet business goals include the following: the ability to raise adequate capital to finance the business plan; the future financial condition, liquidity and business prospects generally; an inability to respond to competitive market conditions; marketplace acceptance and market demand of the Company's products; perceived opportunities in the marketplace for the Company's current products and other products under development; future sales levels and other business plans for the future. Profitability will require the successful commercialization of the Series 2100 Personal Tracking Unit (PTU) and tracNET24 software. No assurances can be given when this will occur or that the Company will ever be profitable.

To date, the Company has generated limited revenue from operations and has accumulated significant losses. Consequently, it has had difficulty in obtaining funding from commercial lenders, resulting in the need to obtain funding from private sources. Management plans to continue financing development of the technology and operations through external and related party financing. On March 3, 2004, iSt received a private placement commitment of $5,000,000 in equity financing from a private investor group to continue to fund the operations and production of tracking devices and related services. As of July 31, 2004, this funding had not been received by the Company and there is substantial doubt that it will be received.

iSt entered into a common stock purchase agreement on March 7, 2003, as amended and restated on April 14, 2003, with Fusion Capital Fund II, LLC (Fusion), a Chicago-based institutional investor. Under the agreement, Fusion was to buy up to $12 million of common stock over a period of up to 40 months, subject to iSt's right to extend the agreement for six months. iSt had the right to control the timing and amount of stock sold to Fusion with the purchase price based upon the market price of the Company's common stock at the time of sale without any discount. On March 3, 2004, iSt elected to terminate its common stock purchase agreement with Fusion. Prior to terminating the agreement, the Company had sold 8,175,207 shares of Common Stock for total proceeds of $3,324,084.

10,956,523 shares of our authorized but unissued common stock has been reserved for issuance to certain private investors to whom iSt issued 4% subordinated convertible promissory notes, in the aggregate amount of $1,200,000 on May 28, 2004. 5,217,392 of such shares are issuable pursuant to the promissory notes and 5,739,131 of such shares are issuable pursuant to certain warrants. The notes may be converted at any time up to the maturity date of May 28, 2006.

iSt's continuation as a going concern is dependent upon its ability to satisfactorily meet its debt obligations, meet its product development goals, secure new financing and generate sufficient cash flows from operations. The financial statements do not include any adjustments that may result from these uncertainties.

NOTE 5. MONITORING EQUIPMENT

Monitoring equipment, including leased equipment, is carried at cost and is being depreciated by the straight line method over useful lives of up to 5 years. Depreciation expense on assets acquired under capital leases is included with depreciation expense on owned assets. As of June 30, 2004 and December 31, 2003, leased equipment totaled $2,135,002 and $1,551,809, respectively. Accumulated depreciation on iSt's leased equipment as of June 30, 2004 and December 31, 2003 totaled $723,952 and $260,171, respectively.

NOTE 6. GOODWILL AND INTANGIBLES, SUBJECT TO AMORTIZATION

Goodwill is the excess of the cash paid over the net fair value of assets acquired and liabilities assumed in an acquisition, less the amount of identifiable intangible assets. Goodwill is not amortized, but is tested for impairment on an annual basis. The Company has determined that there is no impairment of goodwill as of December 31, 2003.

Intangible assets are those that can be separately identified and assigned a value. Intangible assets consist of customer monitoring contracts and loan acquisition costs. In regards to the customer monitoring contracts, the Company is amortizing the intangible assets based on the revenue stream of the existing contracts. As for the loan acquisition costs, the Company is amortizing those costs over the life of the loan. For the six months ending June 30, 2004 and 2003, amortization expense was $384,526 and none, respectively. The composition of goodwill and intangible assets at June 30, 2004, is as follows:


                                   GOODWILL    OTHER INTANGIBLES     TOTAL
--------------------------------------------------------------------------------
Balance at December 31, 2003     $ 2,302,179     $   822,856      $ 3,125,035
   Amortization                           --        (384,526)        (384,526)
--------------------------------------------------------------------------------
Balance at June 30, 2004         $ 2,302,179     $   438,330      $ 2,740,509
================================================================================

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
iSECUREtrac Corp.
Omaha, Nebraska

We have audited the accompanying Consolidated Balance Sheet of iSECUREtrac Corp. and subsidiaries as of December 3, and Consolidated Statements of Operations, Stockholders' Deficit and Cash Flows for the years ended December 31, 2003 002. Th statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the ncial s based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United Sta31, 20 hose stthe related require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements , and e of maese financial misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in thse fin0cial sttatements audit also includes assessing the accounting principles used and the significant estimates made by management, as 2s evalu overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. a

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects,are fr nancialterial iSECUREtrac Corp. and subsidiaries as of December 31, 2003, and the results of their operations and their cash flow for the years ended December 31, 2003, and 2002, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a goi aern. As Note 9 to the financial statements, the Company has suffered recurring losses from operations and its total liabi the f exceeds position of assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plows fo regard ars ended matters are also discussed in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ McGladrey & Pullen, LLP
Kansas City, Missouri
January 23, 2004, except for the second and third paragraphs in Note 9 as to e which that date is March 3, 2004.

                       ISERURETRAC CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003

----------------------------------------------------------------------------------------------------
ASSETS (Note 5)

Current Assets
    Cash                                                                               $     125,399
    Account receivables, net of $12,000 allowance for doubtful accounts                      602,367
    Inventories                                                                              144,151
    Prepaid expenses and other                                                                95,032
----------------------------------------------------------------------------------------------------
        Total current assets                                                                 966,949
----------------------------------------------------------------------------------------------------
Leasehold Improvements and Equipment, net (Note 3)                                           359,453
Monitoring Equipment, net of accumulated depreciation of $470,331 (Note 10)                4,078,419
Product Development Costs, net of accumulated amortization of $577,246                       367,338
Intangibles, subject to amortization (Note 4)                                                822,856
Goodwill (Note 4)                                                                          2,302,179
Other Assets                                                                                  32,488
----------------------------------------------------------------------------------------------------
        Total assets                                                                   $   8,929,682
====================================================================================================
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
    Notes payable (Note 5)                                                             $   2,994,476
    Current maturities of long-term debt (Notes 5 and 10)                                  1,645,494
    Accounts payable and accrued expenses                                                  1,319,884
    Deferred gain on sale-leaseback transaction (Note 10)                                    677,125
    Accrued interest payable                                                                 195,587
    Preferred dividends payable                                                              218,513
----------------------------------------------------------------------------------------------------
        Total current liabilities                                                          7,051,079
----------------------------------------------------------------------------------------------------
Long-term debt, less current maturities (Notes 5 and 10)                                   4,839,547
----------------------------------------------------------------------------------------------------
Commitments and contingencies (Notes 9 and 10)                                                     -
----------------------------------------------------------------------------------------------------
Stockholders' Deficit (Notes 7 and 8)
    Series A Convertible Preferred stock, 10,000 shares designated at $.01 par value; 9,126 issued and outstanding, stated value $1,000 per share
        9,125,470
    Series B Convertible Preferred stock, 3,500 shares designated at $.01 par value; 300 issued and outstanding, stated value $1,000 per share 295,000
    Common stock, 100,000,000 shares authorized at $.001 par value;
        48,904,299 issued and outstanding                                                     48,904
    Additional paid-in capital                                                            28,524,733
    Unearned consulting expense                                                             (357,000)
    Accumulated deficit                                                                  (40,598,051)
----------------------------------------------------------------------------------------------------
        Total stockholders' deficit                                                       (2,960,944)
----------------------------------------------------------------------------------------------------
        Total liabilities and stockholders' deficit                                    $   8,929,682
====================================================================================================

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       ISECURETRAC CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                        2003           2002
--------------------------------------------------------------------------------
REVENUES:
   Equipment                                        $    171,759   $    358,305
   Leasing                                               402,972              -
   Hosting                                               757,106          2,009
   Gain on sale-leaseback transactions                   123,083              -
   Service                                                38,187        142,688
--------------------------------------------------------------------------------
   Total revenues                                      1,493,107        503,002
--------------------------------------------------------------------------------
COSTS AND EXPENSES:
   Cost of revenues                                    1,141,334        612,803
   Research and development                              750,443        773,248
   Sales, general and administrative                   5,557,414      4,172,160
--------------------------------------------------------------------------------
   Total costs and expenses                            7,449,191      5,558,211
--------------------------------------------------------------------------------
   Operating loss                                     (5,956,084)    (5,055,209)
--------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
   Interest income                                           523          1,742
   Interest expense (Note 5)                            (444,886)      (203,419)
   Loan acquisition expense, stockholders               (638,603)      (536,734)
--------------------------------------------------------------------------------
   Total other income (expense)                       (1,082,966)      (738,411)
--------------------------------------------------------------------------------
   Loss before provision for income taxes             (7,039,050)    (5,793,620)
--------------------------------------------------------------------------------
   Provision for income taxes (Note 6)                         -              -
--------------------------------------------------------------------------------
NET LOSS                                              (7,039,050)    (5,793,620)
   Preferred dividends (Note 8)                         (848,200)      (807,832)
--------------------------------------------------------------------------------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS           $ (7,887,250)  $ (6,601,452)
================================================================================
BASIC AND DILUTED LOSS PER COMMON SHARE             $      (0.19)  $      (0.23)
================================================================================
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING   41,561,430     29,248,828
================================================================================



SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       ISECURETRAC CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                              SERIES A CONVERTIBLE   SERIES B CONVERTIBLE
                                                                PREFERRED STOCK        PREFERRED STOCK             COMMON STOCK
                                                              SHARES      AMOUNT      SHARES     AMOUNT        SHARES       AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2001                                  8,610   $  6,133,027       --  $         --    25,598,003  $    25,598
   Shares issued upon surrender of warrants, assumption of
     notes, forgiveness of debt, and exercise of warrants at
     $.20 per share                                              --      2,476,763       --            --       250,000          250
   Shares issued for directors' fees and services                --             --       --            --     2,039,230        2,039
   Shares issued for cash, net of offering costs (Note 11)      310        310,000      150       145,000     3,295,504        3,295
   Shares issued on exercise of options at $0.10 to $0.875
     per share                                                   --             --       --            --     1,437,666        1,438
   Shares issued in lieu of payment on note payable              --             --       --            --       121,522          121
   Shares issued upon conversion of Series A preferred stock (1,110)    (1,110,000)      --            --     2,177,778        2,178
   Paid-in capital for cost of options issued                    --             --       --            --            --           --
   Warrants issued for stockholder loans and consulting
     services                                                    --             --       --            --            --           --
   Series A preferred stock dividends                           673        672,872       --            --            --           --
   Net loss                                                      --             --       --            --            --           --
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2002                                  8,483   $  8,482,662      150  $    145,000    34,919,703  $    34,919
   Shares issued for cash, net of offering costs (Note 11)      416        416,000      150       150,000     3,516,766        3,517
   Shares issued for acquisition of subsidiary                   --             --       --            --     4,423,077        4,423
   (Note 2)
   Shares issued on exercise of warrants at $0.20 to
     $0.28 pershare                                              --             --       --            --       360,567          361
   Shares issued for directors' fees and services               189        189,000       --            --     4,316,202        4,316
   Shares issued upon exercise of warrants in lieu of
     payment on note payable                                     --             --       --            --       194,346          194
   Shares issued upon conversion of Series A preferred stock   (605)      (605,000)      --            --     1,173,638        1,174
   Paid-in capital for cost of options issued                    --             --       --            --            --           --
   Warrants issued for stockholder loans and consulting
     services                                                    --             --       --            --            --           --
   Series A preferred stock dividends                           643        642,808       --            --            --           --
   Net loss                                                      --             --       --            --            --           --
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2003                                  9,126   $  9,125,470      300  $    295,000    48,904,299  $    48,904
====================================================================================================================================

                                                              ADDITIONAL     UNEARNED
                                                                PAID-IN     CONSULTING     ACCUMULATED
                                                                CAPITAL       EXPENSE        DEFICIT          TOTAL
----------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2001                                  $ 15,125,671  $         --   ($26,041,188)  ($ 4,756,892)
   Shares issued upon surrender of warrants, assumption of
     notes, forgiveness of debt, and exercise of warrants at
     $.20 per share                                                 49,750            --             --      2,526,763
   Shares issued for directors' fees and services                1,252,086            --             --      1,254,125
   Shares issued for cash, net of offering costs (Note 11)       2,981,024            --             --      3,439,319
   Shares issued on exercise of options at $0.10 to $0.875
     per share                                                     169,190            --             --        170,628
   Shares issued in lieu of payment on note payable                 43,796            --             --         43,917
   Shares issued upon conversion of Series A preferred stock     1,107,822            --             --             --
   Paid-in capital for cost of options issued                      191,071            --             --        191,071
   Warrants issued for stockholder loans and consulting
     services                                                      590,409            --             --        590,409
   Series A preferred stock dividends                                   --            --       (875,993)      (203,121)
   Net loss                                                             --            --     (5,793,620)    (5,793,620)
----------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2002                                  $ 21,510,819  $         --   ($32,710,801)  ($ 2,537,401)
   Shares issued for cash, net of offering costs (Note 11)       1,487,473            --             --      2,056,990
   Shares issued for acquisition of subsidiary                   2,295,577            --             --      2,300,000
   (Note 2)
   Shares issued on exercise of warrants at $0.20 to
     $0.28 pershare                                                 74,539            --             --         74,900
   Shares issued for directors' fees and services                1,277,694      (357,000)            --      1,114,010
   Shares issued upon exercise of warrants in lieu of
     payment on note payable                                       117,630            --             --        117,824
   Shares issued upon conversion of Series A preferred stock       603,826            --             --             --
   Paid-in capital for cost of options issued                      144,912            --             --        144,912
   Warrants issued for stockholder loans and consulting
     services                                                    1,012,263            --             --      1,012,263
   Series A preferred stock dividends                                   --            --       (848,200)      (205,392)
   Net loss                                                             --            --     (7,039,050)    (7,039,050)
----------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2003                                  $ 28,524,733  ($   357,000)  ($40,598,051)  ($ 2,960,944)
======================================================================================================================

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       ISECURETRAC CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2003 and 2002

                                                                               YEAR ENDED DECEMBER 31,
                                                                                 2003          2002
------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                $   (7,039,050)  $(5,793,620)
  Adjustments to reconcile net loss to net cash used in operating activities
      Loss on asset abandonment                                                        -        67,013
      Depreciation and amortization                                              949,756       346,505
      Expenses paid by issuance of stock, warrants, and options in lieu of
       cash                                                                    2,279,009     2,035,605
      Changes in assets and liabilities, net of effects of acquisition
         (Increase) decrease in accounts receivable                              (26,036)      (82,344)
         (Increase) decrease in inventories                                      (29,170)      (51,460)
         (Increase) decrease in prepaid expenses                                 (17,839)       22,451
         Increase (decrease) in accounts payable and accrued expenses            442,583        29,828
         Increase (decrease) in accrued interest payable                         149,474        (1,136)
         Increase (decrease) in deferred revenue                                 677,125       (76,563)
------------------------------------------------------------------------------------------------------
NET CASH USED IN OPERATING ACTIVITIES                                         (2,614,148)   (3,503,721)
------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of subsidiary, net of acquisition costs                            216,311             -
  Purchases of leasehold improvements and equipment                              (24,516)     (196,727)
  Purchases of monitoring equipment                                           (1,950,901)            -
  Product development costs                                                            -      (204,200)
  Acquisition/disposal of other assets                                            (7,363)        1,080
------------------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                         (1,766,469)     (399,847)
------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes, net                                                     1,703,292       508,315
  Proceeds from long-term debt                                                 1,620,000             -
  Payments on long-term debt                                                    (806,540)     (217,759)
  Preferred stock dividends paid in cash                                        (190,000)            -
  Proceeds from issuance of common stock                                       1,565,890     3,204,947
  Proceeds from issuance of preferred stock                                      566,000       455,000
------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                      4,458,642     3,950,503
------------------------------------------------------------------------------------------------------
INCREASE IN CASH                                                                  78,025        46,935
CASH AT BEGINNING OF YEAR                                                         47,374           439
------------------------------------------------------------------------------------------------------
CASH AT END OF YEAR                                                       $      125,399   $    47,374
======================================================================================================
SUPPLEMENTAL DISCLOSURE OF CASH PAYMENTS FOR
  Interest                                                                       295,412       204,555
  Income taxes                                                                         -             -
SUPPLEMENT DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
  Conversion of long-term debt to notes payable                                  301,790             -
  Conversion of notes payable to long-term debt                                1,235,000             -
  Issuance of Common and Preferred Stock in lieu of payment on
      long-term debt, notes payable and accrued interest payable                 110,000     2,520,680
  Issuance of Preferred Stock in payment of Preferred Stock dividends            642,808       672,872
  Issuance of Common Stock for investment in subsidiary (Note 2)               2,300,000             -
  Preferred Stock dividends declared but not paid                                218,513       203,121
  Product development costs paid on account                                            -      (156,943)
  Conversion of accounts payable to notes payable                                166,077             -


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                        ISECURETRAC CORP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

iSECUREtrac Corp. and subsidiaries ("iSt" or "the Company") designs, develops, produces, sells, leases and supports wireless products and services relating to the tracking, monitoring, and reporting of individuals and objects. iSt products are designed to enhance productivity, reduce costs, and improve overall response using on-line access to information previously maintained on a variety of media. Today, iSt primarily markets to the criminal justice industry for continuous electronic monitoring of criminal offenders.

iSt was formed on January 5, 1992, for the purpose of developing wireless products and services relating to tracking, monitoring and reporting of individuals and objects. The Company previously reported as a development stage enterprise and became operational and began generating revenue in the fourth quarter of 2002.

SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation: The consolidated financial statements include the accounts of iSt and its wholly-owned subsidiaries, iSt Services, Inc., formed September 25, 2002, and Tracking Systems Corporation, acquired on August 28, 2003. ABS Nebraska, Inc., an inactive wholly-owned subsidiary, dissolved in 2003. All material intercompany balances and transactions have been eliminated in consolidation.

Accounting estimates and assumptions: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Trade accounts receivable: Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions. Trade accounts receivable are written off when deemed uncollectible. Recoveries of trade accounts receivable previously written off are recorded when received. The Company offers credit terms to select customers of up to 45 days. Additionally, the Company reserves the right to assess finance charges on delinquent accounts where such charges are permitted. Accounts are considered delinquent after 45 days. There were no bad debt expenses for 2003 and 2002.

Inventories: Inventories consist of PTUs and parts and are recorded at the lower of cost (first in - first out method) or market.

Leasehold improvements, equipment, and monitoring equipment: Leasehold improvements, equipment, and monitoring equipment are recorded at cost. Equipment and monitoring equipment are depreciated on the straight-line method over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the lesser of the estimated lives of the assets or the lease term. Amortization of assets acquired under capital leases is included with depreciation expense on the owned assets. These assets are reviewed for impairment under Statement of Financial Accounting Standard (SFAS) No. 144 when events indicate the carrying amount may not be recoverable.

Product development: iSt capitalized software and hardware development costs in accordance with the SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. At December 31, 2003, the majority of the capitalized costs related to the development of a web-based tracking and monitoring system, known as tracNET24. The capitalization of these costs begins when a product's technological feasibility has been established and ends when the product is available for general release to customers. During the year ending December 31, 2002, $47,257 of product development costs were capitalized. No product development costs were capitalized in 2003. iSt began amortizing these costs in 2002 on a straight-line basis over an estimated economic useful life of three years. It is reasonably possible that those estimates of projected product revenues, the remaining estimated economic life of the product or both would be reduced significantly in the near term due to competitive pressures or technological changes. As a result, the carrying amount of the capitalized software and hardware costs may be reduced materially in the near term. $86,962 of capitalized software and hardware development costs were charged to expense in the year ended December 31, 2002, due to impairment. Based upon unit sales to date, and projected sales for the future, management believes there is no additional impairment of product development costs and therefore, there was no charge to expense for impairment in the year ended December 31, 2003. Amortization of capitalized software and hardware development costs totaled $314,862 and $262,384 for the years ended December 31, 2003, and 2002, respectively.

Goodwill: Goodwill represents the excess of purchase price paid over the net identifiable assets of the acquired business. It is subject to annual tests for impairment. iSt has recorded no impairment charges related to goodwill for the years ended December 31, 2003, and 2002.

Intangibles, subject to amortization: Amortizable intangibles represent the value assigned to the future net income stream attributable to acquired customer monitoring contracts based on their capacity to generate such income. The intangible asset is being amortized over seven years, which is the estimated life of the monitoring contracts to which they relate.

Earnings per share: Basic Earnings Per Common Share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted Earnings Per Common Share shall be computed by including contingently issuable shares with the weighted average shares outstanding during the period. When inclusion of the contingently issuable shares would have an antidilutive effect upon earnings per share, no diluted earnings per share shall be presented.

The following contingently issuable shares were not included in diluted earnings per common share as they would have an antidilutive effect upon earnings per share:

                                                          December 31, 2003  December 31, 2002
----------------------------------------------------------------------------------------------
Shares issuable upon conversion of Series A Convertible
Preferred Stock                                                   9,125,470          8,482,662

Shares issuable upon conversion of Series B Convertible
Preferred Stock                                                     500,100            250,050

Shares issuable upon conversion of Subordinated
Convertible Note                                                  2,000,000                  -

Common stock options outstanding                                  9,145,251          7,603,575

Common stock warrants outstanding                                 4,209,116          1,858,324

Convertible subordinated debentures                                   4,950              6,600
----------------------------------------------------------------------------------------------

Revenue recognition: The Company recognizes revenue in accordance with SEC staff Accounting Bulletin No. 101 - Revenue Recognition in Financial Statements. Equipment revenues are recognized when goods are received by the customer. Leasing, hosting, and service revenues are recognized upon performance of the respective service. Gains on sale-leaseback transactions are recorded as a liability and recognized as income ratably over the term of the respective equipment lease (typically two years). Costs of revenues are recorded as products are delivered or services are performed.

Income taxes: Deferred taxes are provided for by a liability method wherein deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Stock-based compensation: As of December 31, 2003, iSt had various stock-based compensation plans, which are more fully described in Note 7. iSt accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, which measures compensation as the difference between the fair value of the stock at the date of award and the amount required to be paid for the stock. Stock-based compensation of $144,912 and $191,071 has been reflected in net loss for the years ending December 31, 2003, and 2002, respectively. The following table illustrates the effect on net loss for the years ending December 31, 2003, and 2002, as if iSt had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based compensation.

                                                                                  YEAR ENDED DECEMBER 31,
                                                                                   2003            2002
---------------------------------------------------------------------------------------------------------
Net loss, as reported                                                         $(7,039,050)  $  (5,793,620)

Add: Stock-based employee compensation expense included in reported net loss      144,912         191,071

Deduct: Total stock-based employee compensation expense determined under
fair value based method for all awards                                           (570,352)       (377,447)
---------------------------------------------------------------------------------------------------------
Pro forma net loss                                                            $(7,464,490)  $  (5,979,996)
=========================================================================================================
Basic and diluted loss per share:

   As reported                                                                $     (0.19)  $       (0.23)
=========================================================================================================
   Pro forma                                                                  $     (0.20)  $       (0.23)
=========================================================================================================

In determining the pro forma amounts above during 2003 and 2002, the value of each grant is estimated at the grant date using the fair value method prescribed in SFAS No. 123 with the following assumptions: no dividends, risk free interest rate of 5%; expected life of 3.5 years and; expected price volatility of 89.43% and 61.06%.

The fair value of stock options and warrants issued to non-employees is being accounted for using SFAS No. 123. Related compensation expense is charged to income when incurred. Warrants and common stock issued in consideration for notes payable and debt guarantee fees is expensed in the period incurred due to the short term nature of the related notes.

Segments of business: The Company currently only has one segment line of business.

NOTE 2. ACQUISITION OF SUBSIDIARY

On August 12, 2003, iSt entered into a share exchange agreement with Tracking Systems Corporation, Harrisburg, Pennsylvania (TSC), a privately held provider of criminal offender monitoring equipment services. Under the terms of the agreement, iSt exchanged 4,423,077 shares its common stock (valued at $2.3 million based upon the average of the bid and asked prices for 20 trading days preceding the closing) for 100% of the common stock of TSC and assumed $4,152,239 of TSC debt. The transaction was approved by the stockholders of TSC on August 21, 2003, and was closed on August 28, 2003. TSC is now a wholly owned subsidiary of iSt and the results of their operations from August 29, 2003, through December 31, 2003, are included in the consolidated financial statements. The total cost of the acquisition was $6,452,239 plus $115,316 of acquisition costs. $562,992 was allocated to working capital assets and liabilities; $2,790,862 was allocated to leasehold improvements and monitoring equipment; $911,522 was allocated to intangibles subject to amortization; and

$2,302,179 was allocated to goodwill. Management assigned values to assets and liabilities based upon their fair values. An outside accounting firm provided assistance with the valuation of fair value of the assets and liabilities. The following table details the valuation of the assets acquired and liabilities assumed:

------------------------------------------------------------
Assets acquired

      Cash, net of acquisition costs            $    216,311

      Accounts receivable                            482,727

      Other current assets                           124,842

      Leasehold improvements and equipment           206,346

      Monitoring equipment                         2,584,516

      Intangible asset subject to amortization       911,522

      Goodwill                                     2,302,179

      Other noncurrent assets                         16,044

Liabilities assumed

      Accounts payable and accrued expenses         (249,554)

      Long-term debt                              (4,294,933)

Stock issued for consideration                    (2,300,000)
------------------------------------------------------------
                                                $          -
============================================================

TSC is one of the leading providers of electronic home detention systems for public and private criminal justice agencies in the United States. TSC was acquired to allow the Company to rapidly expand its product line and operating infrastructure. Included with the acquisition were over 200 customers and $3.5 million of annual revenue, as well as the rights to the MEMS breath alcohol monitoring and a state-of the-art 24/7 customer support capability.

$911,522 of intangibles related to the fair value of existing monitoring contracts acquired was recorded pursuant to the transaction. This intangible will be amortized over seven years, which is the estimated life of the monitoring contracts. In addition, $2,302,179 of goodwill that will be subject to annual impairment tests was recorded. This goodwill, which arises from the excess of the purchase price over the fair market value of the assets, represents the value to be gained from the increased synergies and sales potential of the combined entities.

As part of the consideration, the Company assumed a $3,452,239 note payable to Westburg Media Capital, LP, a related party. This note payable, which includes a blanket security interest in the all assets, accounts, rights, licenses, and general intangibles, calls for monthly payments including interest of $67,000 with a balloon payment for the remaining amount of principal and interest due in November 2007. The interest rate is based on the U.S. Bank of Washington's prime rate plus 4%. This note also contains various financial covenants that are to be measured on an annual basis.

$700,000 of unsecured and subordinated notes payable to other related parties were also assumed. These notes mature on August 31, 2006 and carry an interest rate of eight (8.0%) per annum and shall be payable annually in arrears.

The following table presents pro forma financial information as though this business combination had been completed as of the January 1, 2003.

                                                         FOR THE YEAR ENDED      FROM JANUARY 1,
                                                          DECEMBER 31, 2003    TO AUGUST 28, 2003
                                                                 iST                   TSC          ADJUSTMENTS       TOTAL
------------------------------------------------------------------------------------------------------------------------------
Total revenues                                               $ 1,493,107           $1,878,547       $   (28,266)  $  3,343,388
Operating loss                                                (5,956,084)            (277,993)          (6,141)     (6,240,218)
------------------------------------------------------------------------------------------------------------------------------
Net loss                                                     $(7,039,050)          $ (212,419)      $   (79,473)  $ (7,330,942)
==============================================================================================================================
Net loss per share of Common Stock - basic and diluted                                                            $      (0.18)
==============================================================================================================================
Weighted average shares common stock outstanding                                                                    44,469,755
==============================================================================================================================

Pro forma adjustments are for amortization of monitoring contract, change in depreciation due to adjustment of equipment to fair value, and elimination of intercompany transactions. The following table presents pro forma financial information as though this business combination had been completed as of the January 1, 2002.

                                                         FOR THE YEAR ENDED    FOR THE YEAR ENDED
                                                          DECEMBER 31, 2002     DECEMBER 31, 2002
                                                                  iST                  TSC          ADJUSTMENTS       TOTAL
------------------------------------------------------------------------------------------------------------------------------
Total revenues                                               $   503,002           $3,503,534       $         -   $  4,006,536
Operating income (loss)                                       (5,055,209)              93,549           215,754     (4,745,906)
------------------------------------------------------------------------------------------------------------------------------
Net loss                                                     $(7,793,620)          $ (559,612)      $   215,754   $ (6,137,478)
==============================================================================================================================
Net loss per share of Common Stock - basic and diluted                                                            $      (0.21)
==============================================================================================================================
Weighted average shares common stock outstanding                                                                    33,671,905
==============================================================================================================================


Pro forma adjustments are for amortization of monitoring contract, change in depreciation due to adjustment of equipment to fair value, and elimination of intercompany transactions.

NOTE 3. LEASEHOLD IMPROVEMENTS AND EQUIPMENT

Leasehold improvements and equipment at December 31, 2003, are as follows:



-------------------------------------------------------------------
Leasehold Improvements                               $       15,443
Furniture and equipment                                     828,638
-------------------------------------------------------------------
                                                            844,081

Less accumulated depreciation                              (484,628)
-------------------------------------------------------------------
                                                     $      359,453
===================================================================


NOTE 4. GOODWILL AND INTANGIBLES, SUBJECT TO AMORTIZATION

Goodwill is the excess of the cash paid over the net fair value of assets acquired and liabilities assumed in an acquisition, less the amount of identifiable intangible assets. Goodwill is not amortized, but is tested for impairment on an annual basis. The Company has determined that there is no impairment of goodwill as of December 31, 2003.

Intangible assets are those that can be separately identified and assigned a value. Intangible assets consist of customer monitoring contracts. The Company is amortizing the intangible assets based on the revenue stream of the existing contracts. Amortization expense was $88,666 in 2003 and none for 2002. The composition of goodwill and intangible assets at December 31, 2003, is as follows:

                                                       OTHER
                                        GOODWILL     INTANGIBLES       TOTAL
-------------------------------------------------------------------------------
Balance at December 31, 2002          $         -    $         -    $         -
   Additions                            2,302,179        911,522      3,213,701
   Amortization                                 -        (88,666)       (88,666)
-------------------------------------------------------------------------------
Balance at December 31, 2003          $ 2,302,179    $   822,856    $ 3,125,035
===============================================================================
The estimated aggregate amortization of the other intangibles is as follows:
-------------------------------------------------------------------------------
   2004                                                             $   237,182
   2005                                                                 203,873
   2006                                                                 149,702
   2007                                                                 133,332
   2008                                                                  67,759
   Thereafter                                                            31,008
-------------------------------------------------------------------------------
Total                                                               $   822,856
===============================================================================



NOTE 5. PLEDGED ASSETS, NOTES PAYABLE, AND LONG TERM DEBT

iSt has the following notes payable and long-term debt at December 31, 2003:

NOTES PAYABLE

Unsecured notes payable due to certain stockholders, principal and interest (10%) are


due at maturity (January 2004 to December 2004). (A)             $ 1,232,725

Unsecured  note  payable  due to a  stockholder,
principal  and interest (6%) are due at maturity
(February 29, 2004). (A)                                           1,000,000

Unsecured,  note  payable  due  to  a  financial
institution,  principal and interest (7.25%) due
at maturity (March 17, 2004).                                         73,366

Note payable due to a financial institution, due in monthly installments of $16,557 including interest at the Bank's prime rate plus 2% (6% at December 31, 2003) through February 15,2004, when all remaining principal and interest are due. The note is collateralized by substantially all the assets of the Company and the personal
   guarantees of various stockholders. (B)                              268,675

   Unsecured  note  payable to an entity  resulting
   from  the   conversion   of  accounts   payable.
   Principal  and  interest  (5%)  are due  monthly
   through March 31, 2004.                                               69,710

   Unsecured note payable to a certain  stockholder
   carrying  a 0%  interest  rate  and no  maturity
   date. 350,000
-------------------------------------------------------------------------------
Total notes payable                                                 $ 2,994,476
===============================================================================

-------------------------------------------------------------------------------
Long Term Debt

   Unsecured, subordinated notes payable due to certain stockholders maturing on August 31, 2006 and carries an interest rate of 8%
   per annum and shall be payable in arrears. (D)                    $  700,000

   Note payable due to a stockholder calling for monthly principal and interest payments of $67,000 with a balloon payment for the remaining amount due in full in November 2007. The interest rate is based on the U.S. Bank of Washington prime rate plus 4%. As of
   December 31, 2003, the rate in effect was 8%. This note is
   secured by all corporate assets. (C)                               3,107,110

   Unsecured, subordinated convertible note with interest (10%)
   payable quarterly and principal due at maturity (October 2008).
   Convertible to 2,000,000 shares of common stock. (D)               1,000,000

   10% convertible debenture, currently due, convertible into Common
   Stock at $6.06 per share.                                             30,000

   Three separate lease agreements carrying interest rates ranging from 10.66% to 14.36% and maturing August 2005 to November 2005
   (see Note 10).                                                       115,270

   Six separate capital leases with both related and unrelated parties that are carrying interest rates ranging from 10.475% to
   10.50% and maturing January 2005 to December 2005 (see Note 10).   1,532,661
-------------------------------------------------------------------------------
   Total long term debt                                               6,485,041
   Less current maturities                                           (1,645,494)
-------------------------------------------------------------------------------
   Total long term debt less current maturities                     $ 4,839,547
===============================================================================

(A) Common stock warrants were issued to a majority of note holders (see Note
7).

(B) Shares of common stock and common stock warrants were issued to those stockholders guaranteeing this note.

(C) This note contains various financial covenants that are to be reviewed on an annual basis.

(D) These notes are subordinated to the note reference by (C).

Interest expense to stockholders for the years ended December 31, 2003, and 2002, was approximately $293,000 and $59,000, respectively. Accrued interest to stockholders at December 31, 2003 was approximately $170,000.

The carrying value of fixed rate notes payable and long-term debt approximates its fair value at December 31, 2003, due to the stockholder guarantees and the relatively short-term nature of the borrowings.

The following is a schedule of aggregate maturities required on long-term debt due in future years as of December 31, 2003:

   2004                                                             $ 1,645,494
   2005                                                               1,210,431
   2006                                                               1,367,260
   2007                                                               1,261,856
   2008                                                               1,000,000
-------------------------------------------------------------------------------
Total                                                               $ 6,485,041
===============================================================================

NOTE 6. INCOME TAXES

Net deferred tax asset includes the following components as of December 31, 2003:

                                      TOTAL

Deferred tax assets:
   Net operating loss carryforward                                 $ 15,187,000
   Valuation allowance                                              (14,318,000)
-------------------------------------------------------------------------------
                                                                   $    869,000
-------------------------------------------------------------------------------
Deferred tax liabilities:
   Monitoring equipment                                                (540,000)
   Intangibles                                                         (329,000)
-------------------------------------------------------------------------------
                                                                   $   (869,000)
-------------------------------------------------------------------------------
Net deferred tax asset                                             $          -
===============================================================================

The income tax provision differs from the amount of income tax determined by applying the statutory federal income tax rate to pretax loss for the years ended December 31, 2003, and 2002 due to the following:

                                                         2003           2002
-------------------------------------------------------------------------------
Computed "expected" tax benefit                      $(2,393,277)   $(1,946,931)

Increase (decrease) in income taxes (benefits) resulting from:

   Benefit from state taxes                             (422,343)      (343,576)

   Nondeductible expenses                                482,620        475,507

   Increase in valuation allowance                     2,333,000      1,815,000
-------------------------------------------------------------------------------
Total provision for income taxes                     $         -    $         -
===============================================================================


iSt has net operating losses of approximately $38,000,000 to carryforward for future tax purposes that expire from 2010 to 2023. It is reasonably possible the
Section 382 limitations of Internal Revenue Service regulations may limit the amount of net operating loss carryforward. Due to the uncertainty surrounding the timing of the realization of the benefit from the net operating loss carryforward, iSt has recorded a valuation allowance to offset the deferred tax asset.

NOTE 7. STOCK OPTIONS AND WARRANTS

STOCK OPTIONS

In 2001 iSt issued options to purchase in the aggregate of 5,000,000 shares of common stock at an exercise price 85% of the average daily closing price of common stock for the week prior to when the options were granted to the Chairman of the Board of Directors. As of December 31, 2003, all of these options had vested. The President was also issued options to purchase in the aggregate of 1,000,000 shares of common stock at an exercise price 85% of the average daily closing price of the Company's common stock for the week prior to when the options were granted. As of December 31, 2003, all of these options had vested. Zero and 91,000 options were exercised during the years ended 2003 and 2002.

In November 2001, iSt granted options to purchase in the aggregate of 600,000 shares of common stock at an exercise price 85% of the average daily closing price of the common stock for the week prior to when the options were granted to the Senior Vice President of Technology, Senior Vice President of Sales and Marketing, and Senior Vice President of Projects and Product Development. As of December 31, 2003, all of these options had vested.

In January 2002, iSt granted options to purchase in the aggregate of 150,000 shares of common stock at an exercise price 85% of the average daily closing price of the common stock for the week prior to when the options were granted to the Senior Vice President Corporate Development and General Counsel. As of December 31, 2003, 143,750 of these options had vested.

In June 2001, the shareholders of iSt approved the 2001 Omnibus Equity Incentive Plan. The 2001 Omnibus Equity Incentive Plan provides for the granting of stock options and other equity incentives for up to 1,000,000 shares of the Company's Common Stock to the Company's officers, directors, consultants or advisers who provide services to the Company and key employees at an exercise price 85% of the average daily closing price of the Company's common stock for the week prior to when the options were granted. As of January 1st of each year, commencing with the year 2002, the aggregate number of options that may be awarded under the Plan will automatically increase by a number equal to the lesser of 1% of the total number of Common Shares then outstanding or 200,000. During the years ended 2003 and 2002, grants for 715,000 and 702,500 shares of Common Stock have been made, respectively. 120,000 and 71,250 of those options were made to the Company's directors or executive officers. Options exercised under the Omnibus plan during the years ended December 31, 2003, and 2002, were none and 13,333, respectively. Options forfeited for the same time periods were 182,499 and 50,417, respectively. As of December 31, 2003, 50,416 shares of Common Stock remain available for new option grants under this plan. The options are to vest on a monthly basis over a one month to a 36-month period of time from the date of grant.

In February 2003, iSt granted options to purchase in the aggregate of 400,000 shares of common stock at an exercise price 85% of the daily closing price of the common stock on the date when the options were granted to the Senior Vice President Corporate Development and General Counsel, Chief Financial Officer, Senior Vice President of Product and Project Development and Senior Vice President of Technology. The options are to vest on a monthly basis over a two year period of time which began February 3, 2003.

In August 2003, iSt granted options to purchase in the aggregate of 500,000 shares of common stock at an exercise price 85% of the daily closing price of the common stock on the date when the options were granted to the Senior Vice President of Sales. The options are to vest on a monthly basis over a two year period of time which began August 4, 2003.

In August 2003, iSt granted options to purchase in the aggregate of 250,000 shares of common stock at an exercise price 85% of the daily closing price of the common stock on the date when the options were granted to the President of Tracking Systems Corporation. The options are to vest on a monthly basis over a two year period of time which began August 28, 2003.

In 2003, 140,825 stock options that had previously been issued to a former stockholder were forfeited. In 2002, 1,333,333 stock options that had previously been issued to an employee were exercised.

A summary of options issued to employees during the years ended December 31, 2003, and 2002, is as follows:

                                                  FOR THE YEAR ENDED DECEMBER 31,2003  FOR THE YEAR ENDED DECEMBER 31,2002
                                                  -----------------------------------  -----------------------------------
                                                                     WEIGHTED AVERAGE                     WEIGHTED AVERAGE
OPTIONS                                                SHARES         EXERCISE PRICE        SHARES         EXERCISE PRICE
--------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year                        7,603,575    $           0.99        8,239,158    $           0.83
Granted                                                 1,865,000                0.41          852,500                0.77
Exercised                                                       -                   -        1,437,666                0.12
Forfeited                                                 323,324               13.99           50,417                0.91
--------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year                              9,145,251    $           0.39        7,603,575    $           0.99
==========================================================================================================================
Exercisable at end of year                              7,710,997    $           0.38        6,733,957    $           0.99
==========================================================================================================================
Weighted-average fair value for options granted
   during the year                                                   $           0.31                     $           0.44
==========================================================================================================================

A further summary about options outstanding at December 31, 2003, is as follows:

                                                           OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                                                  -------------------------------------   --------------------------------
                                     NUMBER       WEIGHTED AVERAGE     WEIGHTED AVERAGE     NUMBER        WEIGHTED AVERAGE
RANGE OF EXERCISE PRICES          OUTSTANDING      REMAINING LIFE       EXERCISE PRICE    EXERCISABLE      EXERCISE PRICE
--------------------------------------------------------------------------------------------------------------------------
$0.01 to 0.25                          71,250              2 years     $           0.23        38,385     $           0.23
$0.26 to 0.50                       7,595,667              2 years                 0.31     6,324,834                 0.29
$0.51 to 0.75                         271,667              2 years                 0.60       207,500                 0.60
$0.76 to 1.00                       1,096,667              2 years                 0.80     1,054,861                 0.80
$1.01 to 1.50                         110,000              2 years                 1.35        85,417                 1.35
--------------------------------------------------------------------------------------------------------------------------
Totals                              9,145,251                                               7,710,997
==========================================================================================================================

In addition iSt issued options in 1999 to a consultant to purchase 200,000 shares of common stock. 50,000 of the options vested on July 8, 1999, another 50,000 options vested on January 11, 2000 and the remaining 100,000 options vested on February 8, 2000. All of the 200,000 options are exercisable for a three-year period from the date of vesting. The exercise price is $0.88/share. iSt accounts for the fair value of the options in accordance with SFAS No. 123. None of these options were exercised in 2003 or 2002 and all expired in 2003.

COMMON STOCK WARRANTS

iSt issues warrants to stockholders and non-employees in connection with various services these individuals provide iSt. iSt accounts for the fair value of the warrants in accordance with SFAS No. 123. Compensation expense that has been charged to income for these warrants was approximately $1,012,000 and $590,000 for the years ended December 31, 2003, and 2002, respectively.

The fair value of each warrant is estimated at the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions for warrants in 2003 and 2002: dividend rate of 0%; price volatility of 94.99% and 56.82%; risk-free interest rate of 5%; and expected lives of three years.

A summary of the status of all the warrants issued at December 31, 2003, and 2002 and changes during the years ended on those dates is as follows:

                                                       FOR THE YEAR ENDED DECEMBER 31,2003  FOR THE YEAR ENDED DECEMBER 31,2002
                                                       -----------------------------------  -----------------------------------
                                                                          WEIGHTED AVERAGE                     WEIGHTED AVERAGE
WARRANTS                                                    SHARES         EXERCISE PRICE       SHARES          EXERCISE PRICE
-------------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year                             1,858,324    $           0.63        1,058,154    $           0.44

Granted                                                      2,943,576                0.47        1,169,244                0.69

Exercised                                                     (541,872)               0.34         (369,074)               0.24

Forfeited                                                      (50,912)               0.24                -                   -
-------------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year                                   4,209,116                0.56        1,858,324                0.63
===============================================================================================================================
Exercisable at end of year                                   4,209,116    $           0.56        1,858,324    $           0.63
===============================================================================================================================
Weighted-average fair value of warrants granted
  during the year                                                         $           0.34                     $           0.46
===============================================================================================================================

A further summary about warrants outstanding at December 31, 2003, is as follows:

                               NUMBER OUTSTANDING     WEIGHTED AVERAGE     WEIGHTED AVERAGE
RANGE OF EXERCISE PRICES        AND EXERCISABLE        REMAINING LIFE       EXERCISE PRICE
-------------------------------------------------------------------------------------------
$0.26 to 0.50                           1,986,739           2.75 years     $           0.42

$0.51 to 0.75                           1,897,878           2.00 years                 0.61

$0.76 to 1.65                             324,499           1.50 years                 1.20
-------------------------------------------------------------------------------------------
Total                                   4,209,116
===========================================================================================

NOTE 8. CONVERTIBLE PREFERRED STOCK

SERIES A CONVERTIBLE PREFERRED STOCK

The Board of Directors has the authority, without any further vote or action by the stockholders, to provide for the issuance of up to 1,000,000 shares of Preferred Stock from time to time in one or more series with such designations, rights, preferences and limitations as the Board of Directors may determine, including the consideration received therefore. The Board also has the authority to determine the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights without approval by the holders of Common Stock. Although it is not possible to state the effect that any issuance of Preferred Stock might have on the rights of holders of Common Stock, the issuance of Preferred Stock may have one or more of the following effects: (i) to restrict Common Stock dividends if Preferred Stock dividends have not been paid; (ii) to dilute the voting power and equity interest of holders of Common Stock to the extent that any Preferred Stock series has voting rights or is convertible into Common Stock; or (iii) to prevent current holders of Common Stock from participating in the Company's assets upon liquidation until any liquidation preferences granted to holders of Preferred Stock are satisfied. In addition, the issuance of Preferred Stock may, under certain circumstances, have the effect of discouraging a change in control of the Company by, for example, granting voting rights to holders of Preferred Stock that require approval by the separate vote of the holders of Preferred Stock for any amendment to the Certificate of Incorporation or any reorganization, consolidation, merger or other similar transaction involving the Company. As a result, the issuance of such Preferred Stock may discourage bids for the Company's Common Stock at a premium over the market price therefore, and could have a materially adverse effect on the market value of the Common Stock.

The Board of Directors has designated 10,000 shares of the Company's Preferred Stock as "Series A Convertible Preferred Stock" (Series A Stock). Each share of Series A Stock is convertible into 1,000 shares of Common Stock, subject to adjustment for stock splits and similar events. The Series A Stock has a liquidation preference of $1,000 per share (the "Stated Value") and a dividend preference equal to 9.5% per annum of the Stated Value. Dividends are payable at the option of the Board of Directors, in cash or in additional shares of Series A Stock (valued at $1,000 per share). Holders of Series A Stock have no voting rights except with respect to any action which (i) alters or changes the rights, preferences or privileges of the Series A Stock materially and adversely, (ii) increases the authorized number of shares of Series A Stock, (iii) creates any new class of shares having preference over or being on a parity with the Series A Stock or (iv) involves sales by the Company of a substantial portion of its assets, any merger of the Company with another entity, or any amendment of the Company's certificate of incorporation. The Company may redeem all or any part of the Series A Stock at any time or from time to time. The base redemption price is calculated as follows:

REDEMPTION DATE                                                         BASE REDEMPTION PRICE
---------------------------------------------------------------------------------------------
If prior to September 30, 2002                                           103% of Stated Value

If on or after September 30, 2002, but before September 30, 2003         102% of Stated Value

If on or after September 30, 2003, but before September 30, 2004         101% of Stated Value

After September 30, 2004                                                 100% of Stated Value
---------------------------------------------------------------------------------------------

Holders of Series A Stock have been granted certain registration rights. The Series A Stock is subject to mandatory conversion after September 30, 2004, at the election of the Board of Directors.

310 shares of Series A Stock were issued in December 2002 to one company that converted them into common shares. An additional 800 shares were converted to common shares by Total Tech, LLC, during 2002. In 2003, 605 shares of Series A Stock was issued to various individuals and companies that converted them into common shares.

Series A Stockholders have received payment-in-kind dividends of $642,808 and cash dividends of $190,000 during the year ended December 31, 2003, and payment-in-kind dividends of $672,872 during the year ended December 31, 2002.

SERIES B CONVERTIBLE PREFERRED STOCK

The Board of Directors approved iSt's proposed private placement offering of 3,500 shares of Series B Convertible Preferred Stock (Series B Stock, $0.01 par value) as described in the Offering Memorandum dated December 1, 2002. The price per Share is $1,000 and will be paid in cash by each subscriber at the time of subscription. Each share of Series B Stock being offered is convertible to 1,667 shares of Common Stock. Each share so converted would be priced at $0.60.

In 2002, 150 shares of Series B Stock were issued valued at $145,000, net of offering costs of $5,000. During the year ended 2003, an additional 150 shares of Series B Stock have been issued valued at $150,000.

The holders of Series B Stock will be entitled to receive cumulative, fixed-rate dividends per annum at the following rates:

10.0% months 1 - 6

11.0% months 7-12

12.0% months 13-24

13.0% months 25-60

Dividends are payable quarterly and shall be payable in cash or in additional shares of Series B Stock at the sole discretion of the Board of Directors. If dividends are paid in Stock, each share shall be valued for this purpose at an amount equal to the Original Purchase Price.

In the event of any liquidation or winding up of the Company, the holders of Series B Stock will be entitled to receive in preference to the holders of Common an amount equal to the Original Purchase Price plus any dividends cumulated but not paid. A consolidation or merger of the Company, in which the Company does not survive, or a sale of all or substantially all of its assets shall be deemed to be a liquidation or winding up for purposes of the liquidation preference.

At any time, and from time to time prior to the Mandatory Conversion date, the Company may call and/or retire in part or all preferred shares outstanding. If Series B Stock is called prior to the Mandatory Conversion date, the following premium would apply:

                        PRIOR TO OCTOBER 31, 2003 - 115%

                        PRIOR TO OCTOBER 31, 2004 - 110%

                        PRIOR TO OCTOBER 31, 2005 - 105%

At any time, and from time to time, after October 31, 2005, all or any part of the Series B Stock may be converted into Common Stock at the then applicable common stock equivalents, at the option of the Company. The common stock equivalents, will be subject to adjustment to reflect any subdivisions or combinations of Common Stock. The Series B Stock shall not be redeemable by the holder. The holders of Series B Stock shall have no voting rights, except as indicated herein.

Consent of the holders of at least a two-thirds majority of Series B Stock will be required for any action which (i) alters or changes the rights, preferences or privileges materially and adversely, (ii) increases the authorized number of shares of Series B Stock, (iii) creates any new class of shares having preference over or being on a parity with the Series B Stock, or (iv) involves sale by the Company of a substantial portion of its assets, any merger of the Company with another entity, or any amendment of the Company's certificate of incorporation.

If the Company at any time grants, issues or sells any options, warrants, convertible securities or rights to purchase stock pro rata to the record holders of Common, the holders of Series B Stock shall be granted the same rights on an as-converted basis.

No Series B Stock dividends were issued in 2003 or 2002.

NOTE 9. GOING CONCERN AND SUBSEQUENT EVENT

The accompanying financial statements of iSt have been prepared on a going-concern basis, which contemplates profitable operations and the satisfaction of liabilities in the normal course of business. There are uncertainties that raise substantial doubt about the ability of iSt to continue as a going concern. As shown in the statements of operations, iSt has not yet achieved profitable operations. As of February 29, 2004, iSt has insufficient working capital to execute its business plan. These items raise substantial doubt about the ability of the iSt to continue as a going concern. Management plans to continue financing operations and development of the company's technology through the plan described herein.

Management plans to continue financing development of the technology and operations through external and related-party financing. On March 3, 2004, iSt received a private placement commitment of $5,000,000 in equity financing from a private investor group to continue to fund the operations and production of tracking devices and related services. As of March 29, 2004, this funding had not been received by the Company and there is no certainty that it will be received.

iSt entered into a Common Stock Purchase Agreement on March 7, 2003, as amended and restated on April 14, 2003, with Fusion Capital Fund II, LLC (Fusion), a Chicago based institutional investor. Under the agreement, Fusion was to buy up to $12.0 million of Common Stock over a period of up to 40 months, subject to iSt's right to extend the agreement for six months. iSt had the right to control the timing and amount of stock sold to Fusion with the purchase price based upon the market price of the Company's Common Stock at the time of sale without any discount. On March 3, 2004, iSt elected to terminate its Common Stock Purchase Agreement with Fusion.

Management has hired additional sales and sales support staff to help expand iSt's sales opportunities within the United States. The addition of sales personnel has facilitated the increase of sales on an accelerated basis.

iSt's continuation as a going concern is dependent upon its ability to satisfactorily meet its debt obligations, meet its product development goals, secure new financing and generate sufficient cash flows from operations. The financial statements do not include any adjustments that may result from these uncertainties.

NOTE 10. LEASE OBLIGATIONS

In 2003, the Company entered into six sale-leaseback agreements of which five were with stockholders of the Company. The Company recorded a deferred gain on sale-leaseback transactions and is amortizing the gain into income over the life of the related leases. For the year ended December 31, 2003, gain on sales/leaseback transactions from related parties was $100,471. The Company has other capital lease obligations. The depreciated cost of monitoring equipment under capital leases are as follows:

                                                 2003                  2002
------------------------------------------------------------------------------
   Equipment                                 $ 1,945,120           $         -

   Less accumualted depreciation                (287,506)                    -
------------------------------------------------------------------------------
Total                                        $ 1,657,614           $         -
==============================================================================

The capital leases expire from January 2005 to December 2005. The assets and the related liabilities under the leases have been recorded at the present value of the future minimum lease payments using discount rates from 10.475% to 14.36%. The Company also has noncancelable operating leases, which expires November 2005 and March 2009, and require monthly rental payments of $5,775 and $9,893, respectively. Future minimum lease payments, by year and in aggregate, under the capital leases and noncancelable operating lease, with initial terms of one year or more, are due as follows:

                                    CAPITAL LEASES             OPERATING
                              RELATED PARTY       OTHER          LEASES
--------------------------------------------------------------------------
   2004                       $     895,762   $    228,796   $     188,016
   2005                             592,074        100,195         185,229
   2006                                   -              -         124,704
   2007                                   -              -         127,848
   2008                                   -              -         131,064
--------------------------------------------------------------------------
Total approximate minimum
   lease payments             $   1,487,836   $    328,991   $     756,861

Less the amount
   representing interest           (129,066)       (39,830)              -
--------------------------------------------------------------------------
Approximate present value of
   minimum lease payments     $   1,358,770   $    289,161   $     756,861
==========================================================================

Rent expense related to the above operating leases was $63,126 and $66,023 for the years ended December 31, 2003, and 2002, respectively.

NOTE 11. COMMON AND PREFERRED SHARES ISSUED FOR CASH

A summary of common and preferred stock issued for cash is as follows:

                                                PREFERRED A          PREFERRED B                   COMMON
FOR THE YEAR ENDED DECEMBER 31, 2002        PER SHARE    TOTAL    PER SHARE    TOTAL       PER SHARE       TOTAL
--------------------------------------------------------------------------------------------------------------------
Gross Proceeds                              $  1,000   $ 310,000  $   1,000  $  150,000  $0.3325-$1.50  $  3,143,944
  Offering costs                                                          -      (5,000)                    (159,625)
--------------------------------------------------------------------------------------------------------------------
Net proceeds                                           $ 310,000             $  145,000                 $  2,984,319
====================================================================================================================

                                                PREFERRED A          PREFERRED B                   COMMON
FOR THE YEAR ENDED DECEMBER 31, 2003        PER SHARE    TOTAL    PER SHARE    TOTAL       PER SHARE       TOTAL
--------------------------------------------------------------------------------------------------------------------
Gross Proceeds                              $   1,000  $ 416,000  $   1,000  $  150,000  $0.30 - $0.35  $  1,515,990
   Offering costs                                              -                      -                      (25,000)
--------------------------------------------------------------------------------------------------------------------
Net proceeds                                           $ 416,000             $  150,000                 $  1,490,990
====================================================================================================================

NOTE 12. LEGAL PROCEEDINGS

The Company is subject to pending or threatened lawsuits that are ordinary to its business. In the opinion of management, no material loss is expected from any of such pending claims or lawsuits. The Company is also subject to a variety of federal and state laws and regulations, especially those relating to electronic devices and wireless communications.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Tracking Systems Corporation
Harrisburg, Pennsylvania

We have audited the accompanying balance sheet of Tracking Systems Corporation as of August 28, 2003, and the related statements of operations, changes in stockholders' equity, and cash flows for the period January 1, 2003 through August 28, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tracking Systems Corporation as of August 28, 2003, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

                                               MCKONLY & ASBURY, LLP

Harrisburg, Pennsylvania
September 26, 2003

                          TRACKING SYSTEMS CORPORATION

                                  BALANCE SHEET

                                 AUGUST 28, 2003

                                     ASSETS



Current assets
    Cash                                                              $  331,630
    Accounts receivable, net of allowance for
     doubtful accounts of $7,200                                         482,727
    Inventories                                                           63,521
    Prepaid expenses and other current assets                             61,321
                                                                      ----------

           Total current assets                                          939,199
                                                                      ----------

Property and equipment, net                                            1,246,701
                                                                      ----------

Other assets
    Deferred financing costs                                              96,810
    Intangible assets, net                                               301,105
    Deposits                                                              16,044
                                                                      ----------

           Total other assets                                            413,959
                                                                      ----------

Total assets                                                          $2,599,859
                                                                      ==========



The accompanying notes are an integral part of these financial statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Current portion of long-term debt                                     $  4,158,507
    Accounts payable                                                            93,713
    Accrued liabilities                                                        226,735
                                                                          ------------

           Total current liabilities                                         4,478,955

Long-term debt, net of
 current portion                                                                65,531
                                                                          ------------

           Total liabilities                                                 4,544,486
                                                                          ------------

Stockholders' equity
    Preferred stock, Class B cumulative, convertible, par value $10.38, authorized 390,000 shares, issued and outstanding 300,864 shares
      (Aggregate liquidation preference $8,089,958)                          8,089,958
    Preferred stock, Class C cumulative, convertible,
     par value $8.40, authorized 170,000 shares,
     issued and outstanding 160,145 shares
      (Aggregate liquidation preference $3,641,181)                          3,641,181
    Preferred stock, Class A cumulative, convertible,
     par value $25, authorized 100,000 shares, issued
     and outstanding 29,480 shares
      (Aggregate liquidation preference $1,394,127)                          1,394,127
    Common stock, par value $1, authorized 1,000,000
     shares, issued and outstanding 239,232 shares                             239,232

    Accumulated deficit                                                    (15,309,125)
                                                                          ------------

           Total stockholders' equity                                       (1,944,627)
                                                                          ------------

Total liabilities and stockholders' equity                                $  2,599,859
                                                                          ============

                          TRACKING SYSTEMS CORPORATION

                             STATEMENT OF OPERATIONS

                 PERIOD JANUARY 1, 2003 THROUGH AUGUST 28, 2003



Revenues                                         $ 1,878,547

Cost of sales                                        936,090
                                                 -----------

Gross profit                                         942,457
                                                 -----------

Operating expenses
    Administrative                                   398,794
    Bad debts                                          7,200
    Depreciation                                      45,971
    Exhibits/conventions                               7,248
    Insurance                                        114,874
    Payroll taxes                                     44,013
    Repairs and maintenance                           10,856
    Salaries                                         494,258
    Travel                                            97,236
                                                 -----------

Total operating expenses                           1,220,450
                                                 -----------

Income (loss) from operations                       (277,993)
                                                 -----------

Other income (expense)
    Interest and other income                          2,409
    Interest expense                                (366,322)
    Amortization                                    (103,159)
                                                 -----------

Total other income (expense)                        (467,072)
                                                 -----------

Net loss before income taxes and
 extraordinary item                                 (745,065)

Income taxes                                             (10)
                                                 -----------

Net loss before extraordinary item                  (745,075)

Extraordinary item
 Forgiveness of accrued interest                     532,656
                                                 -----------

Net Loss                                         $  (212,419)
                                                 ===========


The accompanying notes are an integral part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                 PERIOD JANUARY 31, 2003 THROUGH AUGUST 28, 2003


                              Class B          Class C        Class A
                             Preferred        Preferred      Preferred        Common      Accumulated
                               Stock            Stock          Stock          Stock         Deficit          Total
                             ------------   ------------   ------------   ------------   ------------    ------------
Balance, January 1, 2002     $  6,785,743   $  3,107,488   $  1,165,739   $    239,232   $(12,470,798)   $ (1,172,596)

Net loss for 2002                      --             --             --             --       (559,612)       (559,612)

Accretion related to
 mandatory redemption of
 preferred stock                  852,612        356,486        188,085             --     (1,397,183)             --
                             ------------   ------------   ------------   ------------   ------------    ------------
Balance, December 31, 2002   $  7,638,355   $  3,463,974   $  1,353,824   $    239,232   $(14,427,593)   $ (1,732,208)

Net loss for period ending
    August 28, 2003                    --             --             --             --       (212,419)       (212,419)

Accretion related to
 mandatory redemption of
 preferred stock                  451,603        177,207         40,303             --       (669,113)             --
                             ------------   ------------   ------------   ------------   ------------    ------------
Balance, August 28, 2003     $  8,089,958   $  3,641,181   $  1,394,127   $    239,232   $(15,309,125)   $ (1,944,627)
                             ============   ============   ============   ============   ============    ============



The accompanying notes are an integral part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                             STATEMENT OF CASH FLOWS

                 PERIOD JANUARY 1, 2003 THROUGH AUGUST 28, 2003


Cash flows from operating activities
    Net loss                                                          $(212,419)
    Adjustments to reconcile net loss to net cash
     provided by operating activities
      Depreciation and amortization                                     512,636
      Loss on disposal                                                      799
      Forgiveness of accrued interest                                  (532,656)
    Changes in operating assets and liabilities
      Accounts receivable                                               262,906
      Inventories                                                         1,959
      Prepaid expenses and other current assets                          80,139
      Accounts payable                                                 (124,267)
      Accrued liabilities                                               219,773
                                                                      ---------

           Net cash provided by operating activities                    208,870
                                                                      ---------

Cash flows from investing activities
    Capital expenditures, net                                          (150,189)
                                                                      ---------

           Net cash used in investing activities                       (150,189)
                                                                      ---------

Cash flows from financing activities
    Principal payments on long-term debt                               (297,104)
    Principal payments on capital leases                                (53,490)
    Payments for financing costs                                        (10,000)
                                                                      ---------

           Net cash used in financing activities                       (360,594)
                                                                      ---------

Net decrease in cash                                                   (301,913)

Cash, beginning of year                                                 633,543
                                                                      ---------

Cash, end of year                                                     $ 331,630
                                                                      =========

Supplemental disclosures of cash flow information

           Total interest paid during year                            $ 182,098
                                                                      =========

Supplemental disclosures of non-cash investing and financing activities

           Accretion of amounts subject to mandatory
            redemption of preferred stock                             $ 669,113
                                                                     =========

The accompanying notes are an integral part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                             DESCRIPTION OF BUSINESS

Tracking Systems Corporation (the Company) is one of the leading providers of electronic monitoring home arrest equipment and monitoring services to criminal justice and correction agencies worldwide.

                               REVENUE RECOGNITION

The Company has contracts with governmental agencies and other companies which provide electronic home arrest equipment and monitoring services. The contracts generally range from one to three years and typically contain automatic renewal provisions. Governmental agency contracts contain funding clauses, which permit the agencies to cancel the contract if funding is denied through their budgetary process. Revenues from these equipment rental and monitoring contracts are recognized monthly for units delivered and/or monitored during the period.

The Company recognizes revenue from product sales upon shipment to the customer.

                                   INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist of consumable parts and supplies.

                             PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Assets under capital leases are stated at the lower of the present value of the minimum lease payments or the fair value of the assets at the lease inception. Depreciation is computed using the straight-line method over the following estimated lives:



Monitoring equipment                                                5 - 6 years
Furniture and fixtures                                                 10 years
Leasehold improvements                                                  5 years



When property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income for the period.

Maintenance and repairs are charged to operations as incurred, and expenditures for significant additions, betterments, and renewals are capitalized.

In the past, the Company obtained the majority of its monitoring equipment from three suppliers. Due to the limited number of manufacturers of monitoring equipment, in 1997 the Company engaged a contract manufacturer to develop and manufacture a proprietary product exclusively for the Company. This product was available for use in 2002.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

                                INTANGIBLE ASSETS

Intangible assets include deferred acquisition costs, covenants not to compete, exclusive marketing rights, and the excess of cost over the fair value of the identifiable net assets of businesses acquired. Intangible assets having definitive lives are being amortized using the straight-line method over those lives (5 years). When events or circumstances so indicate, all long-term assets, including intangible assets, are assessed for recoverability based upon cash flow forecasts. Impairment losses of $29,828 have been recognized on certain intangible assets during the period January 1, 2003 through August 28, 2003.

                            DEFERRED FINANCING COSTS

Deferred financing costs, less accumulated amortization, represent costs incurred in conjunction with various borrowing arrangements. These costs are being amortized on a straight-line basis over the term of the debt. Amortization expense was $73,331 for the period January 1, 2003 and August 28, 2003.

                                DEVELOPMENT COSTS

                   Development costs are expensed as incurred.

                         ACCRETION OF REDEMPTION VALUES

The difference between the net proceeds from the issuance of mandatory redeemable preferred stock and the redemption value is being accreted over the redemption period using the interest method.

                                  INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

                            EQUITY COMPENSATION PLAN

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principals Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its equity compensation plan. As such, compensation expense is recorded on the date of grant only if the estimated market price of the underlying stock exceeds the exercise price.

                                USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

2. PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation at August 28, 2003 consist of the following:



Monitoring equipment                                                $ 6,687,617
Furniture and fixtures                                                  570,019
Leasehold improvements                                                   29,916
                                                                    -----------
                                                                      7,287,552
Less accumulated depreciation                                        (6,040,851)
                                                                    -----------

                                                                    $ 1,246,701
                                                                    ===========



Depreciation expense totaled $409,477 for the period January 1, 2003 through August 28, 2003.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

3. LONG-TERM DEBT

Long-term debt at August 28, 2003 consists of the following:

$700,000 12% subordinated notes, interest payable quarterly
in arrears                                                    $   700,000

Term loan ($4,250,000 original balance)                         3,381,344

Capital lease payable ($78,097 original balance)                   44,689

Capital lease payable ($92,107 original balance)                   60,893

Capital lease payable ($61,289 original balance)                   37,112
                                                              -----------

                                                                4,224,038
Less current portion                                           (4,158,507)
                                                              -----------

Total long-term debt                                          $    65,531
                                                              ===========


In 2001 the Company received a $4,250,000 term loan, with fees of $272,000. Several addendums to the loan agreement have been made and the loan currently calls for monthly payments including interest of $67,000, with a balloon payment for the remaining amount due in full in November 2007. The interest rate is based on the U.S. Bank of Washington prime rate plus 3%. The interest rate as of August 28, 2003, was 8.25% (see Subsequent Event note).

The term loan is collateralized by substantially all of the Company's assets, including accounts receivable, inventory, equipment (a second security interest in the assets specifically pledged for permitted capital leases), intangibles and a pledge of those shareholders that hold more than 10% of the Company's outstanding and issued stock, primarily Preferred B and C shareholders, directors and officers of the Company.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

3. LONG-TERM DEBT (Cont'd)

The term loan requires the Company to provide the lender with a performance based fee equal to 2% per annum on the average outstanding loan balance, due on the earlier to occur of a sale of the Company, repayment of the term loan, or at the existing maturity date of November 30, 2007.

The covenants include standard financial reporting requirements for term loans with similar terms, including monthly financial reports, quarterly compliance certificates, and audited year end financial statements, as well as total cash flow requirements, capital expenditure and lease expense limits and other financial ratios. Other debt is limited to the current 12% subordinated notes (which are subject to a subordination agreement). The term loan also excludes any dividends or distributions without the lender's consent. Other covenants include, but are not limited to, restrictions on liens and security interests, change of name, merger, sale of assets, guarantees, new subsidiaries, investment loans, loans to insiders, lease financing and issuance of new stock. The Company was in compliance with the debt covenants during the period January 1, 2003 through August 28, 2003.

Because repayment of the $700,000 notes is subordinate to the repayment of the term loan, the March 2002 maturity date for these notes is effectively postponed until November 2007 (see Subsequent Event note).

The Company entered into a capital lease in 2002. The lease has 36 monthly payments of principle and interest totaling $1,997. The loan matures in July 2005, and is secured by the equipment leased.

The Company entered into a capital lease in 2002. The lease has 36 monthly payments of principle and interest of $2,544. The loan matures in June 2005, and is secured by the equipment leased.

The Company entered into a capital lease in 2002. The lease has 36 monthly payments of principle and interest of $3,165. The loan matures in September 2005, and is secured by the equipment leased.

Maturity requirements reflecting the effective repayment dates of the $700,000 subordinated notes, the requirements of the term loan agreement and capital leases are as follows (see Subsequent Event note):


2004                                                                 $4,158,507
2005                                                                     65,531
                                                                     ----------

                                                                     $4,224,038
                                                                     ==========

                                 (continued)

                                           TRACKING SYSTEMS CORPORATION

                                           NOTES TO FINANCIAL STATEMENTS

4. LEASES

The Company has a noncancelable operating lease, for office facilities, expiring March 2004. Total rent expense under this operating lease for the period ended August 28, 2003 was $68,757.

Future minimum lease payments under the noncancelable operating lease having a remaining term in excess of one year as of August 28, 2003 are as follows:

2004                                                                     $60,823
2005                                                                          --
2006                                                                          --
2007                                                                          --
2008                                                                          --
                                                                         -------
Total minimum lease payments                                             $60,823
                                                                         =======

5. INCOME TAXES

      Gross deferred tax assets were  approximately  $1,900,000 as of August 28,


2003, and consisted primarily of available net operating loss carryforwards and bad debt provisions net of accelerated tax depreciation.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $5,000,000 prior to the expiration of the net operating loss carryforwards. For the period ended August 28, 2003, the Company had a tax loss of approximately $14,000. Based upon historical financial results and tax losses, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences, and has recorded a full valuation allowance at August 28, 2003.

Subsequently recognized tax benefits, if any, relating to the valuation allowance for deferred tax assets as of August 28, 2003 will be allocated to the income tax benefit reported in the statement of operations.

At August 28, 2003, the Company has net operating loss carryforwards for federal income tax purposes of approximately $4,950,000 and for state income tax purposes of approximately $3,020,000. The net operating loss carry- forwards are available to offset future taxable income through 2022 (federal) and 2012 (state).

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6. STOCKHOLDERS' EQUITY

                            EQUITY COMPENSATION PLAN

The Company has a stock-based compensation plan (the "Plan") pursuant to which the Company's Board of Directors may grant stock options to its employees, directors, and key advisors for up to 139,606 shares of the Company's stock. The exercise price of each option is determined by the Board of Directors on the date of grant. Options granted have a maximum term of 10 years and generally become 25% exercisable on the first, second, third, and fourth anniversaries of the date of the grant.

As permitted under Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (FAS 123), the Company has chosen to continue to account for stock-based compensation using APB No. 25, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. No stock options were granted during the period ended August 28, 2003, therefore, no compensation cost has been recognized for those years for the Plan. At August 28, 2003, there were 38,616 additional options available for grant under the Plan (see Subsequent Event note).

The change in stock options outstanding at August 28, 2003 is summarized as follows:

Number outstanding at
 beginning of year                                                       100,990
Granted                                                                       --
Exercised                                                                     --
Forfeited                                                                     --
                                                                         -------
Number outstanding at end
 of year                                                                 100,990
                                                                         =======

The following table summarizes information about the Company's stock option plan as of August 28, 2003:

                                                                            Options Exercisable
                                                                     ----------------------------------
                                  Weighted
                Number            Average            Weighted            Number            Weighted
Range of      Outstanding        Remaining           Average          Outstanding          Average
Exercise       August 28,        Contractual         Exercise          August 28,          Exercise
 Price           2003              Life               Price               2003              Price
--------- ---------------- --------------------  ------------------  --------------  ------------------
$ 10.38         36,052           3 years                $   10.38         36,052           $   10.38
$ 11.50         64,938           5 years                $   11.50         64,938           $   11.50
               -------                                  ---------        -------           ---------
               100,990                                  $   11.10        100,990           $   11.10
               =======                                  =========        =======           =========



                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                                           NOTES TO FINANCIAL STATEMENTS

6. STOCKHOLDERS' EQUITY (Cont'd)

                                    WARRANTS

The Company granted warrants to acquire 1,806 shares of common stock to a shareholder at an exercise price of $10.38 per share, in consideration for financing provided to the Company. These warrants, which may be exercised beginning May 31, 2001 and ending May 31, 2003, were outstanding at August 28, 2003. In accordance with the term loan dated February 14, 2001, the shareholder has assigned all rights the warrants to the term loan holder (see Subsequent Event note).

               CLASS A PREFERRED STOCK (SEE SUBSEQUENT EVENT NOTE)

The Company has authorized 100,000 shares of cumulative, non-voting, convertible preferred stock (Class A) having a par value of $25 per share, of which 29,480 shares were issued and outstanding at August 28, 2003.

The Company has an option plan pursuant to which 5,500 shares of Class A preferred stock are available for grants of stock options or compensation awards. The Company previously granted 4,500 options to certain members of the Board of Directors at an exercise price of $1 per share, in consideration of their service to the Company. These options were outstanding and exercisable at August 28, 2003. At August 28, 2003, 1,000 shares of the stock remained available for future grants (see Subsequent Event note).

Specific features of the Class A stock are as follows:

                                    DIVIDENDS

Holders of the shares of Class A preferred stock are entitled to receive cumulative non-compounding annual dividends in an amount equal to eight percent (8%) of the par value. Dividends commenced in fiscal year 1993 but shall cumulate and were not payable until January 31, 2003 unless the Company elected to make payment at an earlier date. However, no dividends shall be declared or paid until all dividends for Class B preferred stock are paid, and all outstanding Class B shares subject to mandatory redemption have been redeemed. As of August 28, 2003, no dividends had been paid and cumulative dividends in arrears totaled $583,427 ($19.79 per share). In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to receive dividends to the term loan holder, effectively postponing the dividend payment date.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6. STOCKHOLDERS' EQUITY (Cont'd)

                        CLASS A PREFERRED STOCK (CONT'D)

                                   REDEMPTION

The shares of the Class A preferred stock were to be redeemed at a price of $27.50 per share plus any and all accumulated dividends thereon, at any time or periodically, in whole or in part; provided, however, that in all events the Company was to redeem the Class A preferred shares on January 31, 2003. In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to redeem stock to the term loan holder, effectively postponing the redemption date. In no event shall shares of the Class A stock be redeemed until all outstanding shares of Class B stock subject to mandatory redemption are redeemed. Upon an offer of redemption by the Company, each shareholder, for a period of thirty (30) days, shall have the option to reject the offer of redemption by converting each share of the Class A preferred stock into two (2) shares of common stock. The aggregate redemption value of outstanding shares as of August 28, 2003 was $1,394,127.

                                   CONVERSION

The holder of any shares of Class A preferred stock has an option to convert the shares into common shares. On the exercise of the option to convert, the holder is entitled to receive two (2) shares of common stock for each share of Class A preferred stock converted. In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to convert stock to the term loan holder.

                                   LIQUIDATION

The liquidation amount is the same as the redemption amount. The Class A preferred stock is senior to common stock and junior to all other classes of stock.

                                  VOTING RIGHTS

The holders of Class A preferred stock shall have no voting rights; provided, however, that in the event that dividends due and payable on the preferred stock are in arrears by more than two annual payments (whether or not successive), each share of Class A preferred stock shall have the same voting rights as if such share had been converted into two (2) shares of common stock.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6. STOCKHOLDERS' EQUITY (Cont'd)

               CLASS B PREFERRED STOCK (SEE SUBSEQUENT EVENT NOTE)

The Company has authorized 390,000 shares of cumulative, voting, convertible preferred stock (Class B) having a par value of $10.38 per share, of which 300,864 shares were issued and outstanding at August 28, 2003.

The Company has granted warrants to acquire 5,218 shares of Class B preferred stock to certain shareholders at an exercise price of $11.50 per share, in consideration for financing provided to the Company. The warrants become exercisable in 25% increments beginning one year after grant date. These warrants were outstanding at August 28, 2003. In accordance with the term loan dated February 14, 2001, the shareholders have assigned all warrants to the term loan holder.

Specific features of the Class B stock are as follows:

                                    DIVIDENDS

Holders of shares of the Class B preferred stock are due an annual cumulative dividend of 10%. Dividends are payable in preference and priority to any payment of any dividend on Class A preferred stock and common stock. As of August 28, 2003, cumulative dividends in arrears totaled $2,101,534 ($6.98 per share). In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to receive dividends to the term loan holder.

                                   REDEMPTION

Beginning five years and ending seven years from May 31, 1996, at the request of the holders, any Class B preferred stock must be redeemed for an amount equal to its conversion price increased by an annual premium of 10%, compounded quarterly from May 31, 1996, plus any accrued but unpaid dividends. Mandatory redemption of all outstanding Class B preferred stock is required at the end of the seventh year. The aggregate redemption value of outstanding shares as of August 28, 2003 was $8,089,958. In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to redeem stock to the term loan holder, effectively postponing the redemption date.

                                   CONVERSION

Each share of Class B preferred stock issued may be converted into common stock of the Company. The conversion rate is equal to one share of common stock for every one share of Class B preferred stock. In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to convert stock to the term loan holder.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                        CLASS B PREFERRED STOCK (CONT'D)

                                   LIQUIDATION

Liquidation value is the same as redemption value. The Class B preferred stock is senior to Class A preferred stock and common stock and equal to Class C preferred stock.

                                  VOTING RIGHTS

The holders of Class B preferred stock vote together with the holders of other shares of voting capital stock, and not as a separate class, on all matters to be voted on by the stockholders of the Company, on the following basis: each holder of Class B preferred stock is entitled to one vote for each share of common stock that would be issuable to such holder upon the conversion of all the shares of Class B preferred stock held by such holder on the record date for the determination of stockholders entitled to vote.

               CLASS C PREFERRED STOCK (SEE SUBSEQUENT EVENT NOTE)

The Company has authorized 170,000 shares of cumulative, voting, convertible preferred stock (Class C) having a par value of $8.40 per share, of which 160,145 shares were issued and outstanding at August 28, 2003. The issuance of Class C preferred stock occurred during 1996 as a result of the conversion of subordinated debentures.

Specific features of the Class C stock are as follows:

                                    DIVIDENDS

Holders of shares of the Class C preferred stock are due an annual cumulative dividend of 6%. Dividends are payable in preference and priority to any payment of any dividend on Class A preferred stock and common stock. As of August 28, 2003, cumulative dividends in arrears totaled $585,171 ($3.65 per share). In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to receive dividends to the term loan holder.

                                   REDEMPTION

Beginning six years and ending eight years from January 24, 1995, at the request of the holders, any Class C preferred stock must be redeemed for an amount equal to its conversion price increased by an annual premium of 10%, compounded quarterly from January 24, 1995, plus any accrued but unpaid dividends. Mandatory redemption of all outstanding Class C preferred stock is required at the end of the eighth year. The aggregate redemption value of outstanding shares as of August 28, 2003 was $3,641,181. In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to redeem stock to the term loan holder, effectively postponing the redemption date.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6. STOCKHOLDERS' EQUITY (Cont'd)

                        CLASS C PREFERRED STOCK (CONT'D)

                                   CONVERSION

Each share of Class C preferred stock issued may be converted into common stock of the Company. The conversion rate is equal to one share of common stock for every one share of Class C preferred stock. In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to convert stock to the term loan holder.

                                   LIQUIDATION

Liquidation value is the same as redemption value. The Class C preferred stock is senior to Class A preferred stock and common stock and equal to Class B preferred stock.

                                  VOTING RIGHTS

The holders of Class C preferred stock vote together with the holders of other shares of voting capital stock, and not as a separate class, on all matters to be voted on by the stockholders of the Company, on the following basis: each holder of Class C preferred stock is entitled to one vote for each share of common stock that would be issuable to such holder upon the conversion of all the shares of Class C preferred stock held by such holder on the record date for the determination of stockholders entitled to vote.

7. 401(k) PLAN

The Company maintains a 401(k) plan for substantially all of its employees that have worked for the Company for greater than 1 year. The Company does not have any matching requirements related to this plan.

8. CONCENTRATION OF CREDIT RISK

The Company maintains cash balances in excess of FDIC insurance limits at a financial institution. Such excess amounts totaled $255,491 at August 28, 2003. The Company monitors the financial condition of the deposit institution on a regular basis and believes the risk of loss to be very minimal.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

9. SUBSEQUENT EVENT AND EXTRAORDINARY ITEM

The Company entered into a "plan of exchange" agreement with iSecureTrac Corporation on August 28, 2003 to exchange 100% of the outstanding stock of the Company for common stock of iSecureTrac and assumption of certain debt of the Company by iSecureTrac (the transaction). The transaction occurred after the close of business on August 28, 2003 and accordingly the balance sheet, statement of operations, and statement of cash flows of Tracking Systems Corporation are presented immediately prior to the transaction.

There were several conditions precedent that needed to occur prior to the transaction in accordance with the agreement. The holders of the $700,000 subordinated debt notes forgave $532,656 of accrued interest. The interest forgiveness was recognized as income during the period ended August 28, 2003 and recorded as an extraordinary item. Additionally, a performance fee of $49,104 was accrued in accordance with the provisions of the term loan agreement.

The components of the transaction are as follows:

The shareholders of common stock and Class A, B, and C preferred stock cancelled and extinguished all options, warrants, and rights to receive stock in the Company. The shareholders further waived all rights to receive the cumulative dividends on the Class A, B, and C preferred stock. After waiving the aforementioned rights the Class A, B, and C preferred stock was converted to common stock as part of their voting rights.

Every share of Class B and Class C preferred stock was converted to one share of common stock and every share of Class A preferred stock was converted to 2 shares of common stock. In addition, certain shareholders of common stock transferred one share of common stock to the owner of every original share of Class A preferred stock. Every share of common stock and Class A preferred stock was exchanged for shares of iSecureTrac stock on the basis of 2.623641 shares of iSecureTrac stock for one share of the Company's stock. Every share of Class B and Class C preferred stock was exchanged for shares of iSecureTrac stock on the basis of 8.348290 shares of iSecureTrac stock for one share of the Company's stock.

As part of the "plan of exchange" iSecureTrac assumed the term loan and the $700,000 subordinated debt of the Company. The term loan and subordinated debt have been listed as a current liability as a result of iSecureTrac assuming the debt. The Company is operating as a wholly owned division of iSecureTrac for the period beginning August 29, 2003.

                          TRACKING SYSTEMS CORPORATION

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                       AND

                          INDEPENDENT AUDITOR'S REPORT

                         [LOGO OF MCKONLY & ASBURY, LLP]

                      [LETTERHEAD OF MCKONLY & ASBURY, LLP]

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Tracking Systems Corporation
Harrisburg, Pennsylvania

We have audited the accompanying balance sheets of Tracking Systems Corporation as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tracking Systems Corporation as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                              MCKONLY & ASBURY, LLP

Harrisburg, Pennsylvania
February 6, 2003

                          TRACKING SYSTEMS CORPORATION

                                 BALANCE SHEETS

                           DECEMBER 31, 2002 AND 2001

                                     ASSETS



                                                         2002           2001
                                                     -----------     ----------
Current assets
  Cash                                               $   633,543     $1,226,442
  Accounts receivable, net of allowance for
   doubtful accounts of $0 and $40,184                   745,633        727,974
Inventories                                               65,480         58,579
Prepaid expenses and other current assets                142,336        230,078
                                                     -----------     ----------
     Total current assets                              1,586,992      2,243,073
                                                     -----------     ----------
Property and equipment, net                            1,506,788      1,717,811
                                                     -----------     ----------
Other assets
  Deferred financing costs                               160,141        215,493
  Intangible assets, net                                 330,933        465,636
  Deposits                                                15,168          7,495
                                                     -----------     ----------
     Total other assets                                  506,242        688,624
                                                     -----------     ----------

Total assets                                         $ 3,600,022     $4,649,508
                                                     ===========     ==========



The accompanying notes are an integral part of these financial statements.

LIABILITIES AND STOCKHOLDERS' EQUITY

                                                            2002              2001
                                                        ------------      ------------
Current liabilities
 Current portion of long-term debt and
  line of credit                                        $    629,185      $    306,978
 Accounts payable                                            217,980           373,935
 Accrued liabilities                                         539,618           508,345
                                                        ------------      ------------
     Total current liabilities                             1,386,783         1,189,258

Long-term debt and line of credit, net of
 current portion                                           3,945,447         4,632,846
                                                        ------------      ------------
     Total liabilities                                     5,332,230         5,822,104
                                                        ------------      ------------
Stockholders' equity
 Preferred stock, Class B cumulative, convertible,
  par value $10.38, authorized 390,000 shares, issued
  and outstanding 300,864 shares
  (Aggregate liquidation preference $7,638,355)            7,638,355         6,785,743
 Preferred stock, Class C cumulative, convertible,
  par value $8.40, authorized 170,000 shares,
  issued and outstanding 160,145 shares
  (Aggregate liquidation preference $3,463,974)            3,463,974         3,107,488
 Preferred stock, Class A cumulative, convertible,
  par value $25, authorized 100,000 shares, issued
  and outstanding 29,480 shares
  (Aggregate liquidation preference $1,354,820)            1,353,824         1,165,739
 Common stock, par value $1, authorized 1,000,000
  shares, issued and outstanding 239,232 and                 239,232           239,232
  239,232 shares
 Accumulated deficit                                     (14,427,593)      (12,470,798)
                                                        ------------      ------------
     Total stockholders' equity                           (1,732,208)       (1,172,596)
                                                        ------------      ------------
Total liabilities and stockholders' equity              $  3,600,022      $  4,649,508
                                                        ============      ============

                          TRACKING SYSTEMS CORPORATION

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001



                                                       2002            2001
                                                   -----------      -----------
Revenues                                           $ 3,503,534      $ 4,701,540

Cost of sales                                        1,689,794        2,224,535
                                                   -----------      -----------
Gross profit                                         1,813,740        2,477,005
                                                   -----------      -----------
Operating expenses
  Administrative                                       441,617          558,859
  Bad debts                                             18,922           16,460
  Depreciation                                          70,466           60,718
  Exhibits/conventions                                  13,456           27,196
  Insurance                                            164,512          158,771
  Payroll taxes                                         65,216           90,549
  Repairs and maintenance                                9,905           16,029
  Salaries                                             796,233        1,300,779
  Travel                                               139,864          174,820
                                                   -----------      -----------
Total operating expenses                             1,720,191        2,404,181
                                                   -----------      -----------
Income from operations                                  93,549           72,824
                                                   -----------      -----------
Other income (expense)
  Interest and other income                             53,795           26,898
  Interest expense                                    (470,956)        (675,796)
  Amortization                                        (235,950)        (164,357)

Total other income (expense)                          (653,111)        (813,255)
                                                   -----------      -----------

Net loss before income taxes                          (559,562)        (740,431)

Income taxes                                               (50)              --
                                                   -----------      -----------
Net loss                                           $  (559,612)     $  (740,431)
                                                   ===========      ===========



The accompanying notes are an integral part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                  Class B          Class C          Class A
                                 Preferred        Preferred        Preferred        Common          Accumulated
                                  Stock            Stock            Stock            Stock            Deficit            Total
                               ------------     ------------     ------------     ------------     ------------      ------------
Balance, January 1, 2001       $  5,983,947     $  2,776,938     $  1,016,717     $    230,833     $(10,448,999)     $   (440,564)

Issuance of common stock                 --               --               --            8,399               --             8,399

Net loss for 2001                        --               --               --               --         (740,431)         (740,431)

Accretion related to
mandatory redemption of
preferred stock                     801,796          330,550          149,022               --       (1,281,368)               --
                               ------------     ------------     ------------     ------------     ------------      ------------
Balance, December 31, 2001        6,785,743        3,107,488        1,165,739          239,232      (12,470,798)       (1,172,596)

Net loss for 2002                        --               --               --               --         (559,612)         (559,612)

Accretion related to
mandatory redemption of
preferred stock                     852,612          356,486          188,085               --       (1,397,183)               --
                               ------------     ------------     ------------     ------------     ------------      ------------
Balance, December 31, 2002     $  7,638,355     $  3,463,974     $  1,353,824     $    239,232     $(14,427,593)     $ (1,732,208)
                               ============     ============     ============     ============     ============      ============



The accompanying notes are an integral part of these financial statements.

                          TRACKING SYSTEMS CORPORATION
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                          2002             2001
                                                      -----------      -----------
Cash flows from operating activities
  Net loss                                            $  (559,612)     $  (740,431)
  Adjustments to reconcile net loss to net cash
   provided by operating activities
    Depreciation and amortization                       1,045,329        1,145,109
    Interest accretion added to debt balance               10,176           94,643
  Changes in operating assets and liabilities
    Accounts receivable                                   (17,659)         593,716
    Inventories                                            (6,901)           3,362
    Prepaid expenses and other current assets              80,069         (190,385)
    Accounts payable                                     (155,955)        (405,537)
    Accrued liabilities                                    31,273          137,255
                                                      -----------      -----------
        Net cash provided by operating activities         426,720          637,732
                                                      -----------      -----------
Cash flows from investing activities
  Capital expenditures, net                              (350,222)        (327,638)
                                                      -----------      -----------
        Net cash used in investing activities            (350,222)        (327,638)
                                                      -----------      -----------
Cash flows from financing activities
  Proceeds from long-term debt and
  line of credit                                               --        4,250,000
  Principal payments on long-term debt                   (571,552)      (3,113,794)
  Principal payments on capital leases                    (51,950)              --
  Payments for financing costs                            (45,895)        (262,791)
  Proceeds from common stock issuance                          --            8,399
                                                      -----------      -----------

        Net cash provided by (used in)
          financing activities                           (669,397)         881,814
                                                      -----------      -----------
Net increase (decrease) in cash                          (592,899)       1,191,908

Cash, beginning of year                                 1,226,442           34,534
                                                      -----------      -----------
Cash, end of year                                     $   633,543      $ 1,226,442
                                                      ===========      ===========
Schedule of noncash investing and
 financing activities
  Acquisition of fixed assets through
   capital lease
    Cost of fixed assets                              $   248,134      $        --
    Increase in capital lease payable                    (248,134)              --

     Cash payment on fixed assets                     $        --      $        --
                                                      ===========      ===========
Supplemental disclosures of cash flow information

        Total interest paid during year               $   338,567      $   479,866
                                                      ===========      ===========
Supplemental disclosures of non-cash investing
and financing activities

        Accretion of amounts subject to mandatory
         redemption of preferred stock totaled        $ 1,397,183      $ 1,281,368
                                                      ===========      ===========


The accompanying notes are an integral part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                             DESCRIPTION OF BUSINESS

Tracking Systems Corporation (the Company) is one of the leading providers of electronic monitoring home arrest equipment and monitoring services to criminal justice and correction agencies worldwide.

                               REVENUE RECOGNITION

The Company has contracts with governmental agencies and other companies which provide electronic home arrest equipment and monitoring services. The contracts generally range from one to three years and typically contain automatic renewal provisions. Governmental agency contracts contain funding clauses, which permit the agencies to cancel the contract if funding is denied through their budgetary process. Revenues from these equipment rental and monitoring contracts are recognized monthly for units delivered and/or monitored during the period.

The Company recognizes revenue from product sales upon shipment to the customer.

                                   INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist of consumable parts and supplies.

                             PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Assets under capital leases are stated at the lower of the present value of the minimum lease payments or the fair value of the assets at the lease inception. Depreciation is computed using the straight-line method over the following estimated lives:

Monitoring equipment                  5 - 6 years
Furniture and fixtures                   10 years
Leasehold improvements                    5 years

When property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income for the period.

Maintenance and repairs are charged to operations as incurred, and expenditures for significant additions, betterments, and renewals are capitalized.

In the past, the Company obtained the majority of its monitoring equipment from three suppliers. Due to the limited number of manufacturers of monitoring equipment, in 1997 the Company engaged a contract manufacturer to develop and manufacture a proprietary product exclusively for the Company. This product was available for use in 2002.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

                                INTANGIBLE ASSETS

Intangible assets include deferred acquisition costs, covenants not to compete, exclusive marketing rights, and the excess of cost over the fair value of the identifiable net assets of businesses acquired. Intangible assets having definitive lives are being amortized using the straight-line method over those lives (5 years). When events or circumstances so indicate, all long-term assets, including intangible assets, are assessed for recoverability based upon cash flow forecasts. No impairment losses have been recognized during 2002 or 2001. Amortization expense relating to intangible assets was $134,703 and $76,101 for the years ended December 31, 2002 and 2001, respectively.

                            DEFERRED FINANCING COSTS

Deferred financing costs, less accumulated amortization, represent costs incurred in conjunction with various borrowing arrangements. These costs are being amortized on a straight-line basis over the term of the debt. Amortization expense was $101,247 and $88,246 for the years ended December 31, 2002 and 2001.

                                DEVELOPMENT COSTS

Development costs are expensed as incurred.

                         ACCRETION OF REDEMPTION VALUES

The difference between the net proceeds from the issuance of mandatory redeemable preferred stock and the redemption value is being accreted over the redemption period using the interest method.

                                  INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Equity Compensation Plan The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principals Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its equity compensation plan. As such, compensation expense is recorded on the date of grant only if the estimated market price of the underlying stock exceeds the exercise price. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

2. PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation at December 31, consists of the following:



                                                       2002             2001
                                                   -----------      -----------
Monitoring equipment                               $ 6,594,030      $ 6,393,887
Furniture and fixtures                                 516,734          483,031
Leasehold improvements                                  29,916           29,916
                                                   -----------      -----------
                                                     7,140,680        6,906,834
Less accumulated depreciation and amortization      (5,633,892)      (5,189,023)
                                                   -----------      -----------
                                                   $ 1,506,788      $ 1,717,811
                                                   ===========      ===========



Depreciation expense totaled $809,379 and $980,762 for the years ended December 31, 2002 and 2001.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

3. LONG-TERM DEBT, LINE OF CREDIT AND EQUIPMENT PURCHASES

Long-term debt and line of credit at December 31, consists of the following:



                                                       2002            2001
                                                   -----------      -----------
$700,000 12% subordinated notes (net of debt
discount of zero in 2002 and $10,176 in 2001),
interest payable quarterly in arrears              $   700,000      $   689,824

Term loan ($4,250,000 original balance)              3,678,448        4,250,000

Capital lease payable ($78,097 original balance)        64,213               --

Capital lease payable ($92,107 original balance)        81,240               --

Capital lease payable ($61,289 original balance)        50,731               --
                                                   -----------      -----------
                                                     4,574,632        4,939,824
Less current portion                                  (629,185)        (306,978)
                                                   -----------      -----------
Total long-term debt and line of credit            $ 3,945,447      $ 4,632,846
                                                   ===========      ===========



On February 13, 2001, the Company refinanced its existing term loan, equipment line of credit and revolving line of credit with a $4,250,000 term loan. The term loan refinanced notes payable of $2,224,017, inclusive of principal and interest, the remaining balance on a line of credit of $595,307 and the fees associated with the loan agreement of $272,000.

The term loan calls for interest only for twelve months, followed by monthly payments including interest of $64,533, with the remaining amount due in full in February 2007. The interest rate is based on the U.S. Bank of Washington prime rate plus 3%. The interest rate as of December 31, 2002, was 7.25%.

The term loan is collateralized by substantially all of the Company's assets, including accounts receivable, inventory, equipment (a second security interest in the assets specifically pledged for permitted capital leases), intangibles and a pledge of those shareholders that hold more than 10% of the Company's outstanding and issued stock, primarily Preferred B and C shareholders, directors and officers of the Company.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

3. LONG-TERM DEBT, LINE OF CREDIT AND EQUIPMENT PURCHASES (Cont'd)

The term loan requires the Company to provide the lender with a performance based fee equal to: (i) the greater of $85,000 or 5% of the Company's residual value, due on the sale of the Company or repayment of the term loan if the sale or repayment occurs in the first year following the disbursement of the loan; or
(ii) in the second or third years following the disbursement of the loan, 4.5% of the Company's residual value due on the sale of the Company, repayment of the term loan or at the end of three years, whichever occurs first. If the Company is sold, residual value will consist of the gross sale price (prior to assumed liabilities, brokers fees and transaction expenses) less $10,500,000. If no sale occurs, residual value will consist of 30 times the average of the most recent three months of gross revenue, less $10,500,000.

The covenants include standard financial reporting requirements for term loans with similar terms, including monthly financial reports, quarterly compliance certificates, and audited year end financial statements, as well as total debt/cash flow and EBITDA ratios. Other debt is limited to the current 12% subordinated notes (which are subject to a subordination agreement) and to an aggregate face amount of $2,000,000 to be used to finance equipment used in the normal course of business. The term loan also excludes any dividends or distributions without the lender's consent. Other covenants include, but are not limited to, restrictions on liens and security interests, change of name, merger, sale of assets, guarantees, new subsidiaries, investment loans, loans to insiders, lease financing and issuance of new stock. The Company was not in compliance with the debt covenants during the period November 2002 through March 2003. In April 2004, the Company received a waiver from the noteholder for the period of non-compliance

During 1999, the Company issued 23,333 shares of Class B preferred stock to the purchasers of the 12% subordinated notes. Each share of the Class B preferred stock is convertible into one share of common stock. As a result of the issuance of convertible securities with a non-detachable (embedded) conversion feature that is in-the-money at the commitment date (a "beneficial conversion feature"), the Company has separately valued the embedded beneficial conversion feature present in the convertible securities at the date of issuance in accordance with EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios. The discount of $62,258 allocated to the preferred stock has been charged to accumulated deficit at the date of issuance since the preferred stock is immediately convertible. The discount of $179,939 allocated to the debt issued is being amortized to interest expense over the life of the debt using the interest method.

Because repayment of the $700,000 notes is subordinate to the repayment of the term loan, the March 2002 maturity date for these notes is effectively postponed until February 2007.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

3. LONG-TERM DEBT, LINE OF CREDIT AND EQUIPMENT PURCHASES (Cont'd)

The Company entered into a capital lease in 2002. The lease has 36 monthly payments of principle and interest totaling $1,997. The loan matures in July 2005, and is secured by the equipment leased.

The Company entered into a capital lease in 2002. The lease has 36 monthly payments of principle and interest of $2,544. The loan matures in June 2005, and is secured by the equipment leased.

The Company entered into a capital lease in 2002. The lease has 36 monthly payments of principle and interest of $3,165. The loan matures in September 2005, and is secured by the equipment leased.

Maturity requirements reflecting the effective repayment dates of the $700,000 subordinated notes, the requirements of the term loan agreement and capital leases are as follows:


2003                                  $   629,185
2004                                      670,498
2005                                      680,967
2006                                      687,703
2007                                    1,906,279

                                      $ 4,574,632
                                      ===========


4. LEASES

The Company has several noncancelable operating leases, primarily for office facilities, expiring at various dates through March 2004. Total rent expense under these operating leases for the years ended December 31, 2002 and 2001 was $102,277 and $105,416, respectively.

Future minimum lease payments under noncancelable operating leases having a remaining term in excess of one year as of December 31, 2002 are as follows:


2002                                     $105,494
2003                                       26,063
2004                                           --
2005                                           --
2006                                           --
                                         --------
Total minimum lease payments             $131,557
                                         ========

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

5. INCOME TAXES

Gross deferred tax assets were approximately $1,900,000 as of December 31, 2002, and consisted primarily of available net operating loss carryforwards and bad debt provisions net of accelerated tax depreciation.

The valuation allowance for deferred tax assets as of December 31, 2001 was $1,700,000. The net change in the total valuation allowance for the year ended December 31, 2002 was an increase of $200,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $5,000,000 prior to the expiration of the net operating loss carryforwards. For the year ended December 31, 2002, the Company had a tax loss of approximately $195,000. Based upon historical financial results and tax losses, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences, and has recorded a full valuation allowance at December 31, 2002.

Subsequently recognized tax benefits, if any, relating to the valuation allowance for deferred tax assets as of December 31, 2002 will be allocated to the income tax benefit reported in the statement of operations.

At December 31, 2002, the Company has net operating loss carryforwards for federal income tax purposes of approximately $4,950,000 and for state income tax purposes of approximately $3,170,000. The net operating loss carry- forwards are available to offset future taxable income through 2022 (federal) and 2012 (state).

6. STOCKHOLDERS' EQUITY

                            EQUITY COMPENSATION PLAN

The Company has a stock-based compensation plan (the "Plan") pursuant to which the Company's Board of Directors may grant stock options to its employees, directors, and key advisors for up to 139,606 shares of the Company's stock. The exercise price of each option is determined by the Board of Directors on the date of grant. Options granted have a maximum term of 10 years and generally become 25% exercisable on the first, second, third, and fourth anniversaries of the date of the grant.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6. STOCKHOLDERS' EQUITY (Cont'd)

                        EQUITY COMPENSATION PLAN (CONT'D)

As permitted under Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (FAS 123), the Company has chosen to continue to account for stock-based compensation using APB No. 25, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. No stock options were granted during 2002 or 2001, therefore, no compensation cost has been recognized for those years for the Plan. At December 31, 2001, there were 38,616 additional options available for grant under the Plan.

The change in stock options outstanding at December 31, is summarized as follows:

                                2002        2001
                              -------     -------
Number outstanding at
 beginning of year            100,990     100,990
Granted                            --          --
Exercised                          --          --
Forfeited                          --          --
                              -------     -------
Number outstanding at end
 of year                      100,990     100,990
                              =======     =======


The following table summarizes information about the Company's stock option plan as of December 31, 2002:

                                                                      Options Exercisable
                                Weighted                         -----------------------------
               Number            Average         Weighted          Number            Weighted
Range of     Outstanding        Remaining        Average         Outstanding          Average
Exercise     December 31,      Contractual       Exercise        December 31,         Exercise
 Price         2002              Life             Price            2002                Price
---------    -----------       -----------     ----------       -------------       ----------
$   10.38        36,052          4 years       $   10.38           36,052            $ 10.38
$   11.50        64,938          6 years       $   11.50           64,938            $ 11.50
                -------                        ---------           -------           -------
                100,990                        $   11.10          100,990            $ 11.10
                =======                        =========          =======            =======


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6. STOCKHOLDERS' EQUITY (Cont'd)

                        EQUITY COMPENSATION PLAN (CONT'D)

The following table summarizes information about the Company's stock option plan as of December 31, 2001:

                                                                      Options Exercisable
                                Weighted                         -----------------------------
               Number            Average         Weighted          Number            Weighted
Range of     Outstanding        Remaining        Average         Outstanding          Average
Exercise     December 31,      Contractual       Exercise        December 31,         Exercise
 Price         2001              Life             Price            2001                Price
---------    -----------       -----------     ----------       -------------       ----------
$   10.38        36,052          5 years        $  10.38           36,052            $ 10.38
$   11.50        64,938          7 years        $  11.50           59,918            $ 11.50
                -------                         --------           ------            --------
                100,990                         $  11.10           95,970            $ 11.06
                =======                         ========           ======            ========


                                    WARRANTS

The Company granted warrants to acquire 1,806 shares of common stock to a shareholder at an exercise price $10.38 per share, in consideration for financing provided to the Company. These warrants, which may be exercised beginning May 31, 2001 and ending May 31, 2003, were outstanding at December 31, 2002.

                             CLASS A PREFERRED STOCK

The Company has authorized 100,000 shares of cumulative, non-voting, convertible preferred stock (Class A) having a par value of $25 per share, of which 29,480 shares were issued and outstanding at December 31, 2002.

The Company has an option plan pursuant to which 5,500 shares of Class A preferred stock are available for grants of stock options or compensation awards. The Company previously granted 4,500 options to certain members of the Board of Directors at an exercise price of $1 per share, in consideration of their service to the Company. These options were outstanding and exercisable at December 31, 2002. At December 31, 2002, 1,000 shares of the stock remained available for future grants.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6. STOCKHOLDERS' EQUITY (Cont'd)

                        CLASS A PREFERRED STOCK (CONT'D)

Specific features of the Class A stock are as follows:

                                    DIVIDENDS

Holders of the shares of Class A preferred stock are entitled to receive cumulative non-compounding annual dividends in an amount equal to eight percent (8%) of the par value. Dividends commenced in fiscal year 1993 but shall cumulate and not be payable until January 31, 2003 unless the Company elects to make payment at an earlier date. However, no dividends shall be declared or paid until all dividends for Class B preferred stock are paid, and all outstanding Class B shares subject to mandatory redemption have been redeemed. As of December 31, 2002, cumulative dividends in arrears totaled $544,120 ($18.46 per share).

                                   REDEMPTION

The shares of the Class A preferred stock may be redeemed at a price of $27.50 per share plus any and all accumulated dividends thereon, at any time or periodically, in whole or in part; provided, however, that in all events the Company must redeem the Class A preferred shares on January 31, 2003. In no event shall shares of the Class A stock be redeemed until all outstanding shares of Class B stock subject to mandatory redemption are redeemed. Upon an offer of redemption by the Company, each shareholder, for a period of thirty (30) days, shall have the option to reject the offer of redemption by converting each share of the Class A preferred stock into two (2) shares of common stock. The aggregate redemption value of outstanding shares as of December 31, 2002 was $1,354,820. The difference between the carrying and redemption values represents remaining amounts to be accreted through maturity.

                                   CONVERSION

The holder of any shares of Class A preferred stock has an option to convert the shares into common shares. On the exercise of the option to convert, the holder is entitled to receive two (2) shares of common stock for each share of Class A preferred stock converted.

                                   LIQUIDATION

The liquidation amount is the same as the redemption amount. The Class A preferred stock is senior to common stock and junior to all other classes of stock.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6. STOCKHOLDERS' EQUITY (Cont'd)

                        CLASS A PREFERRED STOCK (CONT'D)

                                  VOTING RIGHTS

The holders of Class A preferred stock shall have no voting rights; provided, however, that in the event that dividends due and payable on the preferred stock are in arrears by more than two annual payments (whether or not successive), each share of Class A preferred stock shall have the same voting rights as if such share had been converted into two (2) shares of common stock.

                             CLASS B PREFERRED STOCK

The Company has authorized 390,000 shares of cumulative, voting, convertible preferred stock (Class B) having a par value of $10.38 per share, of which 300,864 shares were issued and outstanding at December 31, 2002.

The Company has granted warrants to acquire 5,218 shares of Class B preferred stock to certain shareholders at an exercise price of $11.50 per share, in consideration for financing provided to the Company. The warrants become exercisable in 25% increments beginning one year after grant date. These warrants were outstanding at December 31, 2002.

Specific features of the Class B stock are as follows:

                                    DIVIDENDS

Holders of shares of the Class B preferred stock are due an annual cumulative dividend of 10%. Dividends are payable in preference and priority to any payment of any dividend on Class A preferred stock and common stock. As of December 31, 2002, cumulative dividends in arrears totaled $1,893,336 ($6.29 per share).

                                   REDEMPTION

Beginning five years and ending seven years from May 31, 1996, at the request of the holders, any Class B preferred stock must be redeemed for an amount equal to its conversion price increased by an annual premium of 10%, compounded quarterly from May 31, 1996, plus any accrued but unpaid dividends. Mandatory redemption of all outstanding Class B preferred stock is required at the end of the seventh year. The aggregate redemption value of outstanding shares as of December 31, 2002 was $7,638,355.

                                   CONVERSION

Each share of Class B preferred stock issued may be converted into common stock of the Company. The conversion rate is equal to one share of common stock for every one share of Class B preferred stock.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6. STOCKHOLDERS' EQUITY (Cont'd)

                        CLASS B PREFERRED STOCK (CONT'D)

                                   LIQUIDATION

Liquidation value is the same as redemption value. The Class B preferred stock is senior to Class A preferred stock and common stock and equal to Class C preferred stock.

                                  VOTING RIGHTS

The holders of Class B preferred stock vote together with the holders of other shares of voting capital stock, and not as a separate class, on all matters to be voted on by the stockholders of the Company, on the following basis: each holder of Class B preferred stock is entitled to one vote for each share of common stock that would be issuable to such holder upon the conversion of all the shares of Class B preferred stock held by such holder on the record date for the determination of stockholders entitled to vote.

                             CLASS C PREFERRED STOCK

The Company has authorized 170,000 shares of cumulative, voting, convertible preferred stock (Class C) having a par value of $8.40 per share, of which 160,145 shares were issued and outstanding at December 31, 2002. The issuance of Class C preferred stock occurred during 1996 as a result of the conversion of subordinated debentures.

Specific features of the Class C stock are as follows:

                                    DIVIDENDS

Holders of shares of the Class C preferred stock are due an annual cumulative dividend of 6%. Dividends are payable in preference and priority to any payment of any dividend on Class A preferred stock and common stock. As of December 31, 2002, cumulative dividends in arrears totaled $531,362 ($3.32 per share).

                                   REDEMPTION

Beginning six years and ending eight years from January 24, 1995, at the request of the holders, any Class C preferred stock must be redeemed for an amount equal to its conversion price increased by an annual premium of 10%, compounded quarterly from January 24, 1995, plus any accrued but unpaid dividends. Mandatory redemption of all outstanding Class C preferred stock is required at the end of the eighth year. The aggregate redemption value of outstanding shares as of December 31, 2002 was $3,463,974.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6. STOCKHOLDERS' EQUITY (Cont'd)

                        CLASS C PREFERRED STOCK (CONT'D)

                                   CONVERSION

Each share of Class C preferred stock issued may be converted into common stock of the Company. The conversion rate is equal to one share of common stock for every one share of Class C preferred stock.

                                   LIQUIDATION

Liquidation value is the same as redemption value. The Class C preferred stock is senior to Class A preferred stock and common stock and equal to Class B preferred stock.

                                  VOTING RIGHTS

The holders of Class C preferred stock vote together with the holders of other shares of voting capital stock, and not as a separate class, on all matters to be voted on by the stockholders of the Company, on the following basis: each holder of Class C preferred stock is entitled to one vote for each share of common stock that would be issuable to such holder upon the conversion of all the shares of Class C preferred stock held by such holder on the record date for the determination of stockholders entitled to vote.

7. 401(k) PLAN

The Company maintains a 401(k) plan for substantially all of its employees that have worked for the Company for greater than 1 year. The Company does not have any matching requirements related to this plan.

8. CONCENTRATION OF CREDIT RISK

The Company maintains cash balances in excess of FDIC insurance limits at a financial institution. Such excess amounts totaled $533,544 at December 31, 2002. The Company monitors the financial condition of the deposit institution on a regular basis and believes the risk of loss to be very minimal.

PRELIMINARY NOTE: The following Pro Forma Condensed Consolidated Balance Sheets at June 30, 2003, Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2002 and Pro Forma Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 2003 are presented as if iSECUREtrac Corp. acquired Tracking Systems Corporation as of June 30, 2003.

iSECUREtrac Corp.and Subsidiaries Pro Forma Condensed Consolidated Balance Sheets June 30, 2003

                                                                                                   Pro Forma
                                                         iSECUREtrac       Tracking Systems       Adjustments      Consolidated
-------------------------------------------------------------------------------------------      ------------      ------------
ASSETS
Current Assets
       Cash                                            $     59,023            $    342,428      $         --      $    401,451
       Receivables:
          Trade accounts                                     93,554                 488,007                --           581,561
          Other                                                  --                      --                --                --
       Inventories                                          347,025                  72,486                --           419,511
       Prepaid expenses and other                           210,840                 143,774                --           354,614
-------------------------------------------------------------------------------------------      ------------      ------------
Total current assets                                        710,442               1,046,695                --         1,757,137
-------------------------------------------------------------------------------------------      ------------      ------------
Monitoring Equipment, net                                    90,000               1,121,769         1,462,747         2,674,516
Leasehold Improvements and Equipment, net                   187,267                 170,865                --           358,132
Product Development Costs, net                              524,769                      --                --           524,769
Monitoring Contracts                                             --                      --           911,522           911,522
Other Intangibles                                                --                 605,661          (605,661)               --
Goodwill                                                         --                      --         2,145,422         2,145,422
Other Assets                                                  8,575                   7,000                --            15,575
-------------------------------------------------------------------------------------------      ------------      ------------
Total assets                                           $  1,521,053            $  2,951,990      $  3,914,030      $  8,387,073
===========================================================================================      ============      ============

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current Liabilities
       Notes payable                                      2,560,325                  77,163                --         2,637,488
       Current maturities of long-term debt                 830,708                      --                --           830,708
       Accounts payable and accrued expenses                901,855                 165,201                --         1,067,056
       Deferred gain on sale-leaseback transaction           33,918                      --                --            33,918
       Accrued interest payable                              85,327                 419,033                --           504,360
       Preferred dividends payable                          209,453                      --                --           209,453
-------------------------------------------------------------------------------------------      ------------      ------------
Total Current Liabilities                                 4,621,586                 661,397                --         5,282,983
-------------------------------------------------------------------------------------------      ------------      ------------
Long-term Debt, less current maturities                     492,680               4,218,821                --         4,711,501
-------------------------------------------------------------------------------------------      ------------      ------------
Stockholders'  (Deficit)
       Series A preferred stock                           8,843,246               1,447,867        (1,447,867)        8,843,246
       Series B preferred stock                             295,000               8,064,661        (8,064,661)          295,000
       Series C preferred stock                                  --               3,642,217        (3,642,217)               --
       Common stock                                          39,723                 239,232          (234,809)           44,146
       Additional paid-in capital                        22,979,938                      --         2,295,577        25,275,515
       Accumulated deficit                              (35,751,120)            (15,322,205)       15,008,007       (36,065,318)
-------------------------------------------------------------------------------------------      ------------      ------------
Total stockholders'  (deficit)                           (3,593,213)             (1,928,228)        3,914,030        (1,607,411)
-------------------------------------------------------------------------------------------      ------------      ------------
Total liabilities and stockholders' (deficit)          $  1,521,053            $  2,951,990      $  3,914,030      $  8,387,073
===========================================================================================      ============      ============

iSECUREtrac Corp. and Subsidiaries Pro Forma Condensed Consolidated Statements of Operations For the Year Ended December 31, 2002

                                                                                                                   Pro Forma
                                                                    iSt              TSC         Adjustments      Consolidated
------------------------------------------------------------------------------------------------------------------------------
Revenues:
        Equipment                                            $    358,305      $    275,745      $        --      $    634,050
        Leasing                                                        --           782,331               --           782,331
        Hosting                                                        --         2,392,702               --         2,392,702
        Gain on sale-leaseback transactions                            --                --               --                --
        Service                                                   144,697            52,756               --           197,453
------------------------------------------------------------------------------------------------------------------------------
           Total revenues                                         503,002         3,503,534               --         4,006,536
------------------------------------------------------------------------------------------------------------------------------
Costs and expenses:
        Cost of equipment and hosting revenue                     524,933         1,689,794               --         2,214,727
        Cost of service revenue                                    87,870                --               --            87,870
        Research and development                                  773,248                --               --           773,248
        Sales, general and administrative                       4,172,160         1,956,141         (101,247.00)     6,027,054
------------------------------------------------------------------------------------------------------------------------------
           Total costs and expenses                             5,558,211         3,645,935         (101,247.00)     9,102,899
------------------------------------------------------------------------------------------------------------------------------
        Operating (loss)                                       (5,055,209)         (142,401)         101,247.00     (5,096,363)
------------------------------------------------------------------------------------------------------------------------------
Other income (expense):
        Interest income                                             1,742            53,795               --            55,537
        Interest expense                                         (203,419)         (470,956)        (101,247.00)      (775,622)
        Loan acquisition expense, stockholders                   (536,734)               --               --          (536,734)
        Other, net                                                     --                --               --                --
------------------------------------------------------------------------------------------------------------------------------
        Total other income (expense)                             (738,411)         (417,161)        (101,247.00)    (1,256,819)
------------------------------------------------------------------------------------------------------------------------------
        (Loss) before provision for income taxes               (5,793,620)         (559,562)              --        (6,353,182)
        Provision for income taxes                                     --               (50)              --               (50)
------------------------------------------------------------------------------------------------------------------------------
Net (loss)                                                   $ (5,793,620)     $   (559,612)     $        --      $ (6,353,232)
==============================================================================================================================
Preferred dividends                                              (807,832)               --               --          (807,832)
==============================================================================================================================
Net (loss) available to common stockholders                  $ (6,601,452)     $   (559,612)     $        --      $ (7,161,064)
==============================================================================================================================
Net (loss) per share of common stock - basic and diluted                                                          $      (0.21)
==============================================================================================================================
Weighted average number of common shares outstanding                                                                33,671,905
==============================================================================================================================

iSECUREtrac Corp. and Subsidiaries Pro Forma Condensed Consolidated Statements of Operations For the Six Months Ended June 30, 2003

                                                                                                                    Pro Forma
                                                                    iSt              TSC         Adjustments       Consolidated
------------------------------------------------------------------------------------------------------------------------------
Revenues:
        Equipment                                             $     80,950      $     19,097      $         --    $    100,047
        Leasing                                                     38,223           769,804                --         808,027
        Hosting                                                     55,731           625,998                --         681,729
        Gain on sale-leaseback transactions                         11,306                --                --          11,306
        Service                                                      3,725            32,341                --          36,066
------------------------------------------------------------------------------------------------------------------------------
           Total revenues                                          189,935         1,447,239                --       1,637,174
------------------------------------------------------------------------------------------------------------------------------
Costs and expenses:
        Cost of equipment and hosting revenue                      298,108           618,875                --         916,983
        Cost of service revenue                                        840            39,987                --          40,827
        Research and development                                   373,449                --                --         373,449
        Sales, general and administrative                        2,014,673           948,549        (16,860.00)      2,946,362
------------------------------------------------------------------------------------------------------------------------------
           Total costs and expenses                              2,687,070         1,607,411        (16,860.00)      4,277,621
------------------------------------------------------------------------------------------------------------------------------
        Operating (loss)                                        (2,497,135)         (160,172)        16,860.00      (2,640,447)
------------------------------------------------------------------------------------------------------------------------------
Other income (expense):
        Interest income                                                211             2,695                --           2,906
        Interest expense                                          (130,479)         (156,711)       (16,860.00)       (304,050)
        Loan acquisition expense, stockholders                          --                --                --              --
        Other, net                                                      --                --                --              --
------------------------------------------------------------------------------------------------------------------------------
        Total other income (expense)                              (130,268)         (154,016)       (16,860.00)       (301,144)
------------------------------------------------------------------------------------------------------------------------------
        (Loss) before provision for income taxes                (2,627,403)         (314,188)               --      (2,941,591)
        Provision for income taxes                                      --               (10)               --             (10)
------------------------------------------------------------------------------------------------------------------------------
Net (loss)                                                    $ (2,627,403)     $   (314,198)     $         --    $ (2,941,601)
==============================================================================================================================
Preferred dividends                                               (412,916)               --                --        (412,916)
==============================================================================================================================
Net (loss) available to common stockholders                   $ (3,040,319)     $   (314,198)     $         --    $ (3,354,517)
==============================================================================================================================
Net (loss) per share of common stock - basic and diluted                                                          $      (0.08)
==============================================================================================================================
Weighted average number of common shares outstanding                                                                41,779,987
==============================================================================================================================

                                   PROSPECTUS


                            [ISECURETRAC CORP LOGO]


                       39,333,317 SHARES OF COMMON STOCK

               The date of this prospectus is _____________, 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. Article 12 of our Restated Certificate of Incorporation, exhibit 3.01 hereto, and article 8 of our Restated Bylaws, exhibit 3.02 hereto, provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses payable by us in connection with the sale of the shares offered hereby. All amounts shown are estimates, except for the SEC registration fee.

                       Nature of Expense                          AMOUNT
                       -----------------                          ------
              SEC Registration fee                            $ 1,108.84
              Accounting fees and expenses                     12,000.00
              Legal fees and expenses                          35,000.00
              Transfer Agent and Registrar fees                 1,000.00
              Miscellaneous fees and expenses                     500.00
                                                              ----------
                          TOTAL                               $49,608.84


ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES

         The following sets forth certain information regarding the sale of equity securities of our company within the last three years that were not registered under the Securities Act of 1933, as amended (the Securities Act).

(A)       WARRANTS.

         The following table and notes list warrants to purchase shares of our common stock that have been issued since within the past three years without registration under the Securities Act of 1933, as amended (the Securities Act).

                                                            NUMBER OF         TYPE OF            AMOUNT OF    EXERCISE
            LAST NAME       FIRST NAME      ISSUE DATE      WARRANTS       CONSIDERATION        DIRECT LOAN    PRICE
            ---------       ----------      ----------      ---------    ----------------       -----------   --------
    (1)  Kanne              Roger            06/29/01        221,729        Direct loan         $ 200,000      0.902
    (1)  Kanne              Roger            07/16/01        101,626        Direct loan         $ 100,000      0.984
    (1)  Kanne              Roger            08/10/01         71,023        Direct loan         $  75,000      1.056
    (2)  Anderson           Dennis           08/27/01        261,506     Wells Fargo Bank           N/A        0.956
    (2)  Halbur             Martin           08/27/01        261,506     Wells Fargo Bank           N/A        0.956
    (2)  Kanne              Roger            08/27/01        261,506     Wells Fargo Bank           N/A        0.956
    (2)  Macke Partners                      08/27/01        261,506     Wells Fargo Bank           N/A        0.956
    (1)  Kanne              Roger            11/02/01         77,963        Direct loan            75,000      0.962

                                                            NUMBER OF         TYPE OF            AMOUNT OF    EXERCISE
            LAST NAME       FIRST NAME      ISSUE DATE      WARRANTS       CONSIDERATION        DIRECT LOAN    PRICE
            ---------       ----------      ----------      ---------    ----------------       -----------   --------
    (1)  Halbur             Martin           11/02/01         77,963        Direct loan            75,000      0.962
    (1)  Kanne              Roger            11/20/01         50,100        Direct loan         $  50,000      0.998
    (1)  Kanne              Roger            11/30/01        151,899        Direct loan         $ 150,000      0.9875
    (1)  Kanne              Roger            01/03/02         77,429        Direct loan         $  50,000      0.64575
    (1)  Kanne              Roger            01/04/02         77,429        Direct loan         $  50,000      0.64575
    (1)  Kanne              Roger            01/07/02         77,851        Direct loan         $  50,000      0.64225
    (1)  Macke Partners                      01/11/02        155,703        Direct loan         $ 100,000      0.64225
    (1)  Kanne              Roger            01/16/02         40,492        Direct loan         $  25,000      0.6174
    (1)  Kanne              Roger            01/27/02         40,038        Direct loan         $  25,000      0.6244
    (1)  Macke Partners                      02/04/02        236,518        Direct loan         $ 150,000      0.6342
    (1)  Kanne              Roger            02/22/02        401,284        Direct loan         $ 250,000      0.623
    (3)  GUNDYCO                             06/27/02         62,500        Consulting              N/A        1.65
    (1)  Buckshot Capital                    08/07/03        200,000        Direct loan         $ 400,000      0.510
    (4)  Herrig                              08/18/03         20,000        Capital Lease           N/A        0.425
    (4)  AHK Leasing, LLC                    09/01/03        355,114        Capital Lease           N/A        0.352
    (4)  AHK Leasing, LLC                    09/01/03        217,014        Capital Lease           N/A        0.288
    (4)  AHK Leasing, LLC                    09/01/03        139,509        Capital Lease           N/A        0.448
    (4)  AHK Leasing, LLC                    09/01/03         97,656        Capital Lease           N/A        0.64
    (4)  AHK Leasing, LLC                    09/01/03        105,574        Capital Lease           N/A        0.592
    (4)  AHK Leasing, LLC                    09/01/03        111,607        Capital Lease           N/A        0.56
    (4)  AHK Leasing, LLC                    09/01/03        375,000        Capital Lease           N/A        0.48
    (5)  Altron, Inc.                        09/09/03         10,000        Consulting              N/A        1.00
    (6)  Smith              Daniel           10/14/03        432,000        Equity Financing        N/A        0.60
    (1)  Kanne              Roger            11/21/03        255,102        Direct loan         $ 100,000      0.392
    (7)  Bucks Corp                          12/17/03        425,000        Equity Financing        N/A        0.48
    (7)  Walker             Curt D           12/17/03        158,500        Equity Financing        N/A        0.48
    (7)  John & Helen       Backlund         12/17/03         41,500        Equity Financing        N/A        0.48
    (7)  Gray               Charles          01/05/04         25,000        Equity Financing        N/A        0.48
    (7)  Genack & Wixon     Ab & Kathy       01/05/04         38,500        Equity Financing        N/A        0.48
    (7)  The Harner Living Trust             01/05/04        362,500        Equity Financing        N/A        0.48
    (7)  Gerber 111 IRA     Joseph           01/05/04         87,500        Equity Financing        N/A        0.48
    (7)  Dewitt Montgomery 111 IRA           01/05/04         11,500        Equity Financing        N/A        0.48
    (7)  Mitchell           Terry            01/05/04         50,000        Equity Financing        N/A        0.48
    (7)  Nancy Nita Macy Rev Trust           01/05/04         50,000        Equity Financing        N/A        0.48
    (7)  Walker             Curt D           01/15/04        318,500        Equity Financing        N/A        0.48
    (7)  Metolius Fund                       01/15/04        300,000        Equity Financing        N/A        0.48
    (7)  Webb               Laura            01/15/04          6,500        Equity Financing        N/A        0.48
    (7)  Victor Hackenschmidt IRA            01/28/04         21,000        Equity Financing        N/A        0.48
    (7)  Flaxel             John             01/28/04         27,500        Equity Financing        N/A        0.48
    (7)  Manning            Ronald           01/28/04         80,000        Equity Financing        N/A        0.48
    (7)  Roosevelt          Christopher      01/28/04         25,000        Equity Financing        N/A        0.48
    (7)  Webb               Laura            01/28/04        447,500        Equity Financing        N/A        0.48
    (7)  Montgomery         Dewitt JR        01/28/04         24,000        Equity Financing        N/A        0.48
    (7)  Webb               Laura            02/17/04      2,500,000        Equity Financing        N/A        0.48
    (7)  Walker             Curt D           03/17/04        694,445        Equity Financing        N/A        0.432
    (7)  Walker             Curt D           03/22/04        125,000        Equity Financing        N/A        0.432
    (8)  Webb               Laura            05/13/04        300,000        Equity Financing        N/A        0.35
    (8)  Webb               Laura            05/19/04        150,000        Equity Financing        N/A        0.35
    (8)  Wright             Keith M          05/19/04        300,000        Equity Financing        N/A        0.35
    (9)  Chicoine           Brad             05/27/04        525,937        Equity Financing        N/A        0.37852

                                                            NUMBER OF         TYPE OF            AMOUNT OF    EXERCISE
            LAST NAME       FIRST NAME      ISSUE DATE      WARRANTS       CONSIDERATION        DIRECT LOAN    PRICE
            ---------       ----------      ----------      ---------    ----------------       -----------   --------
    (9)  Herrig             Speed & Judy     05/27/04        172,403        Equity Financing        N/A        0.37852
   (10)  Corpfin                             05/28/04        521,739        Convertible Debt        N/A        0.23
   (10)  Alpha Capital Aktiengesellschaft    05/28/04      1,086,957        Convertible Debt    $ 500,000      0.3698
   (10)  Bristol Investment Fund, Ltd.       05/28/04        652,174        Convertible Debt    $ 300,000      0.3698
   (10)  JM Investors                        05/28/04        434,783        Convertible Debt    $ 200,000      0.3698
   (10)  Enable Growth Partners L.P.         05/28/04        217,391        Convertible Debt    $ 100,000      0.3698
   (10)  SRG Capital LLC                     05/28/04        217,391        Convertible Debt    $ 100,000      0.3698
   (10)  Alpha Capital Aktiengesellschaft    05/28/04      1,086,957        Convertible Debt    $ 500,000      0.23
   (10)  Bristol Investment Fund, Ltd.       05/28/04        652,174        Convertible Debt    $ 300,000      0.23
   (10)  JM Investors                        05/28/04        434,783        Convertible Debt    $ 200,000      0.23
   (10)  Enable Growth Partners L.P.         05/28/04        217,391        Convertible Debt    $ 100,000      0.23
   (10)  SRG Capital LLC                     05/28/04        217,391        Convertible Debt    $ 100,000      0.23
   (11)  Merriman Curhan Ford & Co           06/15/04         25,000        Consulting              N/A        0.64
   (10)  Stonestreet Limited Partnership     06/30/04        543,478        Convertible Debt    $ 250,000      0.3698
   (10)  Whalehaven Funds Limited            06/30/04        217,391        Convertible Debt    $ 100,000      0.3698
   (10)  Republic Aggressive Growth, Inc.    06/30/04        434,783        Convertible Debt    $ 200,000      0.3698
   (10)  Stonestreet Limited Partnership     06/30/04        543,478        Convertible Debt    $ 250,000      0.23
   (10)  Whalehaven Funds Limited            06/30/04        217,391        Convertible Debt    $ 100,000      0.23
   (10)  Republic Aggressive Growth, Inc.    06/30/04        434,783        Convertible Debt    $ 200,000      0.23
   (10)  HEZA Holdings, Inc.                 06/30/04        239,130        Convertible Debt        N/A        0.23
   (10)  Sonz Partners LP                    07/01/04        326,087        Convertible Debt    $ 150,000      0.3698
   (10)  Sonz Partners LP                    07/01/04        326,087        Convertible Debt    $ 150,000      0.23

(1) Represents warrants to purchase shares of our common stock issued in exchange for direct loans made to the Company. When the individuals or entities identified on the table made a loan to us, they received a promissory note payable four months to one year from the date of the loan in the principal amount of loan and with interest accruing at a rate of 10% per annum and warrants to purchase shares of our common stock. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

(2) Represents warrants to purchase shares of our common stock issued to Dennis L. Anderson, Martin J. Halbur, Roger J. Kanne and Macke Partners in exchange for their execution of agreements to personally guaranty the payment of the principal and interest of an additional promissory note with Wells Fargo in the principle amount of $1,000,000 with interest accruing at a rate equal to the prime rate in effect from time to time. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

(3) Represents warrants issued to GUNDYCO, for consulting services in regards to placement of Company registered shares. The issuance of the warrants in this instance was limited only to GUNDYCO, and accordingly we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2).

(4) Represents warrants to purchase shares of our common stock issued to Duane Herrig and AHK Leasing in exchange for their execution of lease agreements for funding provided by them to the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(5) Represents warrants to purchase shares of our common stock issued to Altron, Inc. in consideration for their willingness to accept stock in lieu of cash for their accounts payable amount owed to them by the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(6) Represents warrants to purchase shares of our common stock issued to Daniel Smith in consideration for funding provided by him to the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(7) Represents warrants to purchase shares of our common stock issued to various individuals in consideration for funding provided by them to the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(8) Represents warrants to purchase shares of our common stock issued to two individuals, Laura Webb and Keith M. Wright, in consideration for funding provided by them to the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and
       Section 4(2) of the Securities Act. These warrants were issued in connection with the private placement to these individuals of 1,000,000 shares of unregistered common stock of the Company at a per share price of $0.25, on or about May 10, 2004. The Company agreed to "piggy back" registration rights for said shares and said shares are included in this prospectus.

(9) Represents warrants to purchase shares of our common stock issued to two individuals, Brad Chicoine and Duane Herrig, in consideration for funding provided by them to the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and
       Section 4(2) of the Securities Act. These warrants were issued in connection with the private placement of 525,937 shares of common stock to Mr. Brad Chicoine, at a selling price of $0.342247 per share, and 344,805 shares of common stock to Mr. Duane Herrig, at a selling price of $0.37852 per share, on or about May 27, 2004. The Company agreed to "piggy back" registration rights for said shares and said shares are included in this prospectus.

(10) Represents warrants to purchase shares of our common stock issued to various investment groups in consideration for funding provided by them to the Company. These transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(11) Represents warrants issued to Merriman Curhan Ford & Co., for consulting services. The issuance of the warrants in this instance was limited only to Merriman Curhan Ford & Co., and accordingly we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2).

(b)    OPTIONS ISSUED TO EMPLOYEES.

         The following table lists options to purchase shares of the Company's common stock that have been issued to certain employees and outside consultants of the Company as consideration for their employment and services without registration under the Securities Act of 1933, as amended (the Securities Act) during the past three years. The issuance of the options in these instances was limited to a selected number of employees and consultants and, accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof.

                                              # of shares of
                                               common stock
   Date of                                    Underlying the        Consideration for
    Grant             Option Holder              Options         Issuance of Securitites
   -------            -------------           --------------     -----------------------
  07/01/01     Todd Hansen                         40,000      Employee Incentive
  07/01/01     Ken Hamlin                          40,000      Employee Incentive
  07/01/01     Jef Higgason                        40,000      Employee Incentive
  07/01/01     Steve Gettman                       40,000      Employee Incentive
  11/05/01     David Sempek                       200,000      Employment Agreement
  11/05/01     Ed Sempek                          200,000      Employment Agreement

                                              # of shares of
                                               common stock
   Date of                                    Underlying the        Consideration for
    Grant             Option Holder              Options         Issuance of Securitites
   -------            -------------           --------------     -----------------------
  11/05/01     David Vana                         200,000      Employment Agreement
  11/30/01     Todd Hansen                          5,000      Employee Incentive
  01/01/02     John Heida                         150,000      Employment Agreement
  01/03/02     Buck's Corp                         50,000      Contract Agreement
  02/07/02     Paul Oliver                         25,000      Employee Incentive
  02/07/02     Dan Peterson                        25,000      Employee Incentive
  02/07/02     Donnie Hill                         25,000      Employee Incentive
  02/07/02     Steve Montgomery                    35,000      Contract Agreement
  02/07/02     Ravi Nath                           20,000      Board Member Compensation
  02/07/02     Rik Smith                           20,000      Board Member Compensation
  02/07/02     Thomas Wharton Jr                   20,000      Board Member Compensation
  03/04/02     Denise Gray                         25,000      Employee Incentive
  05/01/02     Bob Anderson                        40,000      Employee Incentive
  05/01/02     Larry Anderson                      15,000      Employee Incentive
  05/01/02     Andy Nebrigich                      15,000      Employee Incentive
  05/01/02     Brandee Jones                        5,000      Employee Incentive
  06/03/02     Meghan Fitzpatrick                  15,000      Employee Incentive
  06/03/02     Dan Clemens                         25,000      Employee Incentive
  08/26/02     Jim Womble                          25,000      Contract Agreement
  08/30/02     Tom Fischer                         50,000      Contract Agreement
  09/01/02     Kenn Thompson                       20,000      Employee Incentive
  09/05/02     Dan Walter                         100,000      Contract Agreement
  09/09/02     Mike Grogan                         10,000      Contract Agreement
  10/07/02     Ben Coffey                          20,000      Employee Incentive
  11/18/02     Greg Best                           20,000      Employee Incentive
  11/20/02     Jef Higgason                        10,000      Employee Incentive
  11/20/02     Todd Hansen                         11,250      Employee Incentive
  11/20/02     Paul Oliver                          6,250      Employee Incentive
  11/20/02     Dan Peterson                         6,250      Employee Incentive
  11/20/02     Donnie Hill                          6,250      Employee Incentive
  11/20/02     Denise Gray                          6,250      Employee Incentive
  11/20/02     Bob Anderson                        10,000      Employee Incentive
  11/20/02     Larry Anderson                       3,750      Employee Incentive
  11/20/02     Andy Nebrigich                       3,750      Employee Incentive
  11/20/02     Meghan Fitzpatrick                   3,750      Employee Incentive
  11/20/02     Kenn Thompson                        5,000      Employee Incentive
  12/02/02     Jeff Milner                         20,000      Employee Incentive
  12/27/02     Sara Koske                           5,000      Employee Incentive
  02/03/03     David Sempek                       100,000      Employment Agreement
  02/03/03     Ed Sempek                          100,000      Employment Agreement
  02/03/03     David Vana                         100,000      Employment Agreement
  02/03/03     John Heida                         100,000      Employment Agreement
  02/11/03     Brad Chicoine                       25,000      Contract Agreement
  03/16/03     Bill Faresich                       40,000      Employee Incentive
  04/28/03     Tracey Watterson                    20,000      Employee Incentive
  05/30/03     Robert Badding                       5,000      Board Member Compensation
  05/30/03     Martin Halbur                        5,000      Board Member Compensation
  05/30/03     Roger Kanne                          5,000      Board Member Compensation
  05/30/03     Ronald Muhlbauer                     5,000      Board Member Compensation
  05/30/03     Ravi Nath                            5,000      Board Member Compensation

                                              # of shares of
                                               common stock
   Date of                                    Underlying the        Consideration for
    Grant             Option Holder              Options         Issuance of Securitites
   -------            -------------           --------------     -----------------------
  05/30/03     Thomas Wharton Jr                    5,000      Board Member Compensation
  07/28/03     David DeGeorge                      20,000      Employee Incentive
  08/04/03     Gwen Dalton                         20,000      Employee Incentive
  08/04/03     Fred Hudson                        500,000      Employment Agreement
  08/15/03     Robert Badding                      15,000      Board Member Compensation
  08/15/03     Martin Halbur                       15,000      Board Member Compensation
  08/15/03     Roger Kanne                         15,000      Board Member Compensation
  08/15/03     Ronald Muhlbauer                    15,000      Board Member Compensation
  08/15/03     Ravi Nath                           15,000      Board Member Compensation
  08/15/03     Thomas Wharton Jr                   15,000      Board Member Compensation
  08/25/03     Jason Gilbert                       20,000      Employee Incentive
  08/28/03     John Sciortino                     250,000      Employment Agreement
  08/28/03     Karen Zywan                         40,000      Employee Incentive
  08/28/03     Laura Mallory                       10,000      Employee Incentive
  08/28/03     Michael Klassen                     20,000      Employee Incentive
  08/28/03     Andrew Yerger                       15,000      Employee Incentive
  08/28/03     Pam Scipioni                         5,000      Employee Incentive
  08/28/03     James Reeder                        15,000      Employee Incentive
  08/28/03     Craig Wiley                          5,000      Employee Incentive
  08/28/03     Donald Gray                          5,000      Employee Incentive
  08/28/03     Nevin Warner                        15,000      Employee Incentive
  08/28/03     Kyle Murphy                          5,000      Employee Incentive
  08/28/03     Debra Fink                           5,000      Employee Incentive
  08/28/03     Sarah Stover                        15,000      Employee Incentive
  08/28/03     Suzanne Glesky                      15,000      Employee Incentive
  08/28/03     Mary Boston                         15,000      Employee Incentive
  08/28/03     Justin Bethea                       15,000      Employee Incentive
  08/28/03     Arthur Burnside                     25,000      Employee Incentive
  08/28/03     Rob Peinert                         15,000      Employee Incentive
  08/28/03     Jason Rhoads                        10,000      Employee Incentive
  08/28/03     Thomas McAndrew                     25,000      Employee Incentive
  08/28/03     Larry Zendt                         40,000      Employee Incentive
  08/28/03     Larry Gibson                        15,000      Employee Incentive
  08/28/03     Susan Sten                          10,000      Employee Incentive
  08/28/03     Tonya Wright                        10,000      Employee Incentive
  08/28/03     Donna Reynolds Sciortino            40,000      Employee Incentive
  09/15/03     Keith Muffley                       20,000      Employee Incentive
  10/01/03     Donna Reynolds Sciortino            10,000      Employee Incentive
  10/13/03     Ronald Ross                         20,000      Employee Incentive
  12/03/03     Tony Moody                           5,000      Employee Incentive
  12/29/03     Greg Lyons                           5,000      Employee Incentive
  01/01/04     Sandy Sticco                        20,000      Employee Incentive
  01/01/04     Anthony Maglia                      20,000      Employee Incentive
  01/01/04     Michelle Gibbs                      20,000      Employee Incentive
  01/01/04     Jack Cox                            20,000      Employee Incentive
  01/01/04     Edward Zukel                        20,000      Employee Incentive
  01/01/04     Thomas Woolston                     25,000      Employee Incentive
  01/05/04     Kori Grosse Rhode                    5,000      Employee Incentive
  01/26/04     Demitreos Anasis                     2,500      Employee Incentive
  02/03/04     Lisa Brauning                          250      Employee Incentive

                                              # of shares of
                                               common stock
   Date of                                    Underlying the        Consideration for
    Grant             Option Holder              Options         Issuance of Securitites
   -------            -------------           --------------     -----------------------
  02/09/04     Tom Wharton                      1,250,000      Employment Agreement
  02/09/04     Tom Wharton                      1,250,000      Employment Agreement
  02/09/04     John Heida                         100,000      Employment Agreement
  03/01/04     Kimberly Reed                        5,000      Employee Incentive
  03/03/04     Timothy Bender                       2,500      Employee Incentive
  03/11/04     Theresa Hennessey                    2,500      Employee Incentive
  03/15/04     Dwight Hargrove                      2,500      Employee Incentive
  03/31/04     John Sciortino                     202,500      Employment Agreement
  04/26/04     Patti Wees                           2,500      Employee Incentive
  05/24/04     Sheila Krakowski                     2,500      Employee Incentive

(c)      SECURITIES ISSUED AS BOARD COMPENSATION.

         We paid certain Directors the sum of $1,000 for each meeting of the Board of Directors. This fee may be paid in cash or in shares of our Common Stock having an equivalent fair market value. Prior to March 22, 2002, the per share price for calculating the number of shares to be issued is the trading price of the Company's Common Stock during the first full week immediately preceding the date of the meeting for which the compensation is paid. After March 22, 2002, the per share price for calculating the number of shares to be issued is the closing price as of the meeting date for which the compensation is paid. The following table lists shares of our Common Stock granted to our directors for attendance at such meetings during the past three years without registration under the Securities Act.

                                                                          CLOSING           TOTAL
  DATE                                 TYPE OF             VALUE OF        STOCK            SHARES
 ISSUED       SECURITY HOLDER          SECURITY              STOCK         PRICE            ISSUED
--------      ---------------          --------            --------       -------           ------
06/28/01    Dennis Anderson          Common Stock          $ 1,000        $ 0.49            2,033
06/28/01    Robert Badding           Common Stock          $ 1,000        $ 0.49            2,033
06/28/01    Mary Collison            Common Stock          $ 1,000        $ 0.49            2,033
06/28/01    Martin Halbur            Common Stock          $ 1,000        $ 0.49            2,033
06/28/01    Roger Kanne              Common Stock          $ 1,000        $ 0.49            2,033
06/28/01    Ronald Muhlbauer         Common Stock          $ 1,000        $ 0.49            2,033
08/08/01    Robert Badding           Common Stock          $ 1,000        $ 1.05              956
08/08/01    Mary Collison            Common Stock          $ 1,000        $ 1.05              956
08/08/01    Martin Halbur            Common Stock          $ 1,000        $ 1.05              956
08/08/01    Roger Kanne              Common Stock          $ 1,000        $ 1.05              956
08/08/01    Ronald Muhlbauer         Common Stock          $ 1,000        $ 1.05              956
10/18/01    Dennis Anderson          Common Stock          $ 1,000        $ 0.99            1,014
10/18/01    Robert Badding           Common Stock          $ 1,000        $ 0.99            1,014
10/18/01    Martin Halbur            Common Stock          $ 1,000        $ 0.99            1,014
10/18/01    Roger Kanne              Common Stock          $ 1,000        $ 0.99            1,014
10/18/01    Ronald Muhlbauer         Common Stock          $ 1,000        $ 0.99            1,014
12/10/01    Robert Badding           Common Stock          $ 1,000        $ 0.99            1,010
12/10/01    Martin Halbur            Common Stock          $ 1,000        $ 0.99            1,010
12/10/01    Roger Kanne              Common Stock          $ 1,000        $ 0.99            1,010
12/10/01    Ronald Muhlbauer         Common Stock          $ 1,000        $ 0.99            1,010
02/19/02    Robert Badding           Common Stock          $ 1,000        $ 0.89            1,121
02/19/02    Martin Halbur            Common Stock          $ 1,000        $ 0.89            1,121
02/19/02    Roger Kanne              Common Stock          $ 1,000        $ 0.89            1,121
02/19/02    Ronald Muhlbauer         Common Stock          $ 1,000        $ 0.89            1,121
02/19/02    Ravi Nath                Common Stock          $ 1,000        $ 0.89            1,121
02/19/02    Donald R. Smith          Common Stock          $ 1,000        $ 0.89            1,121
02/19/02    Tom Wharton              Common Stock          $ 1,000        $ 0.89            1,121
03/28/02    Robert Badding           Common Stock          $ 1,000        $ 1.41              709
03/28/02    Martin Halbur            Common Stock          $ 1,000        $ 1.41              709
03/28/02    Roger Kanne              Common Stock          $ 1,000        $ 1.41              709
03/28/02    Ronald Muhlbauer         Common Stock          $ 1,000        $ 1.41              709
03/28/02    Ravi Nath                Common Stock          $ 1,000        $ 1.41              709

                                                                          CLOSING           TOTAL
  DATE                                 TYPE OF             VALUE OF        STOCK            SHARES
 ISSUED       SECURITY HOLDER          SECURITY              STOCK         PRICE            ISSUED
--------      ---------------          --------            --------       -------           ------
03/28/02    Donald R. Smith          Common Stock          $ 1,000        $ 1.41              709
03/28/02    Tom Wharton              Common Stock          $ 1,000        $ 1.41              709
06/12/02    Robert Badding           Common Stock          $ 1,000        $ 1.60              625
06/12/02    Martin Halbur            Common Stock          $ 1,000        $ 1.60              625
06/12/02    Roger Kanne              Common Stock          $ 1,000        $ 1.60              625
06/12/02    Ronald Muhlbauer         Common Stock          $ 1,000        $ 1.60              625
06/12/02    Ravi Nath                Common Stock          $ 1,000        $ 1.60              625
06/12/02    Donald R. Smith          Common Stock          $ 1,000        $ 1.60              625
06/12/02    Tom Wharton              Common Stock          $ 1,000        $ 1.60              625
07/31/02    Robert Badding           Common Stock          $ 1,000        $ 1.10              909
07/31/02    Martin Halbur            Common Stock          $ 1,000        $ 1.10              909
07/31/02    Roger Kanne              Common Stock          $ 1,000        $ 1.10              909
07/31/02    Ronald Muhlbauer         Common Stock          $ 1,000        $ 1.10              909
07/31/02    Ravi Nath                Common Stock          $ 1,000        $ 1.10              909
07/31/02    Tom Wharton              Common Stock          $ 1,000        $ 1.10              909
09/27/02    Robert Badding           Common Stock          $ 1,000        $ 0.70            1,429
09/27/02    Martin Halbur            Common Stock          $ 1,000        $ 0.70            1,429
09/27/02    Roger Kanne              Common Stock          $ 1,000        $ 0.70            1,429
09/27/02    Ronald Muhlbauer         Common Stock          $ 1,000        $ 0.70            1,429
09/27/02    Ravi Nath                Common Stock          $ 1,000        $ 0.70            1,429
09/27/02    Donald R. Smith          Common Stock          $ 1,000        $ 0.70            1,429
09/27/02    Tom Wharton              Common Stock          $ 1,000        $ 0.70            1,429
10/29/02    Robert Badding           Common Stock          $ 1,000        $ 0.65            1,538
10/29/02    Martin Halbur            Common Stock          $ 1,000        $ 0.65            1,538
10/29/02    Roger Kanne              Common Stock          $ 1,000        $ 0.65            1,538
10/29/02    Ronald Muhlbauer         Common Stock          $ 1,000        $ 0.65            1,538
10/29/02    Ravi Nath                Common Stock          $ 1,000        $ 0.65            1,538
10/29/02    Tom Wharton              Common Stock          $ 1,000        $ 0.65            1,538
12/19/02    Robert Badding           Common Stock          $ 1,000        $ 0.37            2,703
12/19/02    Martin Halbur            Common Stock          $ 1,000        $ 0.37            2,703
12/19/02    Roger Kanne              Common Stock          $ 1,000        $ 0.37            2,703
12/19/02    Ronald Muhlbauer         Common Stock          $ 1,000        $ 0.37            2,703
12/19/02    Ravi Nath                Common Stock          $ 1,000        $ 0.37            2,703
12/19/02    Donald R. Smith          Common Stock          $ 1,000        $ 0.37            2,703
12/19/02    Tom Wharton              Common Stock          $ 1,000        $ 0.37            2,703
02/13/03    Robert Badding           Common Stock          $ 1,000        $ 0.40            2,500
02/13/03    Martin Halbur            Common Stock          $ 1,000        $ 0.40            2,500
02/13/03    Roger Kanne              Common Stock          $ 1,000        $ 0.40            2,500
02/13/03    Ronald Muhlbauer         Common Stock          $ 1,000        $ 0.40            2,500
02/13/03    Ravi Nath                Common Stock          $ 1,000        $ 0.40            2,500
02/13/03    Donald R. Smith          Common Stock          $ 1,000        $ 0.40            2,500
02/13/03    Tom Wharton              Common Stock          $ 1,000        $ 0.40            2,500
03/31/03    Robert Badding           Common Stock          $ 1,000        $ 0.76            1,316

                                                                          CLOSING           TOTAL
  DATE                                 TYPE OF             VALUE OF        STOCK            SHARES
 ISSUED       SECURITY HOLDER          SECURITY              STOCK         PRICE            ISSUED
--------      ---------------          --------            --------       -------           ------
03/31/03    Martin Halbur            Common Stock          $ 1,000        $ 0.76            1,316
03/31/03    Roger Kanne              Common Stock          $ 1,000        $ 0.76            1,316
03/31/03    Ronald Muhlbauer         Common Stock          $ 1,000        $ 0.76            1,316
03/31/03    Ravi Nath                Common Stock          $ 1,000        $ 0.76            1,316
03/31/03    Tom Wharton              Common Stock          $ 1,000        $ 0.76            1,316
06/04/03    Robert Badding           Common Stock          $ 1,000        $ 0.55            1,818
06/04/03    Martin Halbur            Common Stock          $ 1,000        $ 0.55            1,818
06/04/03    Roger Kanne              Common Stock          $ 1,000        $ 0.55            1,818
06/04/03    Ronald Muhlbauer         Common Stock          $ 1,000        $ 0.55            1,818
06/04/03    Tom Wharton              Common Stock          $ 1,000        $ 0.55            1,818
08/04/03    Robert Badding           Common Stock          $ 1,000        $ 0.53            1,887
08/04/03    Martin Halbur            Common Stock          $ 1,000        $ 0.53            1,887
08/04/03    Roger Kanne              Common Stock          $ 1,000        $ 0.53            1,887
08/04/03    Ronald Muhlbauer         Common Stock          $ 1,000        $ 0.53            1,887
08/04/03    Ravi Nath                Common Stock          $ 1,000        $ 0.53            1,887
08/04/03    Tom Wharton              Common Stock          $ 1,000        $ 0.53            1,887
08/22/03    Robert Badding           Common Stock          $ 1,000        $ 0.54            1,852
08/22/03    Martin Halbur            Common Stock          $ 1,000        $ 0.54            1,852
08/22/03    Roger Kanne              Common Stock          $ 1,000        $ 0.54            1,852
08/22/03    Ronald Muhlbauer         Common Stock          $ 1,000        $ 0.54            1,852
08/22/03    Ravi Nath                Common Stock          $ 1,000        $ 0.54            1,852
08/22/03    Tom Wharton              Common Stock          $ 1,000        $ 0.54            1,852
10/06/03    Robert Badding           Common Stock          $ 1,000        $ 0.50            2,000
10/06/03    Martin Halbur            Common Stock          $ 1,000        $ 0.50            2,000
10/06/03    Roger Kanne              Common Stock          $ 1,000        $ 0.50            2,000
10/06/03    Ronald Muhlbauer         Common Stock          $ 1,000        $ 0.50            2,000
10/06/03    Ravi Nath                Common Stock          $ 1,000        $ 0.50            2,000
10/06/03    Tom Wharton              Common Stock          $ 1,000        $ 0.50            2,000
10/08/03    Robert Badding           Common Stock          $ 1,000        $ 0.61            1,639
10/08/03    Martin Halbur            Common Stock          $ 1,000        $ 0.61            1,639
10/08/03    Roger Kanne              Common Stock          $ 1,000        $ 0.61            1,639
10/08/03    Ronald Muhlbauer         Common Stock          $ 1,000        $ 0.61            1,639
10/08/03    Ravi Nath                Common Stock          $ 1,000        $ 0.61            1,639
10/08/03    Tom Wharton              Common Stock          $ 1,000        $ 0.61            1,639
12/16/03    Robert Badding           Common Stock          $ 1,000        $ 0.40            2,500
12/16/03    Martin Halbur            Common Stock          $ 1,000        $ 0.40            2,500
12/16/03    Roger Kanne              Common Stock          $ 1,000        $ 0.40            2,500
12/16/03    Ronald Muhlbauer         Common Stock          $ 1,000        $ 0.40            2,500
12/16/03    Ravi Nath                Common Stock          $ 1,000        $ 0.40            2,500
12/16/03    Tom Wharton              Common Stock          $ 1,000        $ 0.40            2,500
02/25/04    Martin Halbur            Common Stock          $ 1,000        $ 0.42            2,381
02/25/04    Roger Kanne              Common Stock          $ 1,000        $ 0.42            2,381
02/25/04    Ronald Muhlbauer         Common Stock          $ 1,000        $ 0.42            2,381
02/25/04    Ravi Nath                Common Stock          $ 1,000        $ 0.42            2,381
04/01/04    Robert Badding           Common Stock          $ 1,000        $ 0.48            2,083
04/01/04    Martin Halbur            Common Stock          $ 1,000        $ 0.48            2,083
04/01/04    Roger Kanne              Common Stock          $ 1,000        $ 0.48            2,083
04/01/04    Ronald Muhlbauer         Common Stock          $ 1,000        $ 0.48            2,083

(d)      PREFERRED STOCK TRANSACTIONS.

      We issued a total of 8,609.80 shares of our Series A Convertible Preferred Stock to the parties identified below in consideration for the forgiveness of indebtedness owed to the individuals in the aggregate of $1,497,915, the assumptions of $1,000,000 of bank debt by certain investors, the cancellation of 11,071,716 stock purchase warrants held by them (having an aggregate value of $1,932,887) and the assumption by Total Tech, LLC of $4,178,989 of our indebtedness with financial institutions. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor. The members of Total Tech, LLC are Dennis Anderson, Robert Badding, Mary Collison, Martin Halbur, Roger Kanne, Patti Pietig, and Ronald Muhlbauer. We also issued a total of 1,316 shares of our Series A Convertible Preferred Stock to the aforementioned stock holders for dividends. In addition, 726 shares of our Series A Convertible Preferred Stock was also issued to one Corporation and one individual per their equity purchase of the stock. Also, 189 shares of our Series A Convertible Preferred Stock was also issued to various entities in consideration for accounts payable owed to them.

                                                                                                                            TOTAL
     DATE                                                                                               TOTAL VALUE OF    PREFERRED
    ISSUED                 SECURITY HOLDER                            CONSIDERATION                     CONSIDERATION       ISSUED
    ------                 ---------------                            -------------                     --------------    ---------
   11/30/01      Total Tech LLC                       Surrendered 9,043,920 Warrants; Forgave           $6,689,051        6,689.10
                                                      $605,531 in Promissory Notes plus accrued
                                                      interest; Agreed to Assume $4,178,988 in
                                                      bank notes
   11/30/01      Roger Kanne                          Surrendered 903,809 Warrants; Forgave             $   318,149         318.15
                                                      $184,996 in Promissory Notes plus
                                                      accrued interest
   11/30/01      Dennis Anderson                      Surrendered 261,506 Warrants; Agreed              $   253,288         253.29
                                                      to Assume $1,000,000 bank note
   11/30/01      Martin Halbur                        Surrendered 261,506 Warrants; Agreed              $   253,288         253.29
                                                      to Assume $1,000,000 bank note
   11/30/01      Roger Kanne                          Surrendered 261,506 Warrants; Agreed              $   253,288         253.29
                                                      to Assume $1,000,000 bank note
   11/30/01      Macke Partners                       Surrendered 261,506 Warrants; Agreed              $   253,288         253.29
                                                      to Assume $1,000,000 bank note
   11/30/01      Robert Badding                       Forgave $225,000 in Promissory Notes              $   257,315         257.32
                                                      plus accrued interest
   11/30/01      James and Patricia                   Forgave $291,666 in Promissory Notes              $   331,278         331.28
                 Pietig, trustees of the              plus accrued interest
                 James L. Pietig 1992
                 Revocable Trust
                 U/T/A 3-13-92
   11/30/01      Martin Halbur                        Surrendered 77,963 Warrants                       $        46           0.85
   08/20/02      Total Tech LLC                       Dividend for December 2001 - June 2002            $   363,020         363.02
   08/20/02      Roger Kanne                          Dividend for December 2001 - June 2002            $    31,530          31.53
   08/20/02      Dennis Anderson                      Dividend for December 2001 - June 2002            $    13,980          13.98
   08/20/02      Martin Halbur                        Dividend for December 2001 - June 2002            $    14,030          14.03
   08/20/02      Macke Partners                       Dividend for December 2001 - June 2002            $    13,980          13.98
   08/20/02      Robert Badding                       Dividend for December 2001 - June 2002            $    14,200          14.20
   08/20/02      James L. Pietig Residuary Trust,     Dividend for December 2001 - June 2002            $    18,280          18.28
                 Wells Fargo Bank Iowa, N.A. &
                 Patricia A. Pietig Trustees
   12/04/02      Buck's Corporation                   Equity purchase                                   $   310,000         310.00
   12/19/02      Total Tech LLC                       Dividend for July 2002 - September 2002           $   155,330         155.33

                                                                                                                            TOTAL
     DATE                                                                                               TOTAL VALUE OF    PREFERRED
    ISSUED                 SECURITY HOLDER                            CONSIDERATION                     CONSIDERATION       ISSUED
    ------                 ---------------                            -------------                     --------------    ---------
   12/19/02      Roger Kanne                          Dividend for July 2002 - September 2002           $    14,440          14.44
   12/19/02      Dennis Anderson                      Dividend for July 2002 - September 2002           $     6,400           6.40
   12/19/02      Martin Halbur                        Dividend for July 2002 - September 2002           $     6,420           6.42
   12/19/02      Macke Partners                       Dividend for July 2002 - September 2002           $     6,400           6.40
   12/19/02      Robert Badding                       Dividend for July 2002 - September 2002           $     6,500           6.50
   12/19/02      James L. Pietig Residuary Trust,     Dividend for July 2002 - September 2002           $     8,370           8.37
                 Wells Fargo Bank Iowa, N.A. &
                 Patricia A. Pietig Trustees
   03/31/03      Total Tech LLC                       Dividend for October 2002 - December 2002         $   153,428        153.428
   03/31/03      Roger Kanne                          Dividend for October 2002 - December 2002         $    14,784         14.784
   03/31/03      Dennis Anderson                      Dividend for October 2002 - December 2002         $     6,553          6.553
   03/31/03      Martin Halbur                        Dividend for October 2002 - December 2002         $     6,575          6.575
   03/31/03      Macke Partners                       Dividend for October 2002 - December 2002         $     6,553          6.553
   03/31/03      Robert Badding                       Dividend for October 2002 - December 2002         $     6,657          6.657
   03/31/03      James L. Pietig Residuary Trust,     Dividend for October 2002 - December 2002         $     8,571          8.571
                 Wells Fargo Bank Iowa, N.A. &
                 Patricia A. Pietig Trustees
   05/12/03      Daniel Smith                         Equity purchase                                   $   200,000        200.000
   05/30/03      Total Tech LLC                       Dividend for January 2003 - March 2003            $   107,686        107.686
   05/30/03      Roger Kanne                          Dividend for January 2003 - March 2003            $    14,809         14.809
   05/30/03      Dennis Anderson                      Dividend for January 2003 - March 2003            $     6,564          6.564
   05/30/03      Martin Halbur                        Dividend for January 2003 - March 2003            $     6,586          6.586
   05/30/03      Macke Partners                       Dividend for January 2003 - March 2003            $     6,564          6.564
   05/30/03      Robert Badding                       Dividend for January 2003 - March 2003            $     6,668          6.668
   05/30/03      James L. Pietig Residuary Trust,     Dividend for January 2003 - March 2003            $     8,585          8.585
                 Wells Fargo Bank Iowa, N.A. &
                 Patricia A. Pietig Trustees
   08/28/03      Bill Lockwood                        Stock in lieu of cash payment of A/P              $    34,000         34.000
   09/04/03      First Management Inc                 Stock in lieu of cash payment of A/P              $    25,000         25.000
   09/10/03      Richard Carpenter                    Stock in lieu of cash payment of A/P              $    17,000         17.000
   09/10/03      Terry McGovern                       Stock in lieu of cash payment of A/P              $    11,000         11.000
   09/10/03      Altron, Inc                          Stock in lieu of cash payment of A/P              $    50,000         50.000
   09/18/03      Cooney & Associates Inc              Stock in lieu of cash payment of A/P              $    23,000         23.000
   10/22/03      Daniel Smith                         Equity purchase                                   $   216,000        216.000
   12/10/03      Daniel Smith                         Stock in lieu of cash payment of A/P              $    20,000         20.000
   12/22/03      Bill Lockwood                        Stock in lieu of cash payment of A/P              $     9,000          9.000
   12/30/03      Total Tech LLC                       Dividend for April 2003 - September 2003          $   177,407        177.407
   12/15/03      Roger Kanne                          Dividend for April 2003 - September 2003          $    31,184         31.184
   12/15/03      Dennis Anderson                      Dividend for April 2003 - September 2003          $    13,822         13.822
   12/15/03      Martin Halbur                        Dividend for April 2003 - September 2003          $    13,869         13.869
   12/15/03      Macke Partners                       Dividend for April 2003 - September 2003          $    13,822         13.822
   12/15/03      Robert Badding                       Dividend for April 2003 - September 2003          $    14,043         14.043
   12/15/03      James L. Pietig Residuary Trust,     Dividend for April 2003 - September 2003          $    18,078         18.078
                 Wells Fargo Bank Iowa, N.A. &
                 Patricia A. Pietig Trustees

         We issued a total of 300 shares of our Series B Convertible Preferred Stock to the party identified below per our Private Placement Memorandum implemented in the fourth quarter of 2002.

                                                                         TOTAL
                                                                        SERIES B
    DATE                                             TOTAL VALUE OF    PREFERRED
   ISSUED      SECURITY HOLDER     CONSIDERATION      CONSIDERATION      ISSUED

  10/17/02  Macke Partners       Private Placement      $150,000          150
  01/08/03  Macke Partners       Private Placement      $150,000          150


(e)      OTHER COMMON STOCK ISSUANCES.

         The following table and legend lists shares of our Common Stock that have been issued to certain individuals and companies during the past three years without registration under the Securities Act.

         DATE                                                                                   CASH TO           TOTAL
        ISSUED                SECURITY HOLDER                  TYPE OF TRANSACTION              COMPANY           SHARES
        ------                ---------------                  -------------------              -------           ------
 (1)   06/14/01     Kats, Paul                      Exercise 50,000 warrants by                    N/A            52,110
                                                    surrender of $10,000 note plus
                                                    $1,055 accrued interest
 (2)   06/28/01     Macke Partners                  Board Consultant                               N/A            16,938
 (2)   06/28/01     Macke Partners                  Board Consultant                               N/A             1,346
 (1)   07/16/01     Halbur, Adam Martin             Exercise 8,000 warrants by                     N/A             8,244
                                                    surrender of $2,500 note plus
                                                    $232 accrued interest
 (2)   08/08/01     Macke Partners                  Board Consultant                               N/A             7,967
 (2)   08/08/01     Macke Partners                  Board Consultant                               N/A             1,395
 (1)   08/30/01     Anderson, Dennis L.             Exercise 100,000 warrants by                   N/A           109,482
                                                    surrender of $92,216 note plus
                                                    $17,611 accrued interest
 (1)   08/30/01     Anderson, Dennis L.             Exercise 50,000 warrants by                    N/A            51,617
                                                    surrender of $10,000 note plus
                                                    $1,649 accrued interest
 (1)   08/30/01     Anderson, Dennis L.             Exercise 50,000 warrants by                    N/A            51,501
                                                    surrender of $10,000 note plus
                                                    $1,532 accrued interest
 (1)   08/30/01     Anderson, Dennis L.             Exercise 275,000 warrants by                   N/A           282,327
                                                    surrender of $55,000 note plus
                                                    $7,474 accrued interest
 (1)   08/30/01     Anderson, Dennis L.             Exercise 200,000 warrants by                   N/A           204,878
                                                    surrender of $40,000 note plus
                                                    $4,975 accrued interest
 (1)   08/30/01     Anderson, Dennis L.             Exercise 64,734 warrants by                    N/A            66,158
                                                    surrender of $22,000 note plus
                                                    $1,453 accrued interest
 (1)   08/30/01     Badding, Robert                 Exercise 250,000 warrants by                   N/A           258,434
                                                    surrender of $50,000 note plus
                                                    $8,603 accrued interest
 (1)   08/30/01     Badding, Robert                 Exercise 125,000 warrants by                   N/A           128,149
                                                    surrender of $25,000 note plus
                                                    $3,212 accrued interest

         DATE                                                                                   CASH TO           TOTAL
        ISSUED                SECURITY HOLDER                  TYPE OF TRANSACTION              COMPANY           SHARES
        ------                ---------------                  -------------------              -------           ------
 (1)   08/30/01     Blessington, Dennis             Exercise 15,000 warrants by                    N/A            15,376
                                                    surrender of $3,000 note plus
                                                    $384 accrued interest
 (1)   08/30/01     Collison, Mary                  Exercise 200,000 warrants by                   N/A           206,232
                                                    surrender of $40,000 note plus
                                                    $6,356 accrued interest
 (1)   08/30/01     Hagan, Michael J.               Exercise 25,000 warrants by                    N/A            25,623
                                                    surrender of $5,000 note plus
                                                    $636 accrued interest
 (1)   08/30/01     Halbur, Martin J                Exercise 250,000 warrants by                   N/A           257,951
                                                    surrender of $50,000 note plus
                                                    $8,110 accrued interest
 (1)   08/30/01     Halbur, Martin J                Exercise 100,000 warrants by                   N/A           102,358
                                                    surrender of $20,000 note plus
                                                    $2,405 accrued interest
 (1)   08/30/01     Kanne, Roger                    Exercise 270,000 warrants by                   N/A           279,689
                                                    surrender of $54,000 note plus
                                                    $9,883 accrued interest
 (1)   08/30/01     Kanne, Roger                    Exercise 100,000 warrants by                   N/A           109,482
                                                    surrender of $92,216 note plus
                                                    $17,611 accrued interest
 (1)   08/30/01     Kanne, Roger                    Exercise 125,000 warrants by                   N/A           129,237
                                                    surrender of $25,000 note plus
                                                    $4,322 accrued interest
 (1)   08/30/01     Kanne, Roger                    Exercise 500,000 warrants by                   N/A           516,465
                                                    surrender of $100,000 note plus
                                                    $16,795 accrued interest
 (1)   08/30/01     Kanne, Roger                    Exercise 150,000 warrants by                   N/A           154,762
                                                    surrender of $30,000 note plus
                                                    $4,858 accrued interest
 (1)   08/30/01     Kanne, Roger                    Exercise 175,000 warrants by                   N/A           180,547
                                                    surrender of $35,000 note plus
                                                    $5,658 accrued interest
 (1)   08/30/01     Kanne, Roger                    Exercise 36,496 warrants by                    N/A            37,388
                                                    surrender of $10,000 note plus
                                                    $910 accrued interest
 (1)   08/30/01     Kanne, Roger                    Exercise 34,638 warrants by                    N/A            35,495
                                                    surrender of $10,000 note plus
                                                    $874 accrued interest
 (1)   08/30/01     Kanne, Roger                    Exercise 64,734 warrants by                    N/A            66,158
                                                    surrender of $22,000 note plus
                                                    $1,453 accrued interest
 (1)   08/30/01     Kanne, Roger                    Exercise 13,3338 warrants by                   N/A            13,606
                                                    surrender of $5,000 note plus
                                                    $278 accrued interest

         DATE                                                                                   CASH TO           TOTAL
        ISSUED                SECURITY HOLDER                  TYPE OF TRANSACTION              COMPANY           SHARES
        ------                ---------------                  -------------------              -------           ------
 (1)   08/30/01     Smith, William                  Exercise 200,000 warrants by                   N/A           200,000
                                                    surrender of $40,000 note
 (1)   08/30/01     Smith, William                  Exercise 50,000 warrants by                    N/A            50,000
                                                    surrender of $10,000 note
 (1)   08/30/01     Pietig, James &                 Exercise 250,000 warrants by                   N/A           257,776
                    Patricia TTEE                   surrender of $50,000 note plus
                                                    $7,932 accrued interest
 (3)   09/07/01     Salzwedel Financial             Contract extension                             N/A           300,000
                                                    Communications
 (2)   10/18/01     Macke Partners                  Board Consultant                               N/A             8,452
 (2)   10/31/01     Macke Partners                  Board Consultant                               N/A               663
 (1)   10/31/01     Macke Partners                  Exercise 1,731,902 warrants by                 N/A         1,780,727
                                                    surrender of $500,000 note plus
                                                    $46,872 accrued interest
 (2)   12/10/01     Macke Partners                  Board Consultant                               N/A             8,418
 (2)   12/31/01     Macke Partners                  Board Consultant                               N/A               831
 (2)   02/19/02     Macke Partners                  Board Consultant Fees                          N/A             9,342
 (2)   02/19/02     Macke Partners                  Board Consultant Fees                          N/A               190
 (2)   02/22/02     Macke Partners                  Board Consultant Fees                          N/A             1,282
 (4)   02/28/02     Duane &Judy Herrig              Exercised 250,000 warrants               $   50,000          250,000
                                                    at $0.20 per share
 (2)   03/28/02     Macke Partners                  Board Consultant Fees                          N/A             5,910
 (3)   03/20/02     Salzwedel Financial             Consulting Agreement                           N/A           250,000
                                                    Communications
 (2)   04/12/02     Macke Partners                  Board Consultant Fees                          N/A               972
 (1)   04/25/02     Macke Partners                  Exercised 119,074 warrants by surrender        N/A           121,522
                                                    of $40,000 note plus $3,918 accrued
                                                    interest
 (5)   06/06/02     First Capital Partners LLC      Consulting Agreement                           N/A            75,000
 (5)   06/06/02     International Consulting Group  Consulting Agreement                           N/A            60,000
 (5)   06/06/02     Boston Trading Group            Consulting Agreement                           N/A            25,000
 (2)   06/12/02     Macke Partners                  Board Consultant Fees                          N/A             5,208
 (2)   06/20/02     Macke Partners                  Board Consultant Fees                          N/A               755
 (2)   07/31/02     Macke Partners                  Board Consultant Fees                          N/A             7,576
 (2)   08/05/02     Macke Partners                  Board Consultant Fees                          N/A             1,777
 (6)   09/05/02     Dill, Kevin                     Consulting Agreement                           N/A           100,000
 (2)   09/27/02     Macke Partners                  Board Consultant Fees                          N/A            11,905
 (7)   09/30/02     Basic Investors Inc             Consulting Agreement                           N/A            10,000
 (2)   10/03/02     Macke Partners                  Board Consultant Fees                          N/A             1,026
 (6)   10/29/02     Dill, Kevin                     Consulting Agreement                           N/A           125,000
 (8)   10/29/02     Walter, Daniel                  Consulting Agreement                           N/A            16,667
 (8)   11/20/02     Walter, Daniel                  Consulting Agreement                           N/A            16,667
 (9)   11/20/02     Kanne, Roger                    Board Consultant Fees                          N/A             1,338
(10)   12/05/02     Lamb, Benjamin                  Exercised Options                        $  133,333        1,333,333
 (2)   12/19/02     Macke Partners                  Board Consultant Fees                          N/A            22,523
 (2)   12/19/02     Macke Partners                  Board Consultant Fees                          N/A            13,634
 (8)   12/19/02     Walter, Daniel                  Consulting Agreement                           N/A            16,667
(11)   12/19/02     American Financial              Consulting Agreement                           N/A         1,200,000
                    Communications                                                                 N/A
 (4)   01/14/03     Kempema, David                  Exercised 25,000 warrants                    $ 5,000          25,000
                                                    at $0.20 per share

         DATE                                                                                   CASH TO           TOTAL
        ISSUED                SECURITY HOLDER                  TYPE OF TRANSACTION              COMPANY           SHARES
        ------                ---------------                  -------------------              -------           ------
 (8)   01/14/03     Walter, Daniel                  Consulting Agreement                           N/A            16,667
 (8)   02/13/03     Walter, Daniel                  Consulting Agreement                           N/A            16,667
 (2)   02/13/03     Macke Partners                  Board Consultant Fees                          N/A            20,833
 (3)   02/19/03     Salzwedel Financial             Consulting Agreement                           N/A           700,000
                    Communications                                                                 N/A
(12)   02/19/03     Electronic Manufacturing        Exercised Warrants                             N/A            25,602
                    Technology
 (4)   02/19/03     Chicoine, Brad                  Exercised 250,000 warrants                  $ 50,000         250,000
                                                    at $0.20 per share
(13)   02/19/03     Fusion Capital Fund II, LLC     Common Stock Purchase Agreement                N/A            62,500
(13)   03/10/03     Fusion Capital Fund II, LLC     Common Stock Purchase Agreement                N/A         1,076,233
(14)   03/28/03     Cohen, Martin J.                Consulting Agreement                           N/A           300,000
 (6)   04/02/03     Dill, Kevin                     Consulting Agreement                           N/A            60,000
 (4)   05/07/03     Kempema, David                  Exercised 50,000 warrants                   $ 10,000          50,000
                                                    at $0.20 per share
 (2)   05/28/03     Macke Partners                  Exercised 155,703 warrants by surrender        N/A           168,744
                                                    of $100,000 note plus $7,825 accrued
                                                    interest
(15)   06/06/03     Fisher, Tom                     Consulting Agreement                           N/A            50,000
 (2)   06/17/03     Macke Partners                  Board Consultant                               N/A            15,152
 (3)   06/27/03     Salzwedel Financial             Consulting Agreement                           N/A            75,471
                    Communications
 (3)   07/23/03     Salzwedel Financial             Consulting Agreement                           N/A            80,000
                    Communications
(16)   07/24/03     Fusion Capital Fund II, LLC     Consulting Agreement                           N/A         1,200,000
 (2)   08/04/03     Macke Partners                  Board Consultant                               N/A            15,723
 (3)   08/14/03     Salzwedel Financial             Consulting Agreement                           N/A           200,000
                    Communications
 (2)   08/22/03     Macke Partners                  Board Consultant                               N/A            15,432
 (3)   08/22/03     Salzwedel Financial             Consulting Agreement                           N/A            80,000
                    Communications
(17)   08/28/03     Tracking Systems                Stock via acquisition                          N/A         4,423,077
(18)   09/11/03     Richard Carpenter               Consulting Agreement                           N/A            18,000
(18)   09/11/03     Terry McGovern                  Consulting Agreement                           N/A            12,000
(19)   09/18/03     Cooney & Associates, Inc        Consulting Agreement                           N/A             4,274
 (3)   09/22/03     Salzwedel Financial             Consulting Agreement                           N/A            80,000
                    Communications
 (4)   09/26/03     Kempema, David                  Exercised 18,142 warrants                    $ 5,000          18,142
                                                    at $0.2756 per share
(19)   10/08/03     Cooney & Associates, Inc        Consulting Agreement                           N/A             4,444
 (2)   10/08/03     Macke Partners                  Board Consultant                               N/A            13,661
 (3)   10/23/03     Salzwedel Financial             Consulting Agreement                           N/A            63,492
                    Communications
(20)   10/31/03     Stuart Wright                   Consulting Agreement                           N/A            11,486
(19)   11/21/03     Cooney & Associates, Inc        Consulting Agreement                           N/A             4,040
(19)   12/05/03     Cooney & Associates, Inc        Consulting Agreement                           N/A             5,556
 (2)   12/16/03     Macke Partners                  Board Consultant                               N/A            20,833
 (4)   12/31/03     Kempema, David                  Exercised 17,425 warrants                    $ 4,900          17,425
                                                    at $0.2812 per share

         DATE                                                                                   CASH TO           TOTAL
        ISSUED                SECURITY HOLDER                  TYPE OF TRANSACTION              COMPANY           SHARES
        ------                ---------------                  -------------------              -------           ------
(21)   01/15/04     Thomas Woolston                 Consulting Agreement                           N/A            30,014
(21)   01/23/04     Thomas Woolston                 Consulting Agreement                           N/A            12,500
 (2)   02/25/04     Macke Partners                  Board Consultant                               N/A            19,841
(22)   03/19/04     Curt Walker                     Equity Financing                            $ 150,000        416,667
(22)   03/24/04     Curt Walker                     Equity Financing                            $ 100,000        277,778
(23)   05/24/04     Laura Webb                      Equity Financing                            $ 100,000        400,000
(24)   05/24/04     Keith Wright                    Equity Financing                            $ 150,000        600,000
(25)   06/01/04     Brad Chicoine                   Equity Financing                            $ 180,000        525,937
(26)   06/01/04     Speed Herrig                    Equity Financing                            $  86,201        344,805
(27)   06/22/04     B&B IR Consulting, LLC          I/R Agreement                                  N/A            75,000

(1) Represents transactions whereby existing note holders of the Company agreed to exercise their warrants in a cashless exercise by exchanging certain notes payable by the Company held by them. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

(2) Represents Common Stock issued to in exchange for consulting services to the Board of Directors with an estimated value of $152,364. The issuance of the stock in these instances was limited to Macke Partners. Accordingly the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof.

(3) Represents Common Stock issued to Salzwedel Financial Communications, Inc. pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in these instances was limited to Salzwedel Financial Communications, Inc. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof.

(4) Represents Common Stock issued to existing warrant holders in exchange for the surrender of certain warrants held by them and $0.20 to $0.28 cash per share purchased. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and
         Section 4(2) of the Securities Act because the individual to whom the warrants were issued was an accredited investor.

(5) Represents Common Stock issued to First Capital Partners, LLC, International Consulting Group and Boston Trading Company in exchange for consulting services provided to the Company through a consulting agreement made specifically to First Capital Partners, LLC. The issuance of the stock in this instance was limited to First Capital Partners, LLC, International Consulting Group and Boston Trading Company. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to these shares granted was $244,800.

(6) Represents Common Stock issued to Kevin Dills pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in these instances was limited to Kevin Dills. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to these shares granted was $173,250.

(7) Represents Common Stock issued to Basic Investors, Inc. pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Basic Investors, Inc.
         Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to these shares granted was $6,800.

(8) Represents Common Stock issued to Daniel Walters pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in these instances was limited to Daniel Walters. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to these shares granted was $36,001.

(9) Represents Common Stock issued to Roger Kanne in lieu of expenses incurred in regards to a board meeting. The issuance of the stock in this instance was limited to Roger Kanne. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The estimated value of the stock in relation to these expenses was $1,338.

(10) Represents Common Stock issued to Benjamin J. Lamb upon the exercise of options he had pursuant to the terms of his employment agreement with the Company. The issuance of the stock in this instance was limited to Benjamin J. Lamb. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the stock issued was $133,333.

(11) Represents Common Stock issued to American Financial Communications pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to American Financial Communications. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $408,000.

(12) Represents Common Stock issued to Electronic Manufacturing Technology pursuant to the terms of its contract manufacturing agreement with the Company. The issuance of the stock in this instance was limited to Electronic Manufacturing Technology. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the shares issued in this agreement was $10,000.

(13) Represents Common Stock issued to Fusion Capital Fund II, LLC pursuant to the terms of a common stock purchase agreement with the Company. The issuance of the stock in these instances was limited to Fusion Capital Fund II, LLC. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $385,000.

(14) Represents Common Stock issued to Martin Cohen pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Martin Cohen. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $174,000.

(15) Represents Common Stock issued to Tom Fisher pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Tom Fisher. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $28,500.

(16) Represents Common Stock issued to Fusion Capital Fund II, LLC pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in these instances was limited to Fusion Capital Fund II, LLC. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2). The total estimated value of the services provided attributable to the shares granted was $612,000.

(17) Represents Common Stock issued to acquire all of the outstanding capital stock of Tracking Systems Corporation, a Pennsylvania corporation, through a stock exchange, completed on August 28, 2003. The issuance of the stock in these instances was limited to Tracking Systems Corporation stockholders. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2).

(18) Represents Common Stock issued to Richard Carpenter and Terry McGovern pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Richard Carpenter and Terry McGovern. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $16,500.

(19) Represents Common Stock issued to Cooney & Associates pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Cooney & Associates. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $8,000.

(20) Represents Common Stock issued to Stuart Wright pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Stuart Wright. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $5,973.

(21) Represents Common Stock issued to Thomas Woolston pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Thomas Woolston. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $20,000.

(22) Represents Common Stock issued to Curt Walker pursuant to the terms of a stock purchase agreement with the Company. The issuance of the stock in this instance was limited to Curt Walker. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $250,000.

(23) Represents Common Stock issued to Laura Webb pursuant to the terms of a stock purchase agreement with the Company. The issuance of the stock in this instance was limited to Laura Webb. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $100,000.

(24) Represents Common Stock issued to Keith Wright pursuant to the terms of a stock purchase agreement with the Company. The issuance of the stock in this instance was limited to Keith Wright. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $150,000.

(25) Represents Common Stock issued to Brad Chicoine pursuant to the terms of a stock purchase agreement with the Company. The issuance of the stock in this instance was limited to Brad Chicoine. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $180,000.

(26) Represents Common Stock issued to Speed Herrig pursuant to the terms of a stock purchase agreement with the Company. The issuance of the stock in this instance was limited to Speed Herrig. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $86,201.

(27) Represents Common Stock issued to B&B IR Consulting, LLC pursuant to the terms of a Investor Relations Agreement with the Company. The issuance of the stock in this instance was limited to B&B IR Consulting, LLC. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $17,250.

ITEM 27. EXHIBITS

EXHIBIT NUMBER                     DESCRIPTION
------------------    ------------------------------------------------------------------------------------------------
3.01                  Restated Certificate of Incorporation of the Company (1)
3.02                  Certificate of Amendment to the Certificate of Incorporation of the Company, changing the
                      Company's name from Advanced Business Sciences, Inc. to iSecureTrac Corp. (2)

3.03                  Certificate of Amendment to the Certificate of Incorporation of the Company, increasing the authorized capital stock of the Company (11)

3.04                  Restated Bylaws of the Company (1)
3.05                  Certificate of Designations, Preferences and Rights of Series A Convertible Preferred
                      Stock of the Company (3)

3.06                  Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of
                      the Company. (11)

4.01                  Form of Common Stock Certificate (1)
4.02                  2001 Omnibus Equity Incentive Plan (5)
5.01                  Opinion of Sichenzia Ross Friedman Ference LLP
10.01                 Business Office Lease (4)
10.02                 Loan Agreement with US Bank, N.A. (1)
10.03                 License Agreement with SiRF Technology, Inc. (1)
10.04                 Agreement between Telemarket Resources International and the Company (4)
10.05                 ADT Security Services Distribution Agreement (4)
10.06                 ADT Security Services Hosting Agreement (4)
10.07                 Employment Agreement between iST and Michael P. May (6)
10.08                 Employment Agreement between iST and James E. Stark (6)
10.09                 Consulting Services Agreement with Salzwedel Financial Communications, Inc.(4)
10.10                 Amended and Restated Common Stock Purchase Agreement with Fusion Capital Fund II (7)
10.11                 Preferred Distributor Agreement with Premier Geografix LTD. (8)
10.12                 Share Exchange Agreement with Tracking Systems Corporation, dated August 12, 2003 (10)
10.13                 Agreement with Controlling Shareholders of Tracking Systems Corporation, dated August 12, 2003
                      (10)
10.14                 Plan of Exchange with Tracking Systems Corporation, dated August 12, 2003 (10)
10.15                 Subscription Agreement, form of convertible promissory note, form of "A Warrant", form of "B

                      Warrant, form  of  broker's  warrant  and  Funds  Escrow Agreement with CorpFin.com,  Inc. and subscribers to the Notes issued May 28, 2004 (11)
10.16                 10% Subordinated Convertible Promissory Note for $300,000 with Micro Capital Fund Ltd., made on October 9, 2003 (11)

10.17                 10% Subordinated Convertible Promissory Note for $700,000 with Micro Capital Fund LP, made on

                      October 9, 2003 (11)
10.18                 Securities Purchase Agreement with Micro Capital Fund Ltd., dated October 9, 2003 (11)
10.19                 Securities Purchase Agreement with Micro Capital Fund LP, dated October 9, 2003 (11)
10.20                 Registration Rights Agreement with Micro Capital Fund Ltd., dated October 9, 2003 (11)
10.21                 Registration Rights Agreement with Micro Capital Fund LP, dated October 9, 2003 (11)

21.01                 Subsidiaries of the Registrant (9)
23.01                 Consent of McGladrey & Pullen, LLP

23.02                 Consent of McKonly & Asbury, LLP

23.03                 Consent of Sichenzia Ross Friedman Ference LLP (Included in Exhibit 5.01)
24.01                 Powers of Attorney (11)


(1) Incorporated by reference from the registrant's Registration Statement on Form 10-SB, filed on June 22, 1999 (Commission File No. 0-26455).

(2) Incorporated by reference from the registrant's Current Report on Form 8-K filed on July 10, 2001 (Commission File No. 0-26455).

(3) Incorporated by reference from the registrant's Registration Statement on Form SB-2 filed on November 30, 2001 (Commission File No. 333-74762).

(4) Incorporated by reference from Amendment No. 1 to the registrant's Registration Statement on Form SB-2/A filed on January 22, 2002 (Commission File No. 333-74762).

(5) Incorporated by reference from the Notice of Annual Meeting of Stockholders and Proxy Statement contained in Registrant's Definitive Proxy Statement under
Schedule 14A, filed with the SEC on May 14, 2001 (Commission File No. 0-26455).

(6) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the period ending March 31, 2001.

(7) Incorporated by reference from the registrant's Current Report on Form 8-K filed on March 14, 2003 (Commission File No. 0-26455).

(8) Incorporated by reference from the registrant's Current Report under Form 8-K filed on March 18, 2003 (Commission File No. 0-26455)

(9) Incorporated by reference from the registrant's Annual Report on Form 10-KSB filed March 30, 2004 (Commission File No. 0-26455)

(10) Incorporated by reference from the registrant's Current Report on Form 8-K filed on August 18, 2003 (Commission File No. 0-26455)


(11) Incorporated by reference from the Company's registration statement on Form SB-2 filed on August 11, 2004 (Commission File No. 333-118135)

ITEM 28. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

(1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

(i) to include any Prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

(4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES


         Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on August 19, 2004.


                                     iSecureTrac Corp.





                                     By: /s/ Thomas E. Wharton, Jr.
                                         ------------------------------------
                                         Thomas E. Wharton, Jr.
                                         President and Chief Executive Officer


                                     By: /s/ David G. Vana
                                         ------------------------------------
                                         David G. Vana
                                         Secretary, Chief Financial Officer and
                                         Principal Accounting Officer




         In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.




         SIGNATURE                        TITLE                       DATE
         ---------                        -----                       ----


/s/ Thomas E. Wharton, Jr.

--------------------------  President, Chief Executive Officer   August 19, 2004
Thomas E. Wharton, Jr.                 and Director


/s/ David G. Vana
--------------------------  Secretary, Chief Financial Officer   August 19, 2004
David G. Vana                and Principal Accounting Officer


               *

--------------------------               Director                August 19, 2004
Robert E. Badding


               *

--------------------------               Director                August 19, 2004
Martin J. Halbur

         SIGNATURE                        TITLE                       DATE
         ---------                        -----                       ----


               *

--------------------------               Director                August 19, 2004
Roger J. Kanne


               *

--------------------------               Director                August 19, 2004
Ronald W. Muhlbauer


               *

--------------------------               Director                August 19, 2004
Ravi Nath


* By David G. Vana, authorized under Power of Attorney filed with Form SB-2 (File No. 333-118135), filed with the Securities and Exchange Commission on August 11, 2004.